     As filed with the Securities and Exchange Commission on April 21, 2000

                                                      Registration No. 333-76911
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------
                         POST-EFFECTIVE AMENDMENT NO. 2
                                       TO
                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------
                 MEWBOURNE ENERGY 99-00 DRILLING PROGRAMS, L.P.
                      MEWBOURNE ENERGY PARTNERS 99-A, L.P.
                      MEWBOURNE ENERGY PARTNERS 00-A, L.P.
                           (Exact name of registrants)

           DELAWARE                            1311
(State or other jurisdiction of    (Primary Standard Industrial     (I.R.S. Employer Identification No.)
incorporation or organization)     Classification Code Number)

                                3901 S. BROADWAY
                               TYLER, TEXAS 75701
                                 (903) 561-2900
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                   ----------

                                                                                   COPIES TO:
                  CURTIS W. MEWBOURNE                                           A. WINSTON OXLEY
           MEWBOURNE DEVELOPMENT CORPORATION                                      CHAD ARNETTE
                    3901 S. BROADWAY                                         VINSON & ELKINS L.L.P.
                    TYLER, TEXAS 75701                                      3700 TRAMMELL CROW CENTER
                     (903) 561-2900                                              2001 ROSS AVENUE
(Name, address, including zip code, and telephone number,                       DALLAS, TEXAS 75201
        including area code, of agent for service)                                (214) 220-7700

                                   ----------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

                         CALCULATION OF REGISTRATION FEE

=======================================================================================================
                                                   PROPOSED             PROPOSED
                                  AMOUNT           MAXIMUM              MAXIMUM            AMOUNT OF
       TITLE OF SECURITIES        TO BE         OFFERING PRICE         AGGREGATE          REGISTRATION
         TO BE REGISTERED      REGISTERED(1)    PER INTEREST(2)     OFFERING PRICE(1)         FEE(3)
       -------------------     -------------    ---------------     -----------------     ------------
Limited Partner Interests.....       20,000         $1,000             $ 4,000,000           $ 1,112
General Partner Interests.....       16,000         $1,000             $16,000,000           $ 4,448
                  TOTAL.................................................................     $ 5,560(3)
=======================================================================================================

(1) This registration statement covers all limited partner interests that may be acquired by limited partners, all general partner interests that may be acquired by general partners, and 16,000 additional limited partner interests into which general partner interests are convertible if the maximum aggregate subscriptions contemplated by this offering are obtained. No subscriber will be admitted as an investor partner in a partnership unless, at the end of the subscription period for interests in that partnership, subscription funds have been received and accepted by Mewbourne Development Corporation in an amount of $1,000,000 or more and Mewbourne Development Corporation determines, in its sole discretion, to proceed with the funding of that partnership.

(2) Subscriptions will be accepted in the minimum amount of five interests ($5,000), subject to certain state law requirements.

(3)  Previously paid.

                                   ----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

================================================================================

P R O S P E C T U S           SUBJECT TO COMPLETION
                          PRELIMINARY PROSPECTUS DATED
                                 April 21, 2000

                            MEWBOURNE ENERGY PARTNERS
                             99-00 DRILLING PROGRAMS
                    (PER PARTNERSHIP MINIMUM OFFERING AMOUNT)
                $1,000,000 (1,000 GENERAL AND/OR LIMITED PARTNER
                        INTERESTS AT $1,000 PER INTEREST)
                     Minimum Purchase: 5 Interests ($5,000)


         We are offering to qualified investors during 1999 and 2000 an aggregate of up to 4,000 ($4,000,000) limited partner interests and 16,000 ($16,000,000) general partner interests in a series of two Delaware limited partnerships formed or to be formed by us. We will sell these interests to investors for $1,000 each. The minimum number of interests that we will offer for any one partnership is 1,000 and the minimum subscription in any one partnership is five interests ($5,000). The maximum number of interests that we will offer for any one partnership is 10,000. Therefore, the minimum offering amount for any one partnership will be $1,000,000 and the maximum offering amount for any one partnership will be $10,000,000. If we accept your subscription for a partnership, you may elect to be admitted as a general partner or limited partner in the partnership you have invested in. Each partnership will participate with us and our affiliate, Mewbourne Oil Company, in a drilling program. The primary objective of each drilling program will be to establish oil and gas reserves by drilling wells in the Permian and Anadarko Basins.

         SEE "RISK FACTORS" BEGINNING ON PAGE 4 FOR A DISCUSSION OF FACTORS THAT YOU SHOULD CONSIDER BEFORE YOU INVEST IN EITHER PARTNERSHIP BEING SOLD WITH THIS PROSPECTUS. These "risk factors" include but are not limited to:

o Drilling to establish productive oil and natural gas properties is highly risky and includes the possibility of a total loss of one's investment.

o If you purchase a general partner interest you may be subject to personal unlimited liability for that partnership's obligations.

o An investment in a partnership is illiquid. You may not be able to sell any interests you purchase because there will be no market for them.


                                                     Per Partnership
                                      ------------------------------------------
                                      Per Interest  Total Minimum  Total Maximum
                                      ------------  -------------  -------------

Public Price ......................     $1,000       $1,000,000     $10,000,000
Underwriting Discounts ............         85           85,000         850,000
Proceeds Available to a partnership      1,000        1,000,000      10,000,000

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

         Soliciting dealers will be soliciting subscriptions on a "minimum/maximum best efforts" basis. The soliciting dealers must sell the minimum number of interests offered ($1,000,000) if any interests are sold and are required to use only their best efforts to sell the maximum number of securities offered ($10,000,000).





              The date of this prospectus is ______________, 2000.

                                TABLE OF CONTENTS

                                                                                                              Page
                                                                                                              ----

SUMMARY OF OFFERING............................................................................................1
   The Partnership.............................................................................................1
   Investment Objectives.......................................................................................1
   Proposed Activities.........................................................................................2
   Application of Proceeds.....................................................................................2
   Investment as a Limited Partner or General Partner .........................................................2
      Liability of General Partners............................................................................3
      Liability of Limited Partners............................................................................3
      How to Subscribe.........................................................................................3

RISK FACTORS...................................................................................................4
   Particular Risks Relating to the Interests..................................................................4
      Liability of Limited Partners............................................................................4
      Liability of Investor General Partners...................................................................4
      Liability of Joint Working Interest Owners...............................................................4
      Possibility of Reduction or Unavailability of Insurance Coverage of a Partnership........................4
      Sole Reliance on Us for Management of a Partnership......................................................5
      Sole Reliance on Our Financial Status....................................................................5
      Prospects Not Yet Identified or Selected; No Opportunity to Evaluate Prospects...........................5
      Limited Ability to Spread Risk...........................................................................5
      Ownership of Interests in a Partnership by Our Affiliates................................................5
      Additional Partnership Financing May Become Necessary Due to Unforeseen Circumstances ...................6
      Uncertainty of Partnership Cash Distributions............................................................6
      Conflicts of Interest of Managing Partner................................................................6
      Inside Board of Directors and Other Family Relationships of Managing Partner and Program Director........7
      Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's
         Responsibility to Determine the Application of the Limitations........................................7
      Partnership's Joint Activities With Others...............................................................8
      Lack of Liquidity for Investors..........................................................................8
      Indemnification of Managing Partner and its Affiliates...................................................8
      Investor's Lack of Substantial Voting Rights.............................................................8
      Investor's Lack of  Appraisal Rights.....................................................................9
      Limited Ability to Remove Managing Partner and Difficulty in Finding a Successor Managing Partner........9
      Withdrawal of Partners...................................................................................9
      Dissolution of a Partnership and Termination of the Drilling Program.....................................9
      Ability of the Managing Partner to Cause Dissolution of a Partnership and the Related Drilling Program...9
      Unauthorized Acts of General Partners Could Be Binding Against the Partnership..........................10
   General Risks Relating to Oil and Natural Gas Operations...................................................10
      Loss of Investment Due to Speculative Nature of Oil and Gas Activities..................................10
      The Partnerships and the General Partners Could be Liable for Environmental Hazards.....................10
      Return on Investment is Dependent on Future Prices, Supply and Demand for Oil and Gas...................11
      Government Regulation of a Partnership's Activities.....................................................11
   Tax Risks..................................................................................................11
      General.................................................................................................11
      Partnership Classification for Tax Purposes; No IRS Ruling Sought.......................................11
      Allocations.............................................................................................12
      Passive Activity Limitations............................................................................12
      Considerations for Tax-Exempt Investors.................................................................13
      Tax Shelter Registration................................................................................13
      Current Tax Deductions..................................................................................13
      Conversion of General Partner Interests.................................................................13
      Tax Liabilities in Excess of Cash Distributions.........................................................13
      Risks of Borrowings.....................................................................................14
      Percentage Depletion....................................................................................14
      Farmouts and Backin Interests...........................................................................14
      Recapture...............................................................................................14
      Audits..................................................................................................14
      Changes in Federal Income Tax Laws......................................................................14
      Significance of Tax Aspects.............................................................................14
   Forward Looking Statements.................................................................................15

APPLICATION OF PROCEEDS.......................................................................................15

PARTICIPATION IN COSTS AND REVENUES...........................................................................18
   Costs and Revenues.........................................................................................18
   Distributions..............................................................................................18
   Capital Accounts...........................................................................................19
   Allocations of Federal Income Tax Items....................................................................19
   Proportionate Interests of Partners........................................................................19

COMPENSATION AND REIMBURSEMENT................................................................................20
   Partnership and Program Interest...........................................................................20



                                       (i)

                                                                                                             Page
                                                                                                             ----

   Lease and Equipment Purchases from Mewbourne ..............................................................20
   Administrative Costs.......................................................................................21

ESTIMATED DRILLING PROGRAM EXPENSES ..........................................................................22
   Contracts with Mewbourne and Its Affiliates................................................................22
   Compensation as Operator...................................................................................22

DEFINITIONS...................................................................................................23

TERMS OF THE OFFERING.........................................................................................26
   General....................................................................................................26
   Subscription Refunds.......................................................................................27
   Subscription Period........................................................................................27
   Suitability Standards......................................................................................28
      General.................................................................................................28
      Minimum Suitability Standards...........................................................................28
      Additional Suitability Standards........................................................................29
      Additional Requirements.................................................................................30
   Subscription Procedure.....................................................................................31
   Conversion of General Partner Interests....................................................................32
   Right of Presentment.......................................................................................32

ADDITIONAL FINANCING..........................................................................................34
   General....................................................................................................34
   Limitation on Borrowings...................................................................................34

PLAN OF DISTRIBUTION..........................................................................................35

INVESTMENT OBJECTIVES.........................................................................................36

PROPOSED ACTIVITIES...........................................................................................36
   Development Policy.........................................................................................37
   Area of Geographic Concentration...........................................................................37
   Prospect Evaluation........................................................................................38
   Cost Estimates.............................................................................................38
   Acquisition of Leases......................................................................................38
   Transactions with Affiliates...............................................................................38
      Sale of Leases to a Partnership.........................................................................38
      Purchase of Leases from a Partnership...................................................................40
      Participation by Mr. Mewbourne..........................................................................40
   Farmouts...................................................................................................41
   Operations.................................................................................................42
   Title to Partnership Properties............................................................................43
   Insurance..................................................................................................43
   The Managing Partner's Policy Regarding Roll-Up Transactions...............................................45

MANAGEMENT....................................................................................................47

OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES....................................................................48
   Officers, Directors and Key Employees of the Managing Partner and the Drilling Program Manager.............49
   Key Employees..............................................................................................49
   Compensation...............................................................................................51
   Executive Officer..........................................................................................51
      Cash Compensation to Executive Officer..................................................................51
      Executive Officer Compensation Under Plans..............................................................52
      Non-Cash Compensation of Executive Officer..............................................................52
   Certain Transactions.......................................................................................53
      Participation in Drilling Program Activities............................................................53

CONFLICTS OF INTEREST.........................................................................................53
   Fiduciary Responsibility of the Managing Partner...........................................................53
      Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's
         Responsibility to Determine the Application of the Limitations.......................................54
   Farmouts...................................................................................................55
   Purchase of Leases from a Partnership......................................................................56
   Sale of Leases to a Partnership............................................................................56
   Adjacent Acreage...........................................................................................57
   Other Activities...........................................................................................57
   Contracts with Mewbourne and Affiliates....................................................................58
   Mewbourne Oil Company as Operator..........................................................................58
   Ownership of Interests by the Managing Partner or any Affiliates...........................................59

PRIOR ACTIVITIES..............................................................................................59
   Prior Partnerships.........................................................................................59
   Past Compensation..........................................................................................61
   Previous Drilling Activities...............................................................................63
   Payout and Net Cash Tables.................................................................................64
   Tax Deductions and Tax Credits.............................................................................68
   Reserves and Future Net Revenues of Prior Programs.........................................................70

TAX ASPECTS...................................................................................................72
   Opinion of Counsel.........................................................................................72
   Partnership Taxation.......................................................................................74
      General.................................................................................................74
      Partnership Classification..............................................................................74
      Taxation of Partners....................................................................................76
      Allocations.............................................................................................76
      Elections and Returns...................................................................................78
      Determinations of Partnership Items at Partnership Level................................................78



                                      (ii)

                                                                                                            Page
                                                                                                            ----

      Administrative Costs....................................................................................79
      Conversion of General Partner Interests.................................................................79
   Special Features of Oil and Gas Taxation...................................................................79
      Lease Acquisition Costs.................................................................................79
      Geophysical Costs.......................................................................................80
      Operating and Administrative Costs......................................................................80
      Intangible Drilling Costs...............................................................................80
      Depreciation............................................................................................81
      Depletion...............................................................................................81
      Passive Activity Loss Limitations.......................................................................81
      Limitations on Interest Deductions......................................................................83
      For Profit Limitation...................................................................................84
      Basis and At Risk Limitations...........................................................................84
      Sale of Property........................................................................................85
      Termination of a Partnership............................................................................85
      Sale of Interests.......................................................................................86
      Farmouts and Backin Interests...........................................................................87
   General Tax Provisions.....................................................................................87
   Other Tax Consequences.....................................................................................87
      Alternative Minimum Tax.................................................................................87
      Tax Shelter Registration................................................................................88
      Changes in Federal Income Tax Laws......................................................................88
      Compliance Provisions...................................................................................88
      Consistency Requirements................................................................................89
      Nominees................................................................................................89
      Social Security Benefits; Self-Employment Tax...........................................................89
      Investment by Tax-Exempt Entities.......................................................................89
      State Law Tax Aspects...................................................................................90
   Anticipated Federal Income Tax Deductions..................................................................90
   Individual Tax Advice Should be Sought.....................................................................91

COMPETITION, MARKETS AND REGULATION ..........................................................................91
   Competition................................................................................................91
   Markets For Sale Of Production.............................................................................91
   Regulation Of Production...................................................................................92
   Natural Gas Prices.........................................................................................92
   Oil and Liquid Hydrocarbon Price Controls..................................................................92
   Possible Legislation.......................................................................................93
   Regulation of the Environment..............................................................................93

LIABILITY OF GENERAL AND LIMITED PARTNERS.....................................................................93
   General Partners...........................................................................................93
   Limited Partners...........................................................................................94

SUMMARY OF PARTNERSHIP AGREEMENT AND DRILLING PROGRAM AGREEMENT...............................................95
   Term.......................................................................................................95
   Rights and Powers of Partners..............................................................................95
      General and Limited Partners............................................................................95
      Limited Partners........................................................................................96
      General Partners........................................................................................96
   Rights and Powers of the Managing Partner..................................................................97
   Indemnification of the Managing Partner and its Affiliates.................................................97
   Right of Presentment.......................................................................................98
   Assignability of Interests.................................................................................98
   Removal or Withdrawal......................................................................................99
   Dissolution, Liquidation and Termination..................................................................100
   Reconstitution of a Partnership...........................................................................101
   Amendments................................................................................................102
   Reports to Partners.......................................................................................102
   Access to List of General and Limited Partners............................................................103
   Power of Attorney.........................................................................................103

LEGAL OPINIONS...............................................................................................105

EXPERTS......................................................................................................105

WHERE YOU CAN FIND MORE INFORMATION .........................................................................105
      Revenue recognition.................................................................................F1 - 3


EXHIBIT A:        Form of Agreement of Partnership
EXHIBIT B:        Form of Drilling Program Agreement
EXHIBIT C:        Form of Special Subscription Instructions
EXHIBIT D:        Form of Subscription Agreement



                                      (iii)

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                               SUMMARY OF OFFERING

         This summary highlights some information from this prospectus. It may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully. For definitions of key terms used in this prospectus, see "Definitions." FOR A DISCUSSION OF MATTERS THAT SHOULD BE CONSIDERED IN EVALUATING AN INVESTMENT IN THE INTERESTS, SEE "RISK FACTORS."

THE PARTNERSHIPS

         We are offering to qualified investors an aggregate of up to 4,000 ($4,000,000) limited partner interests and 16,000 ($16,000,000) general partner interests in a series of two Delaware limited partnerships formed or to be formed by us. We will sell these interests to investors for $1,000 each. The minimum number of interests that we will offer for any one partnership is 1,000 interests that may be comprised of any combination of limited and general partnership interests. The minimum subscription in any one partnership is five interests ($5,000). The maximum number of interests that we will offer for any one partnership is 10,000. Therefore, the minimum offering amount for any one partnership will be $1,000,000 and the maximum offering amount for any one partnership will be $10,000,000. A partnership will not commence operations or have any material assets or liabilities prior to the termination of the subscription period for interests in such partnership.

         The offering of interests in Mewbourne Energy Partners 99-A, L.P. commenced on August 10, 1999 and terminated on November 22, 1999. A total of 676 ($676,000) limited partner interests and 5,051 ($5,051,000) general partner interests in Mewbourne Energy Partners 99-A, L.P. were sold to a total of 29 persons and 208 persons, respectively.

         The subscription period for interests in Mewbourne Energy Partners 00-A, L.P. will commence on the date of this prospectus and terminate on November 1, 2000, unless we, as managing partner, in our sole discretion accelerate or delay the offering termination date, provided that our ability to delay the offering termination date is subject to our obligation to return the purchase price for any interests not invested in a partnership within any period required by state securities law.

         A partnership will not be funded with less than $1,000,000 in capital contributions from investors. If we have not received subscription funds of at least $1,000,000 by the end of a partnership's subscription period, we will promptly return all funds we have received for that partnership to subscribers. Each partnership will terminate 50 years from the date of its formation.

         We and our affiliates are eligible to subscribe for interests. However, we may only purchase interests for investment purposes and not for resale or any further public distribution. We currently intend to subscribe for as many interests as may be necessary to assure that both partnerships receive the minimum subscription amount of $1,000,000. The number of interests in the partnerships that we may purchase is not subject to any specific maximum limitations but instead depends upon the number of subscriptions we receive and accept from non-affiliates.

INVESTMENT OBJECTIVES

         Each partnership will participate in a drilling program consisting of the acquisition, drilling and development of oil and gas prospects under a drilling program agreement with us and our affiliate, Mewbourne Oil Company. The primary investment objective of each partnership is to conduct oil and gas drilling and development activities on prospects in an attempt to establish long-life oil and gas reserves. In addition, the drilling program's structure is intended to result in tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. To the extent that the operations of a partnership and the drilling program result in a net loss for a taxable period, general partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but limited partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Tax Aspects." The drilling program agreement provides that Mewbourne Oil Company, in its capacity as manager of the drilling program, will have the exclusive power and authority to act on behalf of a partnership with respect to the management, control and administration of the business and affairs of the drilling program and the oil and gas properties subject to the drilling program agreement. See "Management."

         Each drilling program is intended to be a partnership for income tax purposes only. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." For all other purposes, each drilling program is intended to be an agreement among us, the related partnership and Mewbourne Oil Company in its capacity as manager of the drilling program. The participants in a drilling program will be co-owners of undivided interests in the oil and gas properties subject to that drilling program agreement. Each drilling program agreement sets out the rights, duties, and obligations of the drilling program manager and the other participants in the related drilling program.

PROPOSED ACTIVITIES

         The primary objective of each partnership is to establish long-life oil and gas reserves through the development of oil and gas prospects located in the shelf and the shelf-slope regions of the Permian Basin, located in West Texas and Southeastern New Mexico, and the Anadarko Basin, located in Western Oklahoma, the Texas Panhandle and Southwest Kansas, by participating in a drilling program formed and managed by Mewbourne Oil Company or its successor. Although subject to change based on subsequent events and conditions, we anticipate that each partnership will conduct oil and gas drilling and development activities on prospects in the Permian and Anadarko Basins through a drilling program. However, these prospects in the Permian and Anadarko Basins have not yet been identified. In order to reduce the potential risks to the participants, we anticipate that each partnership's activities through the related drilling program will primarily focus upon activities relating to lower risk development wells rather than higher risk exploratory wells. However, at our discretion, a partnership may expend up to 20% of its capital contributions in connection with activities relating to exploratory wells. See "Proposed Activities." We may also determine that it is in the best interest of a partnership to conduct activities in other geographic areas.

APPLICATION OF PROCEEDS

         Interests in each partnership may be sold in an aggregate amount from $1,000,000 to $10,000,000. There is no deduction from the proceeds realized from the sale of interests to investors for organization and offering expenses, sales commissions, and due diligence fees and, therefore, all of such sales proceeds will be available to each partnership for the partnership's operations. The managing partner under the terms of each drilling program agreement will pay all organization and offering expenses, sales commissions, and due diligence fees. See "Application of Proceeds" and "Participation in Costs and Revenues."

         We estimate that of the total contributions made to each partnership's drilling program approximately 8.4% will be expended for organization and offering expenses, sales commissions and due diligence fees, approximately 15% to 20% will be made in the form of lease acquisition costs of prospects, approximately 12% to 16% will be expended for tangible costs, approximately 55% to 60% will be expended for intangible drilling costs and the remainder will be expended for other direct costs. These percentages are estimates only, and we cannot assure that these percentages will be actually realized or that variations in the percentages will not be significant to a partnership or its drilling program.

INVESTMENT AS A LIMITED PARTNER OR GENERAL PARTNER

         You have the option to invest in a partnership as a limited partner or general partner. If you invest, the allocations of costs and revenues relating to a partnership's drilling activities to you will be the same regardless of whether you elect to become a limited partner or a general partner of a partnership. However, if you elect to become a general partner you may experience economic and tax consequences different from those you would experience if you were to elect to become a limited partner due to differences in the legal obligations and tax treatment of general partners and limited partners. The tax treatment of income and deductions attributable to ownership of interests by a limited partner will be more restrictive for many investors than the treatment afforded income and deductions attributable to ownership of interests by a general partner. We generally will receive the same tax benefits and assume the same obligations as the general partners.

         Liability of General Partners. By law, each general partner is liable for all of the obligations of a partnership. Furthermore, each partnership will own working interests in oil and gas leases subject to some portion of the costs of development, operation or maintenance. We, and likely others, will also own similar working interests in these leases. Therefore, a general partner could be liable for the obligations of all such joint working interest owners. The subsequent conversion of a general partner interest into a limited partner interest will have no effect on the converted general partner's liability as to events that occurred prior to the conversion. However, the managing partner will indemnify each general partner from any liability in excess of his share of a partnership's undistributed assets. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners."

         Liability of Limited Partners. Assuming that a limited partner does not take part in the control of the business of a partnership, his liability under Delaware law will be limited, generally to the amount of capital he has contributed to the partnership. Under the laws of the states where we anticipate the partnerships will conduct substantially all of their business, the liability of limited partners will be governed by Delaware law. See "Liability of Investor Partner--Limited Partners" and "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Limited Partners."

         Under the terms of the partnership agreement, the managing partner may not request or require additional capital contributions from general or limited partners and, under the terms of the partnership agreement, general and limited partners are not permitted to voluntarily make any additional capital contributions to a partnership.

         How to Subscribe. For instructions on how to subscribe for interests in a partnership see "Terms of the Offering -- Subscription Procedure."

         THE FOREGOING IS A VERY BRIEF SUMMARY OF MATTERS RELATING TO THE OFFERING OF INTERESTS. THIS SUMMARY MUST BE CONSIDERED TOGETHER WITH INDEPENDENT ADVICE AND A CAREFUL READING AND EXAMINATION OF THIS ENTIRE PROSPECTUS AND THE ATTACHED EXHIBITS.

                                  RISK FACTORS

         You should recognize that oil and gas drilling and exploration is a high risk venture. Therefore, we recommend that you invest in a partnership only if you are prepared to assume the substantial risks discussed below and elsewhere in this prospectus. The nature of these risks requires persons who purchase interests to be in a position:

         o        to hold such investment for a substantial number of years, and

         o        to absorb the possible loss of such investment.

PARTICULAR RISKS RELATING TO THE INTERESTS

         Liability of Limited Partners. Each partnership will be governed by the Delaware Revised Uniform Limited Partnership Act. Under Delaware law, as a general rule, a limited partner's liability for the obligations of a partnership is limited to such limited partner's capital contribution and such limited partner's share of the partnership's assets. A limited partner of the partnership will not otherwise be liable for the obligations of the partnership unless, in addition to the exercise of his or her rights and powers as a limited partner, such limited partner participates in the control of the business of a partnership. In such case the limited partner is liable only to persons who transact business with the partnership with actual knowledge of the limited partner's participation in control. Accordingly, if a limited partner were to take an action which was subsequently determined to constitute participating in the control of the business of a partnership, such limited partner could become liable for the partnership debts and obligations. See "Liability of Investor Partners -- Limited Partners."

         Liability of Investor General Partners. Under Delaware law, each general partner in a partnership will be liable for all of the liabilities and recourse obligations of the partnership. Furthermore, each partnership will own working interests in oil and gas leases subject to some portion of the costs of development, operation or maintenance. We, and likely others, will also own similar working interests in these oil and gas leases. Therefore, a general partner could be liable for the obligations of all such joint working interest owners. The managing partner will indemnify each general partner from any liability in excess of his share of a partnership's undistributed assets. However, a general partner still could be subject to such liability if we should become bankrupt or for any other reason we are unable to meet our financial commitment to indemnify the general partners. This liability could obligate a general partner to make additional payments to the partnership. The possible amount of such a liability cannot be predicted. The subsequent conversion of a general partner interest into a limited partner interest will have no effect on the converted general partner's liability as to events that occurred prior to the conversion. See"Liability of Investor Partners -- General Partners."

         Liability of Joint Working Interest Owners. Under the drilling program agreement, each drilling program participant, including the managing partner and each partnership, will hold its working interest in oil and gas leases in its own name and will be a joint working interest owner with the other drilling program participants and also with third parties. It has not been clearly established under the laws of some of the jurisdictions where a portion of each drilling program's properties will be located whether a single joint working interest owner is liable with respect to all obligations relating to the entire jointly owned working interest. The operating agreements relating to drilling program oil and gas leases will specify that the liabilities of joint working interest owners will be limited to their individual joint working interest, though we cannot assure that such a provision would be enforceable against a third party. As a result it is possible that a general partner could be determined liable for all obligations relating to the entire jointly owned working interest.

         Possibility of Reduction or Unavailability of Insurance Coverage of a Partnership. It is possible that some or all of the insurance coverage which a partnership has available may become unavailable or prohibitively expensive. If the program manager and its affiliates cease to retain the coverage described for any reason for a period of more than 20 days during the subscription period for a partnership, the offering of interests in that partnership shall cease, and subscribers for interests in any partnership in which investors have not been admitted shall receive a refund of their subscription funds. The managing partner will also promptly notify those investors of any material reduction in the insurance coverage of the drilling programs and the partnerships. The managing partner shall give investors this notice as soon as possible after it learns of such change and if possible at least 30 days in advance of the change in insurance coverage. In addition, if a drilling program or a partnership, after the admission of investors, has its insurance coverage materially reduced for any reason, that partnership will halt all drilling activity until such time as comparable replacement coverage is obtained. If a partnership has its insurance coverage materially reduced after you invest, you could be subject to a greater risk of loss of your investment since less insurance would be available to protect your investment from casualty losses. See "Proposed Activities -- Insurance."

         Sole Reliance on Us for Management of a Partnership. Under the partnership agreement, Mewbourne Development Corporation is designated as the managing partner of each partnership and is given the exclusive authority to manage and operate each partnership's business. As the managing partner, we will have complete and total authority and broad discretion to determine the manner in which all of the offering proceeds will be expended. Also, we are required to devote only such time as is reasonably needed to the operations of the partnerships. Accordingly, if you invest in a partnership you must rely solely on us to make all decisions on behalf of each partnership. Investors will have no role in the management of the business of either partnership. Therefore, each partnership's success will depend, in part, upon the management we provide, our ability, and the ability of Mewbourne Oil Company as manager of each drilling program to:

o select and acquire oil and gas leases on which oil and gas wells capable of producing oil and natural gas in commercial quantities may be drilled,

o successfully drill and develop oil and gas well on the properties selected, and

o        market oil and natural gas produced from such oil and gas wells.

         Sole Reliance on Our Financial Status. No financial information will be provided to the investors concerning any investor who has elected to invest in a partnership as a general partner. In no event, should investors rely on the financial withwithal of investor general partners, including in the event we should become bankrupt or are otherwise unable to meet our financial commitments.

         Prospects Not Yet Identified or Selected; No Opportunity to Evaluate Prospects. Although we maintain an inventory of leasehold acreage covering numerous prospects, we have not, as of the date of this prospectus, selected or agreed to transfer from such owned inventory any particular oil and gas leases to a partnership or related drilling program. The drilling program manager will select all oil and gas leases that the partnerships and the related drilling programs will acquire or drill. You will not have an opportunity to review those oil and gas leases before investing in a partnership. You will also not have an opportunity to participate in the selection of oil and gas leases after an investment is made. We may during the course of this offering select, and cause this prospectus to be amended or supplemented to describe, prospects designated for acquisition by participants in a drilling program. If you subscribe for interests prior to any such amendment or supplement you will not be permitted to withdraw your subscription as a result of the selection of any such designated prospect and you may not be notified of the selection of any such designated prospect prior to funding of the partnership or partnerships in which you have invested. See "Proposed Activities -- Acquisition of Leases."

         Limited Ability to Spread Risk. A partnership could be formed with as little as $1,000,000 in capital contributions from investors. To the extent that the funds available to a partnership are limited, its ability to spread risks over a large number of oil and gas wells and prospects will be reduced. The number of oil and gas wells which can be drilled based on the minimum investment amount cannot be determined because prospects have not been selected. However, even if a drilling program is formed with substantially more than the minimum required capital, investors must rely on us to diversify drilling activities of the related partnership.

         Ownership of Interests in a Partnership by Our Affiliates. We and our affiliates are eligible to subscribe for interests. However, any interests we or our affiliates purchase must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. As the initial managing partner, we currently intend to subscribe for such number of interests as may be necessary for each partnership in which interests are being offered to receive the minimum subscription number of 1,000 interests. The number of interests in a partnership that we and/or our affiliates may purchase is not subject to any specific maximum limitations but instead depends upon the number of subscriptions for interests received and accepted from non-affiliates. Therefore, there are no limitations upon the number of interests that we or our affiliates may purchase. Interests we or our affiliates own will have voting rights under the partnership agreement. However, during the time period that we or our affiliate serve as the managing partner of a partnership, any interests we or our affiliates own, which in the aggregate represent more than 20% of the total interests held by the general and limited partners in the partnership shall not have any voting rights under the partnership agreement and shall not be counted for voting purposes or for purposes of determining a quorum. In addition, none of the interests owned by us or our affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights concerning the removal of us as managing partner or any transaction between that partnership and us or our affiliates. Notwithstanding the voting limitations imposed upon interests owned by us or our affiliates, to the extent that we or our affiliates acquire interests in a partnership, such ownership will dilute the voting power of the other investors in that partnership.

         Additional Partnership Financing May Become Necessary Due to Unforeseen Circumstances. We anticipate that the net proceeds from the sale of interests in a particular partnership will be sufficient to finance that partnership's share of the related drilling program's costs of:

         o        drilling and completing oil and gas wells, and

         o providing necessary production equipment and facilities to service such oil and gas wells and plugging and abandoning non-productive oil and gas wells.

However, due to unforeseen circumstances, it could become necessary to finance the costs of additional partnership operations through partnership borrowings, utilization of partnership revenues obtained from production or other methods of financing. These additional operations may include the acquisition of additional oil and gas leases and the drilling, completing and equipping of additional wells to further develop drilling program prospects. Each partnership agreement provides that outstanding partnership borrowings may not at any time exceed 20% of the aggregate capital contributions of the general and limited partners. Furthermore, a partnership may borrow funds only if the lender agrees that it will have no recourse against individual general partners. If the above-described method of financing should prove insufficient to maintain the desired level of development operations for the drilling program, such operations could be continued through farmout arrangements with third parties, including the managing partner and/or its affiliates. These farmouts could result in the drilling program giving up a substantial interest in any oil and gas revenues so developed.

         Uncertainty of Partnership Cash Distributions. No distributions will be made from a partnership to the general or limited partners of that partnership until that partnership has funds which the managing partner determines are not needed for the operation of the partnership and the drilling program. Accordingly, we cannot assure that any distributions from a partnership will be made to its general and limited partners. Distributions will depend primarily on a partnership's net cash receipts from oil and gas operations. Moreover, distributions could be delayed to repay the principal and interest on partnership borrowings, if any, or to fund partnership costs. partnership income will be taxable to the general and limited partners in the year earned, even if cash is not distributed.

         Conflicts of Interest of Managing Partner. Investors will not be involved in the day-to-day operations of the partnerships. Accordingly, if you invest in a partnership, you must rely on our judgment in such matters. Inherent with the exercise of our judgment, we will be faced with conflicts of interest, including:

         o We will participate in the drilling programs in our individual capacity. As a result, actions taken by a partnership may be more beneficial to us than the partnership,

         o We or our affiliates may participate in oil and gas activities on behalf of other programs that we sponsor, will sponsor or are for our account. We owe a duty of good faith to each of the partnerships which we manage and it is possible that actions taken with regard to other partnerships may not be advantageous to a partnership.

         o We and/or our affiliates may provide services to a partnership. We and/or our affiliates will be compensated for these services at rates competitive with the rates charged by unaffiliated persons for similar services.

         o If we or our affiliates' own interests in a partnership this ownership may dilute the voting power of the other general and limited partners in that partnership.

         o The oil and gas leases that may be contributed to a partnership may be adjacent to acreage or oil and gas leases which we or our affiliates hold or will hold. While the drilling program will not drill any well for the purpose of proving or disproving the existence of oil or gas on any adjacent acreage, such drilling activities may incidentally develop information valuable to us or our affiliates in evaluating our nearby acreage at no cost to us. Accordingly, a conflict of interest will exist between our interests and the interest of a partnership in selecting the location and type of operations which the drilling program will conduct on drilling program oil and gas leases.

We will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. However, we cannot assure that transactions between a partnership and its affiliates will be on terms as favorable as could have been negotiated with unaffiliated third parties. You should be aware that we have not formally adopted any procedures or criteria to avoid or to resolve any conflicts of interest that may arise between us and a partnership. You are urged to review the discussion under "Conflicts of Interest" for a more complete description of possible conflicts of interests.

         Inside Board of Directors and Other Family Relationships of Managing Partner and Program Director. The Board of Directors of both the managing partner and the program manager are comprised entirely of employees and family members of Mr. Mewbourne. Therefore, the activities of the managing partner and the program manager are not subject to the review and scrutiny of an independent Board of Directors.

         Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations. The partnership agreement contains provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the managing partner to the general and limited partners. The fiduciary standards in the partnership agreement could be less advantageous to the general and limited partners and more advantageous to the managing partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

         o we and our affiliates may be indemnified and held harmless by a partnership,

         o we are required to devote only so much of its time as is necessary to manage the affairs of a partnership'

         o we and our affiliates may conduct business with a partnership in a capacity other than as a manager of the partnership,

         o we and/or our affiliates may pursue business opportunities that are consistent with a partnership's investment objectives for their own account if we determine that such opportunity cannot be pursued by the partnership either because of insufficient funds or because it is not appropriate for the partnership under the existing circumstances, and

         o        we may manage multiple programs simultaneously.

         In addition, the partnership agreement limits the liability of us or our affiliates to a partnership or to general and limited partners for acts or omissions if we determine in good faith, as of the time of the conduct or omission, that the course of conduct or omission was in the best interest of that partnership and that such conduct or omission did not constitute negligence or misconduct.

         Your purchase of an interest in a partnership may be deemed as consent to the limitations upon the fiduciary standards set forth in the partnership agreement. As a result of these provisions in the partnership agreement, the general and limited partners may find it more difficult to hold us responsible for not acting in the best interests of a partnership and its general and limited partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation.

         Partnership's Joint Activities With Others. We anticipate that the participants in the drilling programs, including the related partnerships, will not own the full working interest in most prospects to be explored and developed under the drilling program agreement. It is likely that a third party or parties will own a partial working interest in a prospect to be developed under the drilling program agreement. These third parties could be either our affiliates or unrelated to us and could also include Mr. Mewbourne. While Mewbourne Oil Company, on behalf of each drilling program, would participate in decisions affecting the development of such prospects, decisions with respect to development activities might be controlled or affected by the other owners of working interests in such prospects. Furthermore, a partnership could be held liable for the joint activity obligations of such other working interest owners, and this liability could in turn result in individual liability for the general partners in that partnership. See "-- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners."

         Lack of Liquidity for Investors. We anticipate that there will not be any market for resale of the interests. Although the partnership agreement permits the assignment of interests by general and limited partners, transfers of interests are subject to restrictions. As one example, an assignee of an interest may not become a substituted general or limited partner without our consent. Accordingly, if you purchase an interest you should be prepared to bear the investment risks attendant upon your investment for an indefinite period of time. See "Summary of Partnership Agreement and Drilling Program Agreement -- Assignability of Interests" for a description of transfer restrictions.

         General and limited partners will not have the right to withdraw any capital from a partnership or to receive the return of all or any portion of their capital contributions, except out of distributions of operating revenues, upon a sale or other disposition of that partnership's property or the dissolution and liquidation of that partnership. Although general and limited partners may under certain circumstances require us, or an affiliate that we have designated, to purchase their interest in whole but not in part, this obligation is limited and does not assure the liquidity of an investor's investment. See " Terms of the Offering -- Right of Presentment."

         Indemnification of Managing Partner and its Affiliates. The partnership agreement provides for indemnification of us, our affiliates and the officers and directors of such persons against claims arising from conduct on behalf of a partnership or the related drilling program. In addition, the drilling program agreement provides for indemnification of Mewbourne Oil Company, its affiliates, and the officers and directors of such persons against claims arising from conduct on behalf of the related drilling program. In the event of any such indemnification for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws, a court must approve the indemnification. In all other instances of indemnification, we will decide whether or not indemnification is appropriate under the partnership agreement or drilling program agreement. Therefore, if you invest, in such situations you must rely upon our integrity to cause a partnership to indemnify us and our affiliates only when such indemnification is justified under the partnership agreement or drilling program agreement. You should also bear in mind that in any situation involving indemnification, a partnership's funds could be applied to the indemnification of us and our affiliates rather than to make distributions to the general and limited partners. See "Summary of Partnership Agreement and Drilling Program Agreement -- Indemnification of the Managing Partner and its Affiliates.

         Investor's Lack of Substantial Voting Rights. In order to preserve the limited liability of the limited partners of the partnerships, the limited partners may not take part in the day to day operations of a partnership. Although those investors who elect to invest as general partners will not initially be limited partners of a partnership, we are presuming that the vast majority, if not all, of the general partner interests will be converted into limited partner interests upon completion of the partnership's drilling activities. In order to preserve the limited liability of the limited partners, limited partners are not permitted to take actions which generally may be taken by stockholders of public corporations, such as annual votes to approve important matters. Because limited partners are not permitted to take part in the day to day operations of a partnership, limited partnerships, such as the partnerships, do not generally hold annual meetings such as those at which stockholders may express their views and confront management directly. As a result of the control of the day to day operations of a partnership is vested exclusively in us, and you must rely on us to fulfill our fiduciary duties to you and the other partners and to maximize the partnership's economic performance.

         Investor's Lack of Appraisal Rights. Unlike most modern corporation laws and the solid body of judicial case law which provides most corporate stockholders with appraisal rights to have their shares of stock redeemed by the corporation in certain instances, limited partnership acts generally provide no such rights. Although the partnership agreement does provide general and limited partners with limited appraisal rights in the case of mergers and similar events, an investor may not have appraisal rights in as many situations as would some corporate stockholders. There is no extensive judicial case law interpreting and upholding the appraisal rights of limited partners. See "Proposed Activities --The Managing Partner's Policy Regarding Roll-Up Transactions" for a description of the limited appraisal rights provided to general and limited partners.

         Limited Ability to Remove Managing Partner and Difficulty in Finding a Successor Managing Partner. We may be removed from our position as the managing partner and/or Mewbourne Oil Company may be removed from its position as the drilling program manager only by the affirmative vote of investors holding at least 50% of the then outstanding general and limited interests of such partnership. The general and limited partners in certain circumstances must, in order to continue the partnership, elect a successor to the removed managing partner if the removal of the managing partner causes a dissolution of that partnership. In the event the drilling program manager is removed, the related partnership must elect a successor to the removed drilling program manager. There is a risk that the general and limited partners could not find a new managing partner or drilling program manager if we or Mewbourne Oil Company were to be removed from such positions.

         Withdrawal of Partners. Under the partnership agreement, each general partner will agree that he will not voluntarily withdraw from a partnership. We agree that we will not voluntarily withdraw from a partnership prior to the later to occur of:

         o completion of the partnership's primary drilling activities under the related drilling program, and

         o the fifth anniversary of the date that general and limited partners were admitted to the partnership.

         In order to exercise its right of withdrawal, we must give the general and limited partners at least 120 days' advance written notice. A general partner who withdraws in violation of this agreement will be obligated to reimburse the partnership and the other partners for any expenses associated with such withdrawal. We expect that such expenses may be substantial and could exceed the amount of the withdrawing general partner's original investment in the partnership. Furthermore, a withdrawing general partner will no longer be entitled to receive any distributions nor shall such general partner have any rights as a partner under the partnership agreement.

         Dissolution of a Partnership and Termination of the Drilling Program. A partnership will be dissolved and terminated upon the occurrence of any of the events listed under "Summary of Partnership Agreement and Drilling Program Agreement -- Dissolution, Liquidation and Termination." These events include:

         o        the expiration of that partnership's term or

         o the vote or consent in writing at any time by a majority in interest of the general and limited partners.

However, a partnership could also be dissolved and both it and the related drilling program terminated as a result of events which do not include the passage of time or the consent of the general and limited partners. These events include our bankruptcy, insolvency, dissolution, or withdrawal from the partnership. The general and limited partners have the right to reconstitute a partnership under such circumstances and, in so doing, avoid termination of that partnership. However, there is no certainty that the general and limited partners could find a new managing partner to replace us in such circumstances. We currently have no intention of withdrawing as the managing partner of a partnership.

         Ability of the Managing Partner to Cause Dissolution of a Partnership and the Related Drilling Program. The partnership agreement and applicable law provide our withdrawal from a partnership, directly or as a result of bankruptcy, dissolution or similar event, will cause dissolution of that partnership. We have undertaken not to withdraw as the managing partner of a partnership prior to the later to occur of

         o completion of that partnership's primary drilling activities under the related drilling program, and

         o the fifth anniversary of the date that general and limited partners were admitted to that partnership.

However, we have the power under applicable law to withdraw from a partnership in violation of the partnership agreement. We currently do not intend to withdraw from a partnership. The partners of each partnership are given the right under the partnership agreement to reconstitute a partnership upon our withdrawal, but there is an additional risk in such event that the partners of a partnership could not find a successor managing partner.

         Unauthorized Acts of General Partners Could Be Binding Against the Partnership. Under Delaware law, the act of a general partner of a partnership apparently carrying on the business of the partnership binds the partnership, unless the general partner in fact has no authority to act for the partnership and the person with whom the partner is dealing has knowledge in good faith of the fact that such general partner has no such authority. While there is a risk that a general partner might bind a partnership by his acts, we believe that the managing partner will have such exclusive control over the conduct of the business of the partnerships that it is unlikely that a third party, in the absence of bad faith, would deal with a general partner in connection with a partnership's business. The participation by a general partner in the management and control of a partnership's business is expressly prohibited by the partnership agreement, and a violation of such prohibition would give rise to a cause of action by the partnership against such general partner. Nevertheless, there is always the possibility that a general partner could attempt to take unauthorized actions on behalf of a partnership, and if a court were to hold that such actions were binding against the partnership such unauthorized actions could be contrary to the best interests of that partnership and could adversely impact such partnership.

GENERAL RISKS RELATING TO OIL AND NATURAL GAS OPERATIONS

         Loss of Investment Due to Speculative Nature of Oil and Gas Activities. Development of oil and gas properties is not an exact science and involves a high degree of risk which could result in a loss of a partner's investment or personal liability on the part of a general partner. Under the drilling program agreement, the activities of each partnership will focus upon the acquisition of oil and gas leases, the drilling of development wells, the development of prospects, and the production and operation of the resulting properties. In addition to development wells, at our discretion, up to 20% of a partnership's capital contributions may be expended in connection with activities relating to exploratory wells. All drilling activities involve a high degree of risk with exploratory wells presenting a higher degree of risk than development wells. We cannot assure that the objective formation(s) will be encountered or that any or sufficient oil or gas production will be obtained through drilling program activities, or if production is obtained, that such production will be sold at sufficient prices to enable an investor to recoup his investment in a partnership. During the drilling and completion of wells, a drilling program could encounter hazards such as unusual or unexpected formations, pressures or other conditions, blow-outs, fires, failure of equipment, downhole collapses, and other hazards, whether similar or dissimilar to those enumerated. Although a partnership will maintain the insurance coverage described under "Proposed Activities -- Insurance," the drilling program may suffer losses due to hazards against which it cannot insure or against which it may elect not to insure. Such liabilities could result in personal liability for a general partner.

         The Partnerships and the General Partners Could be Liable for Environmental Hazards. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts, and accidental leakage involving possible damage to property and third parties. Such hazards may cause substantial liabilities to third parties or governmental entities. Although we anticipate that customary insurance will be obtained, a partnership may be subject to liability for pollution and other damages due to hazards which cannot be insured against or will not be insured against due to prohibitive premium costs or for other reasons. Liabilities to third parties or governmental entities for pollution could reduce funds available for distributions and for drilling operations, result in the loss of partnership property, or result in the personal liability of the general partners if the liability exceeded insurance proceeds, a partnership's assets, and the managing partner's ability to indemnify such general partners.

         Return on Investment is Dependent on Future Prices, Supply and Demand for Oil and Gas. The revenues generated from the activities of each partnership and the return on the investments made by the partner's will be highly dependent upon the future prices and demand for oil and gas which can be volatile. The high and low average monthly posted price for crude oil received by the drilling program manager during 1999 was approximately $25.26 per barrel and $9.30 per barrel, respectively. The high and low monthly average price received by the drilling program manager for gas produced and sold during 1999 was approximately $2.90 per mmbtu and $1.53 per mmbtu, respectively. Factors which may affect prices and demand include the world-wide supply of oil and gas, the price of foreign imports, the levels of consumer demand, price and availability of alternative fuels and changes in existing and proposed federal regulation and taxation. Also, gas prices remain somewhat seasonal in nature and, for this reason, it is particularly difficult to estimate accurately future prices of gas, and any assumptions concerning future prices may prove to be incorrect.

         The United States average daily production of oil declined from 9.0 million barrels in 1985 to approximately 6.0 million barrels in 1999. The reduced production level is in part the result of decreased drilling activity in the United States. Drilling activity is measured by the United States rig count which declined from 1,003 at the end of 1997 to 771 at the end of 1999. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.

         The United States import levels for oil have increased significantly since 1985. In 1985, imports of foreign oil represented 27% of the United States' demand. During the year 1999, imports averaged approximately 58% of the United States' consumption.


         Government Regulation of a Partnership's Activities. The oil and gas business is subject to extensive governmental regulation under which, among other things, rates of production from oil and gas wells may be regulated. Governmental regulation also may affect the market for a partnership's production. Governmental regulations relating to environmental matters could also affect a partnership's operations. We cannot predict the nature and extent of various regulations, the nature of other political developments and their overall effect upon a partnership and the related drilling program.

TAX RISKS

         General. We have not requested, and we will not request, a ruling from the IRS regarding the tax consequences of investing in interests. Based on our representations and various assumptions and qualifications, our counsel has rendered an opinion that the material federal income tax benefits of an investment in interests, in the aggregate, more likely than not will be realized in substantial part by a partner who is an individual United States citizen and who acquires his interests for profit, provided that an investor who acquires limited partner interests either is not subject to the passive activity loss limitations of Section 469 of the Internal Revenue Code or has sufficient passive income against which he can deduct his share of any partnership deductions and losses. See "Tax Aspects -- Opinion of Counsel."

         Partnership Classification for Tax Purposes; No IRS Ruling Sought. In order for income and deductions to be passed through to the general and limited partners, a partnership and the related drilling program must be classified as partnerships for federal income tax purposes. If a partnership or the related drilling program were taxed as a corporation for federal income tax purposes, the tax consequences resulting from the ownership of interests would be adversely affected and any anticipated federal income tax benefits would be reduced or eliminated. Based on our representations and various assumptions and qualifications, our counsel is of the opinion that, at the time of formation, each partnership and each related drilling program will be treated as a partnership for federal income tax purposes and that neither partnership will be treated as a corporation under the "publicly traded partnership" rules of
Section 7704 of the Internal Revenue Code. We cannot assure, however, that future legislative, judicial or administrative action will not affect the classification of a partnership or a drilling program for federal income tax purposes. See "Tax Aspects -- Partnership Taxation -- Partnership Classification."

         Allocations. The partnership agreement and the drilling program agreement contain provisions that allocate federal income tax consequences of a drilling program's activities among us and the general and limited partners. If such allocation provisions were not recognized for federal income tax purposes:

         o a portion of the federal income tax deductions allocated to and claimed by the general and limited partners, including deductions for intangible drilling costs, could be reallocated to us. This reallocation could occur notwithstanding the fact that such general and limited partners had been charged with the expenditures giving rise to such deductions, and

         o a portion of the taxable income allocated to us could be taxed to the general and limited partners. This allocation could occur notwithstanding the fact that the revenues giving rise to such taxable income had been credited to us.

Based on our representations and various assumptions and qualifications, our counsel is of the opinion that, except as noted below, the allocation of income, gains, losses, and deductions between us and the general and limited partners under the partnership agreement and between us and a partnership under the drilling program agreement will be recognized for federal income tax purposes. Our counsel's opinion is not binding on the IRS, however, and we cannot assure that the IRS will not challenge such allocations.

         Passive Activity Limitations. A limited partner's interest in a partnership will be treated as a "passive activity," and any tax losses derived by a limited partner from a partnership will be allowable only to the extent of such limited partner's "passive income." Disallowed passive losses in any year can be carried forward indefinitely and used to offset future passive income or can be deducted in full when the limited partner disposes of his entire interest in the partnership to an unrelated person in a fully taxable transaction.

         A taxpayer's interest in an oil or gas well drilled or operated under a working interest does not constitute a passive activity so long as the taxpayer owns the working interest directly or through an entity that does not limit the taxpayer's liability with respect to such drilling or operation. Based on our representations and various assumptions and qualifications, our counsel is of the opinion that the passive activity loss limitations of Section 469 of the Internal Revenue Code should not apply to general partners in a partnership, prior to any conversion of a general partner interest to a limited partner interest, to the extent that a partnership drills or operates wells under working interests. Consequently, each general partner should be entitled to deduct currently his share of intangible drilling and development costs and other deductible expenses allocable to the drilling or operation of wells under working interests without regard to the passive activity loss limitations. However, a general partner's ability to take deductions will be subject to basis and "at risk" limitations. The exception for working interests would not be applicable to any operations of a partnership other than the drilling and operation of wells under working interests. Therefore, if a partnership acquires an interest or participates in other activities, such activities will be treated as passive activities to the general partners and any losses derived by them with respect to such activities will be passive losses allowable only to the extent of their passive income. In addition, the exception for working interests will not apply from and after a conversion of a general partner interest to a limited partner interest. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

         The treatment of a partnership as a "publicly traded partnership" for purposes of applying the passive activity loss limitations would even more severely restrict or eliminate a limited partner's ability to use any partnership losses to offset income from other sources. Based on our representations and various assumptions and qualifications, our counsel is of the opinion that neither partnership will be treated as a publicly traded partnership for purposes of the application of the passive activity loss limitations of Section 469 of the Internal Revenue Code. Our counsel's opinion is not binding on the IRS, however, and we cannot assure that the IRS will not assert that a partnership is a publicly traded partnership for purposes of applying the passive activity loss limitations.

         Considerations for Tax-Exempt Investors. Entities otherwise generally exempt from federal income tax, such as IRAs, Keogh Plans, qualified employee benefit plans, and charitable organizations, are taxed on "unrelated business taxable income" in excess of $1,000 in any particular year. Substantially all the income from a partnership's operations will constitute "unrelated business taxable income" and may give rise to tax liability to an otherwise tax-exempt investor which is a limited partner or a general partner. Such investor may be required to file a tax return even if the investor does not realize net taxable income from a partnership or taxable income exceeding $1,000 in a year.

         Tax Shelter Registration. Although an investment in a partnership may generate tax benefits, a partnership should not be considered a "tax shelter" as that term is commonly understood. Nevertheless, because of the expansive definition of the term "tax shelter" under applicable Treasury Regulations, we will apply to the IRS for a "tax shelter" registration number with respect to each partnership. We will furnish the registration number to each partner. Each partner must include the registration number on his individual tax return and must furnish the number and certain other information to any transferee of his interests. We will also maintain and make available to the IRS on request a list of the general and limited partners in each partnership. There may be a greater likelihood that partners in a partnership will be audited by the Internal Revenue Service because the partnership has been registered as a "tax shelter."

         Current Tax Deductions. We will use reasonable efforts to expend or contract for the expenditure of the capital contributions of each partnership in the year such contributions are received. However, some of the expenses may be incurred prior to the actual drilling of the oil and gas wells. We cannot assure that any intangible drilling costs incurred in a year prior to the year of the actual drilling of the oil and gas wells will be deductible in the year incurred. In particular, a partnership might not expend or contract for the expenditure of a substantial portion of its capital contribution in the year in which general and limited partners are admitted to a partnership, in which event no substantial partnership tax deductions would be available in that year. We have sponsored a series of ten public limited partnerships similar to the partnerships being offered by this prospectus since December 1992 and, based on the historic results of these previous limited partnerships, we anticipate that no more than 50% of the total intangible drilling costs incurred by a partnership will be incurred and deductible by investors in that partnership in the year they are admitted as general or limited partners to such partnership. See "Tax Aspects -- Anticipated Federal Income Tax Deductions."

         Conversion of General Partner Interests. We anticipate that the general partner interests in a partnership will be converted to limited partner interests following the completion of the partnership's drilling activities. We anticipate a partnership will complete drilling activities within approximately 8 to 15 months after the funding of the partnership. The tax consequences of such a conversion will depend upon the law in existence at the time of conversion and upon the results of that partnership's operations prior to that time. Such consequences may be adverse if the conversion is deemed a "constructive termination" of the partnership for federal income tax purposes or may be adverse under the passive loss rules as a result of a partner's particular circumstances. If we determine that the conversion of the general partner interests in a partnership to limited partner interests will have an adverse effect on the general partners or the partnership, due to adverse tax consequences or other reasons, we may elect not to convert those interests. Accordingly, we cannot assure that any general partner interests will be converted to limited partner interests or when any such conversion will occur.

         Tax Liabilities in Excess of Cash Distributions. A partner must report and pay income tax on his share of partnership income, regardless of whether such income is retained and used for debt service, working capital, or other reasons, any of which uses may not give rise to deductions for federal income tax purposes. The receipt of cash distributions by the general and limited partners may be delayed due to various factors, such as the use of revenues to finance permitted activities. To the extent that the general and limited partners are credited with net income from a partnership, an income tax liability will be incurred even though the general and limited partners may not yet have received any cash distributions from the partnership. The timing and amount of cash distributions will be determined by us in our complete discretion. If you invest in a partnership, you will be required to report your share of any partnership income on your federal, state and local tax returns and you will be responsible for the payment of taxes attributable to such income. In any year, your resulting tax liability may exceed the amount of cash distributed to you by a partnership.

         Risks of Borrowings. We are authorized to cause a partnership to obtain additional loans from banks or other financial sources, or from us or our affiliates, provided that the total amount of such loans may not in the aggregate exceed 20% of the capital contributions to the partnership. A partner's share of revenue applied to the repayment of loans, will be included in his taxable income. Although such income may be offset in part by deductions for depletion, cost recovery, depreciation, and intangible drilling costs, such loans could cause a partner to become subject to an income tax liability in excess of the amount of cash distributions he receives from the partnership.

         Percentage Depletion. Percentage depletion deductions are tax deductions calculated based upon a percentage of gross income from the property, but are limited to 100% of the total taxable income of the partner from the property for each taxable year, and are only available to limited partners qualifying as independent producers. Because depletion deductions must be computed separately by each partner and not at the partnership level, the availability of percentage depletion will depend in part upon a partner's individual circumstances. Therefore, each individual investor may not be eligible to claim percentage depletion deductions. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Depletion."

         Farmouts and Backin Interests. If a partnership acquires working interests in oil and gas leases under the terms of a farmout agreement, a portion of the value of such working interests may have to be reported as taxable income. In addition, the ability of a partnership to deduct all intangible drilling costs paid by it with respect to oil and gas leases burdened by a backin working interest may be limited. A backin working interest is a right held by another party to become a working interest owner in the oil and gas lease on payout of the initial well on the oil and gas lease. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Farmouts and Backin Interests."

         Recapture. Certain deductions for intangible drilling costs, depletion, and depreciation must be recaptured as ordinary income on disposition of property by a partnership or on disposition of interests by a partner. If a partnership disposes of property or a partner transfers an interest, the partnership, and the partners may recognize ordinary income (instead of capital gain) to the extent such deductions for intangible drilling costs, depletion and depreciation must be recaptured. See "Tax Aspects -- Special Features of Oil and Gas Taxation -- Intangible Drilling and Development Costs," "-- Depletion" and "-- Depreciation."

         Audits. The IRS may audit the tax returns of the partnership you invest in or its related drilling program, in which case an audit of your individual tax returns also may result. If such audits occur, tax adjustments may be made, including adjustments to items on your returns unrelated to the partnership. Furthermore, any settlement or judicial determination of the partnership's or the drilling program's income may be binding on you. This is the case even though you may not have participated directly in the settlement proceedings or litigation. See "Tax Aspects -- Partnership Taxation -- Elections and Returns."

         Changes in Federal Income Tax Laws. Significant and fundamental changes in the nation's federal income tax laws have been made in recent years and additional changes are likely. Any such change may affect the partnerships and the general and limited partners. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in a partnership. See "Tax Aspects -- Other Tax Consequences -- Changes in Federal Income Tax Laws."

         Significance of Tax Aspects. These interests are being offered to parties who may avail themselves of the benefits presently allowed oil and gas activities under federal income tax laws. We cannot assure that:

         o        money invested in a partnership will be recovered,

         o any capital contributions to a partnership will be expended and result in any tax deductions in the year such contributions are received by a partnership,

         o federal income tax laws or the present interpretation of those laws will not be changed, or that

         o any position taken by a partnership or a drilling program on its federal income tax returns will not be challenged by the IRS.

In addition, federal income tax provisions may:

         o        limit deductions,

         o trigger or increase a partner's liability for the alternative minimum tax on tax preference items,

         o        increase tax liability on the disposition of interests,

         o or otherwise increase the federal income tax liability of a partner.

Notwithstanding enactment of additional legislation or interpretations of legislation which might require different treatment from the discussion under "Tax Aspects," a partnership is authorized to expend the proceeds from the sale of interests and to conduct its business and operations as described in this prospectus. Each item of partnership income, gain, loss, or deduction will be shared or borne financially in the manner specified in this prospectus. It is suggested that you obtain professional guidance from your tax advisor in evaluating the tax risks involved in investing in a partnership.

FORWARD LOOKING STATEMENTS

         Forward-looking statements are inherently uncertain some statements under the captions "Summary of Offering," "Risk Factors," "Application of Proceeds," and elsewhere in this prospectus are forward-looking statements. These forward-looking statements include, but are not limited to, statements about our industry, plans, objectives, expectations, intentions and assumptions and other statements contained in the prospectus that are not historical facts. When used in this prospectus, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, including those described in this "Risk Factors" section, actual results may differ materially from those expressed or implied by these forward-looking statements. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Market data and forecasts used in this prospectus have been obtained from independent industry sources. Although we believe these sources are reliable, we do not guarantee the accuracy and completeness of historical data obtained from these sources and we have not independently verified these data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size.

                             APPLICATION OF PROCEEDS

         Interests in each partnership may be sold in an aggregate amount from $1,000,000 to $10,000,000. There is no deduction from the proceeds realized from the sale of interests to investors for organization and offering expenses, sales commissions, and due diligence fees and, therefore, all of such sales proceeds will be available to each partnership for the partnership's operations. The managing partner under the terms of each drilling program agreement will pay all organization and offering expenses, sales commissions, and due diligence fees. See "Application of Proceeds" and "Participation in Costs and Revenues."

         A partnership may receive capital contributions by the investor partners ranging from a minimum of $1,000,000 to a maximum of $10,000,000. Regardless of the amount of capital contributions received, each partnership will have sufficient capital to engage in the proposed activities as set forth under "Proposed Activities." However, to the extent that a partnership receives the minimum capital contributions from the investor partners, the ability of that partnership to participate in a large number of program wells and prospects will be reduced, and therefore, the partnership may have a concentration of risk. See "Risk Factors -- Particular Risks Relating to the Interests -- Concentration of Investment Risks." It is not anticipated that the liquidity of a partnership will depend upon the amount of capital contributions received from the investor partners, because as set forth below, all of the capital contributions are to be expended and none of such funds will be retained for liquidity purposes. A partnership's liquidity is dependent upon the amount of revenues, if any, which are realized as a result of the partnership activities. See "Proposed Activities -- Partnership Distributions."

         We do not anticipate that we will make any capital contributions directly to a partnership, but rather we will make our capital contributions directly to the drilling program in which the partnership is a participant. We will contribute to each drilling program the oil and gas leases upon which the drilling program will conduct its operations. Our contribution of oil and gas leases to each drilling program will be credited to the drilling program at the lease acquisition costs of the oil and gas leases contributed or at fair market value if the lease acquisition costs is materially more than fair market value.

         The aggregate amount of contributions we will make to the related drilling program as a participant, in respect of organization and offering expenses, sale commissions, due diligence fees and oil and gas leases, must equal at least 42% of the capital contributions initially made by investor partners to the related partnership. In the event that our aggregate contributions to the related drilling program in respect of organizational and offering expenses, sale commissions, due diligence fees and oil and gas leases is less than an amount equal to 42% of the capital contributions initially made by investor partners to the related partnership, then we shall contribute to the drilling program such additional funds in respect of tangible costs as may be necessary to cause our aggregate contributions to the related drilling program to be not less than 42% of the capital contributions initially made by investor partners to the related partnership. Any amounts paid by us in respect of organizational and offering expenses, sales commissions and due diligence fees in excess of 15% of the capital contributions initially made by the investor partners to the related partnership will not be considered in determining the amount of our contribution.

         The following table shows the calculation of the maximum and minimum amounts which will be contributed to each drilling program to be conducted by each partnership.

                                                            MAXIMUM      MINIMUM
                                                            CAPITAL      CAPITAL
                                                            -------      -------

Capital contributions of investor partners ............   $10,000,000   $1,000,000

Managing partner's capital contribution to the
partnership ...........................................             0            0

Initial partnership capital and total partnership funds
available for drilling program operations .............    10,000,000    1,000,000

Plus:

Contributions of the managing partner  as a participant
in the drilling program ...............................     4,200,000      420,000

TOTAL AMOUNTS TO BE CONTRIBUTED TO
EACH DRILLING PROGRAM .................................   $14,200,000   $1,420,000

         The following table is a summary of the estimated expenditures to be made with respect to the total contributions made to a partnership's drilling program. The table assumes a partnership receiving the minimum total capital contribution from investor partners of $1,000,000 and a corresponding contribution of the managing partner as a participant in the drilling program of $420,000. The percentages set forth in the table below are estimates only, and we cannot assure that these percentage will be actually realized or that variations in the percentages will not be significant to partnership or its drilling program.


                                                                                     RANGE OF TOTAL DOLLAR
                                                     RANGE OF PERCENTAGES OF               AMOUNT OF
                                                      CAPITAL CONTRIBUTIONS          CAPITAL CONTRIBUTIONS
                                                            EXPENDED                       EXPENDED
                                                      ---------------------          ---------------------
Organization and Offering Expenses                            2.5%                         $35,000
Sales Commissions and Due Diligence Fees                      5.9%                         $85,000
Lease Acquisition Costs of Prospects                       15% - 20%                 $213,000 - $284,000
Tangible Costs                                             12% - 16%                 $170,400 - $227,200
Intangible Drilling Costs                                  55% - 60%                 $781,000 - $852,000
Other Costs                                                 0% - 10%                    $0 - $142,000


The amount of organization and offering expenses described above will represent approximately 3.5% of the capital contributions initially made by investor partners to each partnership in exchange for their respective interests. The amount of sales commissions and due diligence fee will equal 8% and .5%, respectively, of the capital contributions initially made by investor partners to each partnership in exchange for their respective interests.

                       PARTICIPATION IN COSTS AND REVENUES

COSTS AND REVENUES

         The combination of the allocation provisions contained in each partnership agreement and the related drilling program agreement results in aggregate allocations of revenues and costs, and income and gain relating to revenues and costs, to the investor partners in a partnership and to the managing partner on a consolidated basis are, in general, as set forth in the table below.


                                                                         Investor  Managing
                                                                         Partners  Partner
                                                                         --------  --------

Participation in Revenues:
Interest earned on capital contributions of investor partners ..........   100%        --
Proceeds from disposition of depreciable property and depletable oil
  and gas property .....................................................    60%        40%
Revenues from operations ...............................................    60%        40%

Participation in Costs:
Organization and Offering Expenses, Sales Commissions
  and Due Diligence Fees ...............................................     0%       100%
Operating Costs ........................................................    60%        40%
Administrative Costs ...................................................    60%        40%
Reporting and Legal Expenses ...........................................    60%        40%
Lease Acquisition Costs funded by contributions ........................     0%       100%
Intangible Drilling Costs funded by contributions ......................   100%         0%
Tangible Costs funded by contributions .................................   100%         0%
All other Direct Costs, including intangible drilling costs and
  tangible costs that may be funded by revenues from operations ........    60%        40%


         All tangible costs shall be allocated entirely to the related partnership; provided however, that to the extent, if any, that the total contributions made by us for organization and offering expenses, sales commissions and due diligence fees and lease acquisition costs are less than an amount equal to 42% of the aggregate capital contributions initially made by investor partners to that partnership, then we will be allocated an amount of tangible costs equal to that deficit amount.

         Proceeds from the sale of an oil and gas property, or depreciable property, to the extent of a drilling program's simulated basis, or adjusted tax basis, in the property will be allocated in accordance with the manner in which costs attributable to such property's purchase were allocated up to an amount equal to the drilling program's simulated basis, or adjusted tax basis, in such property at the time of sale. Any remaining sale proceeds will be allocated to the partners in a manner which will cause the total proceeds from such sale and all prior sales to be allocated, to the extent possible, as if all such proceeds had been allocated in the percentages indicated.

DISTRIBUTIONS

         That portion of a partnership's revenues, if any, which in the sole judgment of the managing partner are not required to meet the obligations of that partnership including, but not limited to, the obligations of a partnership to reimburse the managing partner and its affiliates for administrative costs will be distributed to the investor partners not less often than quarterly. Accordingly, there is no assurance that any distributions will be made to the investor partners. See "Compensation and Reimbursement." Such reimbursements and payments by a partnership reduce the amounts otherwise available for distribution to the investor partners and create a risk that an investor partner's share of the partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General." Interest earned on aggregate capital contributions of the investor partners will be allocated solely to the investor partners and will be distributed to them periodically at such time or times as the managing partner shall determine.


CAPITAL ACCOUNTS

         A capital account will be maintained by each partnership for each partner and by each drilling program for each participant therein in the manner described in "Tax Aspects -- Partnership Taxation -- Allocations."

ALLOCATIONS OF FEDERAL INCOME TAX ITEMS

         All recapture of federal income tax deductions and credits resulting from the sale or other disposition of partnership assets will be allocated among the investor partners in the same proportions as the deductions or credits giving rise to such recapture were allocated. Items of income, gain, loss, deduction and credit are allocated for federal income tax purposes under the drilling program agreement in accordance with the allocation of costs, revenues, and expenses described above.

         The partnership agreement provides that if during any fiscal year of a partnership, the allocation of any loss or deduction, net of any income or gain, to a partner would cause his capital account balance, as adjusted in accordance with applicable Treasury Regulations, to be less than zero as of the end of such fiscal year, or would increase a deficit balance, only the amount of such loss or deduction that reduces the balance to zero shall be allocated to such deficit partner. The remaining loss or deduction shall be allocated to the partners having positive capital account balances.

         After any such allocation, partnership income or gain that otherwise would be allocated to the deficit partner which is in excess of the cash distributions to the deficit partner for such fiscal year shall be allocated instead to the partners having positive capital account balances until the amount so allocated equals the amount of loss or deduction previously allocated to the partners having positive capital account balances rather than to the deficit partner under this provision.

         In addition, if at the end of any fiscal year of a partnership the capital account balance, as adjusted in accordance with applicable Treasury Regulations by taking into account distributions and deductions reasonably expected in subsequent years, of any partner is less than zero, partnership income or gain otherwise allocable for such fiscal year to the partners having positive capital account balances shall be allocated to such negative partner in an amount necessary to cause such capital account balance to equal zero.

         After any such allocation, the partnership gain resulting from the sale or other disposition of partnership property that would otherwise be allocated to the negative partner for any fiscal year shall be allocated instead to the partners having positive capital account balances until the amount of such gain or amount realized so allocated equals the amount of income or gain previously allocated to such negative partner. See "Tax Aspects -- Partnership Taxation -- Allocations."

PROPORTIONATE INTERESTS OF PARTNERS

         Distributions of cash and allocations of tax items among partners in a partnership will be made in accordance with the proportion that the sharing ratio of each partner in the partnership bears to the aggregate sharing ratios of all partners in the partnership. A partner's sharing ratio is equal to the amount determined by dividing that partner's capital contribution to a partnership by the aggregate capital contributions of all partners to that partnership.

         In the event of a transfer or surrender of interests by an investor partner, items of income, gain, loss, deduction, and credit will be allocated between the transferring investor partner and the transferee based on the number of days during the taxable year in which such transfer was made on which each person owned such interests. For purposes of such allocations and for purposes of the next following distribution of cash, except for cash attributable to a sale of a depletable property, transfers of interests will be recognized, in accordance with the partnership agreement, effective as of a date determined by the managing partner, which is expected to be the first day of the month following the recordation of the transfer in the books and records of the related partnership.

                         COMPENSATION AND REIMBURSEMENT

         The managing partner and its affiliates will receive benefits, both directly and indirectly, from its position as managing partner of the partnerships and Mewbourne Oil Company's position as drilling program manager of the drilling programs, which benefits may be considered to be compensation to the managing partner and its affiliates. Such benefits consist of the following:


              Form of Compensation/
              Reimbursement                                 Amount

Reimbursement - Administrative Costs         Indeterminate - reimbursement based
                                             upon allocation made in accordance
                                             with generally accepted accounting
                                             principles.

Compensation - operator                      Compensation initially based upon
                                             participation share of $780 per
                                             producing well per month charge and
                                             $7,420 per drilling well per month
                                             charge.

Compensation - partnership interest and      Indeterminate - based upon
drilling program participation               difference between the managing
                                             participation partner's share of
                                             drilling program revenues and the
                                             managing partner's share of
                                             drilling program costs.

Compensation - lending of funds to a         Indeterminate - compensation based
partnership                                  upon the lesser of lender's
                                             incurred interest cost or the rates
                                             chargeable by banks on comparable
                                             loans.

Compensation - payment for equipment,        Indeterminate - based upon
supplies and other services                  competitive prices.


PARTNERSHIP AND PROGRAM INTEREST

         Under the terms of each drilling program agreement, the managing partner as a participant in the drilling program will be required to make contributions to the drilling program at a percentage which is lower than the percentages of revenues to be received by the managing partner. Specifically, the aggregate amount of contributions to be made by the managing partner to the drilling program must equal at least 42% of the capital contributions initially made by investor partners to the related partnership or 29.57% of the aggregate contributions made by all participants to the drilling program, and all revenues from drilling program operations, other than from disposition of depletable or depreciable property, generally shall be allocated 60% to the investor partners and 40% to the managing partner.

LEASE AND EQUIPMENT PURCHASES FROM MEWBOURNE

         The managing partner as a participant under the terms of each drilling program agreement will contribute to each drilling program the oil and gas leases upon which the drilling program will conduct its operations. The managing partner's contribution of oil and gas leases to the drilling program will be credited to the drilling program at the lease acquisition costs or at fair market value if the lease acquisition costs is materially more than fair market value. In addition, a partnership may buy or lease supplies and equipment from the managing partner or its affiliates for compensation, prices or rentals that are no less favorable to a partnership than are generally available from unrelated third parties in the area engaged in the business of selling or leasing comparable supplies or equipment. See "Proposed Activities -- Transactions with Affiliates."

ADMINISTRATIVE COSTS

         The managing partner of each partnership, and the drilling program manager of each related drilling program, will be entitled to reimbursement of administrative costs and reporting and legal expenses incurred by them in connection with managing and conducting the affairs relating to a partnership's interest in the related drilling program or of the partnership, as applicable. The amount of administrative costs that are reimbursed by a partnership shall be allocated to the partnership and the related drilling program on a basis conforming with generally accepted accounting principles and must be supported in writing as to the application of such costs and as to the amount charged. Regardless of the actual amount of administrative costs incurred by the managing partner or drilling program manager in connection with the affairs of a partnership, during any particular calendar year the total amount of administrative costs allocable to that partnership shall not exceed the greater of:

     o 3.5% of the partnership's gross revenues from the sale of oil and natural gas production during such year, calculated without any deduction for Operating Costs or other costs and expenses, or

     o the sum of $50,000 plus .25% of the capital contributions of general and limited partners to such partnership.

The above limitation on administrative costs shall not be applicable to administrative costs otherwise allocable to a partnership which are extraordinary and non-recurring or to the fixed overhead fee chargeable by an operator of oil and gas wells including the fixed overhead fee chargeable under an operating agreement by Mewbourne Oil Company with respect to the oil and gas wells operated by Mewbourne Oil Company.

         Administrative Costs incurred by the managing partner and the drilling program manager in respectively managing and conducting the business and affairs of a partnership and the related drilling program will be allocated 60% to the investor partners and 40% to the managing partner. The managing partner anticipates that the amount of administrative costs allocated to a partnership in 2000 will range between $15,000 to $25,000. These expenses are only estimates and they may vary due to the amount of capital raised, the date a partnership is funded, the costs actually incurred in the operation of a partnership and the related drilling program, and inflationary trends. Such amount includes administrative costs that the managing partner or its affiliates have incurred or which it is estimated they will incur on behalf of a partnership, including those relating to a partnership's interest in the related drilling program, in the calendar year in which investor partners are first admitted to the partnership, but before investor partners are admitted to the partnership.

         Reporting and legal expenses will be allocated 60% to the investor partners in the partnership and 40% to the managing partner. Reporting and legal expenses are estimated to be $15,000 for a partnership for the first year following the year in which investor partners are first admitted to the partnership.

                       ESTIMATED DRILLING PROGRAM EXPENSES

         The managing partner estimates that direct costs that are in the nature of reporting and legal expenses and administrative costs allocable to a partnership for the first twelve months of operation will be approximately $66,000. The managing partner estimates that the components of such allocable amounts will be as follows:

Administrative Costs:
      Legal..........................................................................   $ 1,000
      Accounting.....................................................................    12,000
      Geological.....................................................................     3,000
      Secretarial....................................................................    12,000
      Travel.........................................................................     2,000
      Office Rent....................................................................     5,000
      Telephone......................................................................     3,000
      Data Processing................................................................     5,000
      Other .........................................................................     6,000

Other Direct Costs:
      External Legal.................................................................   $ 5,000
      Audit Fees.....................................................................     7,000
      Independent Engineering Reports(1).............................................     5,000
           TOTAL.....................................................................   $66,000

The expenses shown above are estimates only and may vary due to the amount of capital raised, the date a partnership is funded, the number of prospects or leases acquired and the number of wells drilled by the partnership, the timing and amount of the costs actually incurred in the operation of that partnership and the related drilling program, and inflationary trends. In addition, depending upon the timing of the funding and operation of a partnership the engineering costs may not be incurred in the first twelve months.

CONTRACTS WITH MEWBOURNE AND ITS AFFILIATES

         Neither the managing partner nor its affiliates owns any drilling rigs or service companies, and except for the providing of gas compressors from an affiliate of the managing partner, the managing partner currently does not anticipate that it or its affiliates will enter into contracts with a partnership for the rendering of services or the sale or lease of supplies and equipment other than the operating agreement discussed below. Nevertheless, the managing partner and its affiliates are permitted under the terms of the partnership agreement to enter into contracts with a partnership for such purposes and for the lending of money to the partnership under the limitations established in the partnership agreement. The partnership agreement, however, provides limitations on the circumstances under which such services may be rendered and such sales may occur and the prices and rates that can be charged therefor and for loans of money by the managing partner or its affiliates as discussed in "Conflicts of Interest -- Contracts with Mewbourne and affiliates."

COMPENSATION AS OPERATOR

         Except for limited instances described in the drilling program agreement, the drilling program manager has agreed to act as operator with respect to drilling and production operations to be conducted on program wells. The drilling program manager will be entitled to be reimbursed for such services in an amount equal to all charges, including overhead charges, which constitute direct and indirect charges under an operating agreement or other applicable operating agreement, including, for each program well, an initial fixed rate overhead charge for each producing well of $780 per month and a fixed rate overhead charge for each drilling well of $7,420 per month. However, any charges by the drilling program manager or its affiliates to a partnership under an operating agreement or other applicable agreement for the use of the drilling program manager's or the affiliate's personnel, properties, and equipment, as well as the pricing of materials purchased by a partnership from the drilling program manager or the affiliates or by the drilling program manager or the affiliates from a partnership, will be subject to limitations imposed in the partnership agreement. "Proposed Activities -- Operations" and "Conflicts of Interest." In no event shall the consideration received for operator services duplicate any other consideration or reimbursements received under the drilling program agreement.

                                   DEFINITIONS

         The following are definitions of certain terms used in this prospectus. In order to fully understand the terms of this offering, you should read these definitions carefully.

         "affiliated program" means a drilling, producing property, income, royalty, or other program, whether in the form of a partnership, joint venture, or otherwise, including the partnerships, for or of which the managing partner or an affiliate of the managing partner serves as manager or managing partner or acts in a similar capacity.

         "development well" means a well drilled within the proved area of an oil or gas reservoir to the depth of a stratigraphic zone or horizon known to be productive. Development wells include, without limitation,

          o a well drilled as an additional well to the same reservoir as another producing well on an oil and gas lease,

          o a well drilled to the same reservoir which previously contained a producing well, drilled on an offset oil and gas lease to the same reservoir, or

          o a well drilled on acreage reasonably certain, based on accepted geological, geophysical, and engineering studies and data, to be geologically contiguous with the same reservoir.

         "direct costs" means all actual and necessary costs directly incurred for the benefit of a drilling program and generally attributable to the goods and services provided to the drilling program by parties other than the managing partner or its affiliates. Direct costs shall not include any cost otherwise classified as organization and offering expenses, administrative costs, operating costs, or lease acquisition costs. Direct costs also include the costs of services provided by the managing partner or its affiliates under the terms of written contracts. The term Direct Costs include reporting and legal expenses and expenditures and costs that would otherwise be classified as intangible drilling costs or tangible costs if they were not funded by revenues from operations.

         "eligible citizen" means any person who is eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. As of the date of this prospectus, in order to be an eligible citizen a person must

          (a)  be a citizen of the United States,

          (b) not be a minor, unless a legal guardian or trustee holds the interest on the minor's behalf,

          (c)  be in compliance with federal acreage limitations, and

          (d) not be participating in any agreement, scheme, plan, or arrangement related to simultaneous oil and gas leasing that would otherwise be prohibited.

Under current federal oil and gas leasing rules,

          (i) an association, including a partnership or a trust, is considered an eligible citizen if both such association and all of its members or partners, and all parties who own, hold, or control any of its instruments of ownership or control, satisfy requirements (a) through (d) above and

          (ii) a corporation is considered an eligible citizen if it is organized or existing under the laws of the United States, a state, the District of Columbia, or a United States territory and if it and all parties who own, hold, or control any of its instruments of ownership or control satisfy requirements (a) through (d) above. For purposes of this clause (ii), aliens from countries that the federal government regards as not denying similar privileges to citizens or corporations of the United States may own, hold, or control stock in an eligible citizen.

In addition, an eligible citizen may not hold, own, or control, directly or indirectly, interests in federal oil and natural gas leases, options for such leases or interests in such leases, on lands subject to the United States Mineral Lease Act of 1920, as amended, in excess of the following limits:

          o 246,080 acres, of which no more than 200,000 may be under option, in any one state other than Alaska and

          o 300,000 acres, of which no more than 200,000 may be under option, in each of the northern and southern leasing districts of Alaska.

         "exploratory well" means

          o a well drilled to find commercially productive hydrocarbons in an unproven area, or

          o a well drilled to find a new commercially productive zone or horizon in a field previously found to be productive of hydrocarbons at another zone or horizon, or to significantly extend a known prospect.

         "intangible drilling costs" means expenditures associated with the drilling and completion of oil and gas wells that under present law are generally accepted as fully deductible currently for federal income tax purposes. intangible drilling costs include all expenditures made with respect to any well prior to, and in preparation of, establishment of production in commercial quantities. The term intangible drilling costs shall not include lease acquisition costs. The term intangible drilling costs shall not include expenditures that are funded by revenues from operations.

         "lease acquisition costs" means, when used to describe the costs of any oil and gas lease, the sum of

          (a) all monetary consideration paid or given for the oil and gas lease to a non-affiliate of the managing partner, including but not limited to lease bonuses and advance rentals paid to a non-affiliate of the managing partner,

          (b) all costs of lease acquisition and title examination including but not limited to curing or defending title, title insurance or examination costs, brokerage commissions, the fees and wages of landsmen and lease brokers and their expenses, filing fees, recording costs, transfer taxes, and like charges paid in connection with the acquisition of the oil and gas lease,

          (c) all delay rentals and other similar payments and ad valorem taxes paid by the seller with respect to the oil and gas lease,

          (d) such portion as may be allocated to the oil and gas lease in accordance with generally accepted accounting principles and industry standards of all reasonable, necessary, and actual costs and expenses of the managing partner or its affiliates for geological, geophysical, seismic, land, engineering, drafting, accounting, legal, and other like services together with related administrative and general overhead costs involved in lease acquisition and prospect evaluation including such costs and expenses which could otherwise be classified in this prospectus as administrative costs,

          (e) such portion as may be allocated to the oil and gas lease in accordance with generally accepted accounting principles and industry standards of all costs and expenses incurred in the acquisition of farmouts, subleases, pooling orders, or other oil and gas interests,

          (f) interest and points actually incurred on funds borrowed to pay any of the costs and expenses described in clauses (a) through
               (e) above calculated from the date of their incurrence until the date of their reimbursement by a drilling program at the time the oil and gas lease is acquired by the drilling program, and

          (g) with respect to oil and gas leases held on the date of this prospectus by or acquired after such date by the managing partner or an affiliate of the managing partner, an interest in which is transferred to the participants pursuant to the drilling program agreement, the costs of such transfer; provided that the expenses described in clauses (c), (d), (e), and (f) shall have been incurred by the managing partner or its affiliates not more than 36 months prior to the acquisition by a drilling program of the oil and gas lease; and provided further, that such time limitation shall not be applicable to an oil and gas lease having a primary term of five or more years.

Lease Acquisition Costs of an oil and gas lease shall not include any costs or expenses which represent costs or expenses incurred in connection with the past drilling of wells which are not producers of sufficient quantities of oil or natural gas to make commercially reasonable their continued operation.

         "operating agreement" means a model form operating agreement based upon the American Association of Petroleum Landsmen Form 610-1989. This operating agreement includes the accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America which is attached as an exhibit to such agreement. An operating agreement will contain modifications that are customary and usual for the geographic area in which the partnership intends to conduct operations.

         "operating costs" means all expenditures made and costs incurred in producing and marketing oil and gas from completed wells. Operating costs include labor, fuel, repairs, hauling, materials, supplies, utility charges, other costs incidental to or resulting from such costs, ad valorem and severance taxes, insurance, casualty loss expense, and compensation to well operators or others for services rendered in conducting such operations.

         "organization and offering expenses" means all costs and expenses incurred by the managing partner and its affiliates in connection with the organization of a partnership and a drilling program, the registration of the interests for offer and sale under applicable federal and state securities laws, and the offer and sale of the interests. Organization and offering expenses include, without limitation, fees paid to persons performing due diligence examinations or otherwise acting in relation to a partnership or the managing partner with respect to the offering and sale of the interests and all expenses reasonable for the managing partner and its affiliates incurred in assisting with the distribution of the interests or such due diligence. Organizational and offering expenses shall not include any costs and expenses that might be categorized as any of the foregoing but that are included as sales commissions or due diligence fees.

         "proved reserves" means those quantities of crude oil, natural gas, and natural gas liquids which, upon analysis of geological and engineering data, appear with reasonable certainty to be recoverable in future years from known oil and gas reservoirs under existing economic and operating conditions. Proved Reserves are limited to those quantities of oil and gas which can be expected, with little doubt, to be recoverable commercially at current prices and costs, under existing regulatory practices and with existing conventional equipment and operating methods. Depending upon their status or development, Proved Reserves will be subdivided into the following classifications and have the following definitions.

          o "proved developed reserves" means proved reserves which can be expected to be recovered through existing wells with existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of improved recovery techniques are included as proved developed reserves only after testing by a pilot project or after the operation of an installed program has confirmed through production that increased recovery will be achieved.

          o "proved undeveloped reserves" means all reserves which are expected to be recovered from additional wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. Such reserves on undrilled acreage are limited to those drilling units offsetting productive units which are reasonably certain of production when drilled. Proved reserves for other undrilled units are claimed only where it can be demonstrated with reasonable certainty, based on accepted geological, geophysical, and engineering studies and data, that there is continuity of reservoir from an existing productive formation. No estimates for Proved undeveloped reserves are attributable to any improved recovery technique contemplated for any acreage, unless the techniques to be employed have been proved effective by actual tests in the same areas and reservoir.

         "reporting and legal expenses" means all third party accounting fees, costs, and expenses associated with obtaining audits of books and records, third party engineering fees, costs, and expenses associated with annual reserve reports, and third party attorney's fees and other legal fees, costs, and expenses associated with matters that are attributable to a drilling program's or a partnership's business.

         "sharing ratio" means for any partner in a partnership the proportion obtained by dividing

          o the amount of such partner's capital contribution to the partnership by

          o the sum of all capital contributions paid by all partners to that partnership.

In the event of a voluntary or involuntary assignment by a partner of interests in a partnership, other than an assignment solely of an interest in distributions of partnership revenues, the sharing ratio of such partner shall be proportionately reduced, based upon the number of interests assigned compared to the total number of interests owned by such partner. The assignee of such interests shall succeed to a proportionate share of the sharing ratio of his assignor that is attributable to the interests transferred to such assignee.

         "sponsor" means any person directly or indirectly instrumental in organizing, wholly or in part, a partnership or any person who will manage or is entitled to manage or participate in the management or control of a partnership. Sponsor includes the managing partner and any other person who actually controls or selects any person who controls 25% or more of the exploratory, developmental, or producing activities of a partnership or any segment of the partnership, even if that person has not entered into a contract at the time of the formation of the partnership. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the interests. The term Sponsor shall also be deemed to include its affiliates.

         "tangible costs" means those costs associated with drilling and completion of oil and gas wells which are generally accepted as capital expenditures under the Internal Revenue Code of 1986, as amended. Tangible costs include all costs of equipment, parts and items of hardware used in drilling and completing a well. Tangible costs also include those items necessary to deliver acceptable oil and gas production to purchasers to the extent such items are installed downstream from the wellhead of any well and which are required to be capitalized under applicable provisions of the Internal Revenue Code and the regulations promulgated under the Internal Revenue Code. The term tangible costs shall not include costs that are funded by revenues from operations.


                              TERMS OF THE OFFERING

GENERAL

         Mewbourne Development Corporation, as managing partner, is offering to qualified investors during 1999 and 2000 an aggregate of up to 4,000 ($4,000,000) limited partner interests and up to 16,000 ($16,000,000) general partner interests in a series of two partnerships. The minimum offering amount for a partnership is 1,000 interests ($1,000,000) with the maximum offering amount being 10,000 interests ($10,000,000). Each partnership will be a distinct entity, and a purchaser of interests in any one partnership will not obtain an interest in the other partnership. No partnership will commence operations prior to the termination of the subscription period for interests. Each partnership will participate, together with us and our affiliate Mewbourne Oil Company, in a drilling program.

Under the drilling program agreement, the activities of each partnership will focus upon the acquisition of oil and gas leases covering prospects, the drilling of development wells and the production and operation of the resulting properties.

         The minimum subscription in a partnership is five interests ($5,000). The entire purchase price for each interest must be paid in cash at the time of subscription.

         The execution of a subscription agreement in the form attached as Exhibit D to this prospectus by a subscriber or his authorized representative constitutes a binding offer to buy interests in a partnership and an agreement to hold the offer open until the subscription is accepted or rejected by the managing partner. Once an investor subscribes for interests, he will not have any revocation rights other than rights under applicable securities laws. The managing partner may refuse to accept any subscription without liability to the subscriber. The managing partner may reject a subscription if, for example, the prospective investor does not satisfy the suitability standards or if the subscription is received after the offering period has terminated. The execution of a subscription agreement and its acceptance by the managing partner also constitute the execution of the partnership agreement and an agreement to be bound by the terms of the partnership agreement as an investor partner, including the granting of a special power of attorney to the managing partner appointing it as the investor partner's lawful representative to make, execute, sign, swear to, and file various documents and instruments. See "Summary of Partnership Agreement and Drilling Program Agreement -- Power of Attorney."

         The managing partner and its affiliates are eligible to subscribe for interests, provided that any interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the managing partner's current intention that the managing partner and/or its affiliate will subscribe for such number of interests as may be necessary for each partnership to receive the minimum subscription amount of 1,000 interests ($1,000,000). The number of interests in a partnership that may be purchased by the managing partner and/or its affiliates is not subject to any specific maximum limitations but depends upon the number of subscriptions for interests received and accepted from non-affiliates. However, although there are no limitations upon the number of interests that may be purchased by the managing partner or its affiliates, the managing partner does not intend to purchase any interests in a partnership if the partnership has already received the minimum subscription amount and the managing partner does not intend to purchase any more interests in a partnership than necessary to ensure that such partnership receives the minimum subscription amount. Subject to limitations, interests purchased by the managing partner or its affiliates will have voting rights under the partnership agreement. See "Risk Factors -- Particular Risks Relating to the Interests -- Ownership of Interests by Our Affiliates.

SUBSCRIPTION REFUNDS

         If, within 12 months after the admission of the general and limited partners to a partnership, the partnership has not expended or committed for expenditure an amount equal to the total capital contributions of the partnership's investor general and limited partners, the managing partner shall distribute, as a return of capital, to the general and limited partners on a pro rata basis the amount of such unexpended and uncommitted partnership funds, after deducting an amount that the managing partner reasonably determines will be equal to the operating capital to be required by that partnership that will not be provided by anticipated revenues from partnership operations. For a description of the tax consequences resulting from the distribution of such uncommitted amounts, see "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Rules."

SUBSCRIPTION PERIOD

         The offering of interests in Mewbourne Energy Partners 99-A, L.P. commenced on August 10, 1999 and terminated on November 22, 1999. A total of 676 ($676,000) limited partner interests and 5,051 ($5,051,000) general partner interests in Mewbourne Energy Partners 99-A, L.P. were sold to a total of 29 persons and 208 persons, respectively.

         The subscription period for interests in Mewbourne Energy Partners 00-A, L.P. will commence on the date of this prospectus and terminate on November 1, 2000, unless we, as managing partner, in our sole discretion, accelerate or delay the offering termination date, provided that our ability to delay the offering termination date is subject to our obligation to return the purchase price for any interests not invested in a partnership within any period required by state securities law.

         A partnership shall not be funded with less than $1,000,000 in capital contributions from investor general and limited partners. If, at the end of the subscription period for interests in a partnership, subscription funds of less than $1,000,000 have been received by us, such funds will be promptly returned to subscribers.

SUITABILITY STANDARDS

General.

         Investment in a partnership involves a high degree of financial risk and is suitable only for persons of substantial means who have no need for liquidity in their investment and who can afford to lose all or substantially all of their investment. In particular, investment as a general partner is recommended only to those persons who are in a position to benefit from the treatment given such investment under current federal income tax laws. The following suitability requirements represent the minimum suitability requirements for investors in a partnership, and the satisfaction of such requirements by a prospective investor does not necessarily mean that an investment in a partnership is a suitable investment for that investor.

         Based upon the information provided by each subscriber concerning his/her investment objectives, other investments, financial situation and needs, and any other pertinent information, each person offering and selling interests is required to make every reasonable effort to assure that the purchase of interests and an investment in a partnership are an appropriate investment for an investor in light of the suitability standards set forth in this prospectus and that an investment in interests is consistent with such investor's investment objectives and financial situation. In addition, such persons will make every reasonable effort to assure that:

          o such subscriber is or will be in an appropriate financial position which will enable him/her to realize to a significant extent the benefits described in this prospectus, including the tax benefits,

          o the subscriber has a fair market net worth sufficient to sustain the risks inherent in an investment in a partnership, including loss of investment and lack of liquidity,

          o an investment in a partnership is otherwise suitable for such subscriber, and

          o they have a reasonable basis to believe that the subscriber, along or with one or more representatives, advisors, or agents has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the offering.

Such information will be maintained by the managing partner and the applicable soliciting dealer for at least six years.

Minimum Suitability Standards

         Each subscriber for interests must represent in writing that he/she has:

          o a minimum annual gross income of $60,000 and a minimum net worth of $60,000 exclusive of home, home furnishings and automobiles, or

          o a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

         Investors who are residents of the states set forth below may be subject to higher and/or alternative suitability standards, which are described below. Additional representations and warranties required of general and limited partners are set forth in the special subscription instructions and the subscription agreement attached as Exhibits C and D to this prospectus.

Additional Suitability Standards.

         For ALABAMA, ARIZONA, IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VIRGINIA, WASHINGTON AND WEST VIRGINIA, RESIDENTS. A resident of the States of ALABAMA, ARIZONA, IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VIRGINIA, WASHINGTON, AND WEST VIRGINIA, and who are subscribers for general partner interests must represent in writing that he/she has:

          o minimum net worth of $225,000 without regard to the investment in the partnership, exclusive of home, home furnishings and automobiles, and as to the residents of Alabama, Maine, Massachusetts, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and West Virginia a minimum annual gross income of $100,000 for the current year and for the two previous years, and as to residents of Arizona, Iowa, Kansas, Michigan, Mississippi, Missouri, Oregon and South Dakota a taxable income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year, or

          o a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings, and automobiles, or

          o a minimum net worth of $500,000, exclusive of home, home furnishings and automobiles, or

          o a minimum annual gross income of $200,000 in the current year and the two previous years.

The subscriber must also represent in writing that the investment in a partnership does not represent more than ten percent of the subscriber's net worth, less the value of the subscriber's other investments in limited partnership interests.

         For CALIFORNIA Residents. A resident of the State of CALIFORNIA who subscribes for limited partner interests must represent in writing that he/she has:

          o a net worth of at least $250,000 or more, exclusive of home, home furnishings, and automobiles and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or

          o a net worth of $500,000 or more, exclusive of home, home furnishings, and automobiles.

         A resident of the State of CALIFORNIA who subscribes for general partner interests must represent in writing that he/she has:

          o a net worth of at least $250,000 or more, exclusive of home, home furnishings, and automobiles and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or

          o a net worth of $500,000 or more, exclusive of home, home furnishings, and automobiles, or

          o a net worth of $1,000,000 or more, inclusive of home, home furnishings, and automobiles, or

          o had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

         For MICHIGAN and OHIO Residents. A resident of MICHIGAN OR OHIO must represent that the investment in a partnership does not exceed ten percent of the subscriber's individual or joint net worth, exclusive of home, home furnishings, and automobiles.

         For NEW HAMPSHIRE Residents. A resident of the State of New Hampshire who subscribes for interests must, at a minimum, represent in writing that he/she has:

          o an individual net worth of at least $250,000, exclusive of home, home furnishings, and automobiles, or

          o an individual net worth of at least $125,000, exclusive of home, home furnishings, and automobiles, and $50,000 of taxable income.

         For TENNESSEE Residents. A resident of the State of TENNESSEE who subscribes for interests must, at a minimum, represent in writing that he/she has:

          o an individual net worth of at least $250,000, exclusive of home, home furnishings, and automobiles, and had during the last tax year and estimates that he/she will have during the current tax year, a gross income of at least $65,000, or

          o a net worth of at least $500,000, exclusive of home, home furnishings, and automobiles.

Additional Requirements.

         Fiduciary Accounts. In the case of sales to IRAs, Keogh Plans, various employee benefit plans and other similar fiduciary accounts. The suitability standards may be met by the account or by each beneficiary of the account, or where the fiduciary is the donor of the funds for investment in a partnership, the suitability standards may be met by the fiduciary. These subscribers should also carefully review the discussion under "Tax Aspects -- General Tax Provisions -- Investment by Tax-Exempt Entities," which indicates, among other things, that substantially all of the income from a partnership's operations will constitute "unrelated business taxable income" for tax purposes and may give rise to tax liability to the investor.

         For CALIFORNIA Residents. Assignability or transfer of an interest is limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in interests. See the special subscription instructions attached as Exhibit C to this prospectus for restrictions that limit the transferability of interests.

         For NORTH CAROLINA Residents. The minimum subscription in a partnership is five interests ($5,000). Although the managing partner may accept joint ownership of interests, the minimum initial cash investment by each person having such joint ownership may not be less than $5,000.

         It is anticipated that each partnership will acquire interests in federal oil and gas leases, thus subscriptions for interests will not be accepted from a person who is not an eligible citizen. In general, an eligible citizen is any person who is a citizen of the United States or is otherwise eligible to be qualified to hold an interest in oil and gas leases on federal lands, including offshore areas, under federal laws and regulations in effect from time to time. Each prospective investor must represent in writing that he or she is an eligible citizen.

         For Transferees of Interests. Transferees of interests seeking to become substitute general and limited partners must also meet the suitability requirements discussed above, provided that the requirements with respect to net worth and taxable income may be waived at the managing partner's discretion under limited circumstances, including transfers of interests by an investor partner to a dependent or to a trust for the benefit of a dependent or transfers by will, gift, or by the laws of descent and distribution.

SUBSCRIPTION PROCEDURE

         An eligible subscriber may subscribe for interests in a partnership prior to the end of the subscription period for the partnership by properly completing, executing, and delivering the following documents to his soliciting dealer:

          o A subscription agreement in the form attached as Exhibit D to this prospectus; and

          o A check payable to the order of "Bank of America of Texas, Escrow Agent for Mewbourne 99-00 Drilling Program" in an amount equal to the purchase price for the number of interests to be purchased by that investor.

         The managing partner will not accept any subscription agreement that has been executed by someone other than the investor, except a subscription agreement on the part of a fiduciary account that has been executed by an individual having the legal power of attorney to so act. Unless a subscription is rejected by the managing partner at any time prior to the admission of general and limited partners to a partnership or the managing partner elects not to admit general and limited partners to a partnership, fully paid subscriptions in proper form will be deemed accepted, subject to reduction in accordance with the subscription agreement. By its terms, the subscription agreement constitutes a binding agreement of the subscriber. Subject to the right of the managing partner to reject subscriptions, each subscriber will become an investor partner in a partnership at the time he is admitted to the partnership. General and limited partners will be admitted to a partnership contemporaneously with the release of the funds from the escrow account, and thereafter general and limited partners will be admitted to a partnership not later than the last day of the calendar month in which their subscriptions were accepted by the managing partner. Subscriptions will be accepted or rejected by the managing partner within 30 days of their receipt or such other shorter time period as may be required by applicable laws of the state in which the subscriber resides. If a subscription is rejected, the subscription funds tendered in connection therewith will be immediately returned to the appropriate subscriber without interest or deduction for expenses. If general and limited partners are not admitted to a partnership on or before the expiration of the subscription period for interests in that partnership, all subscription funds relating to that partnership will be immediately returned in full, together with any interest thereon, to the appropriate subscribers.

         Subscription funds will be deposited in an escrow account at Bank of America of Texas, N.A., Tyler, Texas, or another federally insured institution designated by the managing partner; provided that upon receipt and clearance of aggregate subscription funds of $1,000,000 or more from subscribers that the managing partner deems suitable to be general and limited partners in a partnership, the managing partner may, upon written request, cause those subscription funds to be withdrawn from the escrow account and to be deposited in an account established for that partnership and all subscribers whose subscriptions have been accepted shall be admitted as an investor partner in that partnership within 15 days after such deposit. Thereafter, subscription funds will be deposited in a partnership account with each subscriber whose subscription has been accepted being admitted as an investor partner in that partnership no later than the last day of the calendar month in which such subscription was accepted. Until subscribers are admitted as general or limited partners in a partnership, no expenses may be paid from the partnership account. Each subscriber whose subscription has been accepted and who has been admitted as an investor partner will be provided confirmation of such acceptance and admission. Funds deposited in the escrow account or partnership account will be invested in time deposits, short-term bank certificates of deposit, short-term governmental obligations, U.S. treasury bills, or bank money market accounts and similar investments until those funds are expended for partnership operations.

         A subscriber whose funds are deposited in the escrow or partnership account no fewer than five business days prior to the termination of the subscription period for interests in the partnership will receive, within 60 days following the admission of such subscriber as an investor partner in the partnership, interest earned on those funds from the date those funds cleared the institution where that account is maintained and are invested to the date on which such subscriber was admitted to the partnership as an investor partner in the partnership. Although subscription funds generally clear an institution within three to five business days following their deposit, no assurance can be given that those proceeds will be clear within that period of time. All subscription funds, together with any interest earned thereon, will be promptly returned to each subscriber that is not admitted as an investor partner to a partnership.

         After the subscription period for a partnership has expired, no additional interests in the partnership will be offered or sold. Notice of the admission of general and limited partners to a partnership and the percentage of ownership of each investor partner in that partnership will be furnished to each investor partner following their admission to the partnership.

         Pending their use in partnership activities, the managing partner intends to invest the balance of the capital contributions in time deposits, short-term governmental obligations, U.S. treasury bills, money market accounts, commercial paper and similar investments. Any interest earned on capital contributions from investor general and limited partners will be allocated solely to the investor general and limited partners, and will be distributed to the general and limited partners periodically. See "Participation in Costs and Revenues." Funds of a partnership will not for any purpose be commingled with funds of any partnership, the managing partner or an affiliate of the managing partner or any other entity.

         NO SUBSCRIPTION AGREEMENT WILL BE ACCEPTED UNTIL AT LEAST 5 BUSINESS DAYS HAVE ELAPSED FROM THE DATE THAT THE SUBSCRIBER RECEIVED A COPY OF THIS PROSPECTUS.

CONVERSION OF GENERAL PARTNER INTERESTS

         We anticipate that the general partner interest in a partnership held by a general partner will be converted to a limited partner interest in that partnership following the completion of that partnership's drilling activities; which we anticipate will occur within approximately 8 to 15 months after the funding of that partnership. Generally, the discussion in this prospectus relating to limited partners and limited partner interests, other than the discussion of the federal income tax consequences of an initial investment as a limited partner, will apply to converted partners after the time of such conversion. However, converted partners will continue to have the rights and obligations of general partners with respect to activities occurring prior to conversion, including liability for the partnership's obligations. See "Liability of General and Limited Partners -- General Partners." Furthermore, the tax treatment of converted partners will in some respects be determined by their previous status as general partners. See "Tax Aspects -- Partnership Taxation -- Conversion of General Partner Interests" and "Tax Aspects -- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations." If the managing partner determines that the conversion of the general partner interests in a partnership to limited partner interests will have an adverse effect on the general partners or the partnership, due to adverse tax consequences or other reasons, the managing partner may delay the conversion or may elect not to convert the general partner interests; provided that if the managing partner determines that such conversion would not be in the best interests of the general partners or the partnership, the insurance coverage limits as set forth under "Proposed Activities -- Insurance" will not be reduced unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies.

RIGHT OF PRESENTMENT

         Each investor partner in a partnership may request in writing that the managing partner purchase for cash all, but not less than all, of that investor partner's interests on the terms and subject to the limitations set forth below. The managing partner may cause its affiliate to fulfill its obligation to purchase an investor partner's interests. Partners in a partnership formed in 1999 may make this request in each of the years 2003 through 2008 and partners in a partnership formed in 2000 may make this request in each of the years 2004 through 2008. The managing partner, acting in its sole discretion, shall have the right, but not the obligation, to extend either or both of the time periods in which an investor partner may make this request. Any such extension must be made for a period of at least one year and in yearly increments. Should the managing partner elect to make an extension, then the managing partner shall give notice to the investor partners of the extension on or before January 31 of the last year in which the right of presentment then may be exercised. If the interests are subsequently listed on a national securities exchange or are traded through the National Association of Securities Dealer's Automated Quotation System or in the over-the-counter market, this right of presentment may be terminated at any time at the option of the managing partner. Any such listing could have an adverse effect on the tax consequences of an investment in interests. See "Tax Aspects - Partnership Taxation." If the obligation of the managing partner or its purchaser designee to purchase interests from general and limited partners is determined to violate any existing or future laws, such obligation will be eliminated or modified appropriately.

         The obligation of the managing partner to purchase interests in a partnership in any single calendar year is limited to no more than 5% of the total number of interests of that partnership outstanding at the beginning of such calendar year; provided, however, the total amount of funds that the managing partner directly and by means of a purchaser designee is required to expend in any single calendar year to purchase partnership interests from investors in all of the oil and gas drilling partnerships as to which the managing partner or an affiliate of the managing partner serves as sponsor shall not exceed $500,000. Additionally, if subsequent to December 31 of the year immediately preceding the year in which the right of presentment is being exercised, the price for either oil or gas received by a partnership from its program wells decreases by 20% or more as compared to the price being received as of that date, then the managing partner may in its sole and absolute discretion refuse to purchase any interests in that partnership.

         During the first calendar quarter of each of the years during which the right of presentment exists, each investor partner in a partnership may request in writing that the managing partner purchase all, but not less than all, of his interests. Prior to May 31 of each such year, the managing partner will notify each requesting investor partner of the amount that the managing partner or its purchaser designee will pay to purchase each interest and those general and limited partners shall have twenty (20) days from the receipt of that notice in which to elect whether to present their interests for purchase. If a greater number of interests are presented than the managing partner is required to purchase, the interests to be purchased will be selected by lot or by such other method as the managing partner deems reasonable. Interests that are not purchased will not have any priority with respect to purchase in subsequent years.

         The purchase price paid to an investor partner upon repurchase of his interests in a partnership will be the pro rata share represented by his interests of the sum of:

          o 65% of the value of future net revenues attributable to proved developed producing reserves of that partnership, and

          o 50% of the value of future net revenues attributable to proved developed non-producing reserves of that partnership, as such are determined by an independent expert selected by the managing partner and after such value has been discounted as described below, less the share of that partnership's debts, expenses, and obligations of all kinds incurred and then allocable to those interests.

         The purchase price will be determined as of December 31 of the year immediately preceding the year in which the right of presentment is being exercised. Any cash distributions to an investor partner after December 31 and before the date of purchase attributable to the interests being repurchased will be deducted from the purchase price for his interests. The effective date of any such sale for purposes of determining such deduction will be deemed to be the day on which payment of the purchase price is tendered by the managing partner or its purchaser designee.

         In order to compute the price to be paid upon the purchase of interests, a partnership will cause an independent expert to estimate annually the future net revenues attributable to the partners' interests in that partnership's proved reserves based upon then current costs and pricing for oil and gas as of the December 31 of the year immediately preceding the year in which the right of presentment is being exercised. Such future net revenues attributable to proved reserves:

          o will first be adjusted by the independent expert to reflect the risks of production and development of such reserves and any other economic contingencies that normally would be considered by a purchaser of proved reserves and

          o    will then be discounted to present value at a rate equal to 10%.

A selling investor partner will be entitled to no further partnership distributions with respect to the interests he has sold after the date on which payment of the purchase price is tendered by the managing partner or its purchaser designee.

         Although the managing partner anticipates that its financial resources, including its borrowing capabilities, will be sufficient to meet its purchase obligations under the right of presentment, no assurance can be given that contingencies will not arise which will require funding beyond the financial resources committed to it. Therefore, there can be no assurance that either the managing partner or its affiliates will have sufficient funds available to meet the obligation to purchase interests from investors exercising the right of presentment. If the managing general partner assigns or transfers its interest in a partnership, the assignee of such interest will be required to assume the withdrawing managing partner's obligations with respect to the right of presentment.

         An investor who sells his interests by exercising the right of presentment may receive more or less total consideration than would be received if the election to sell had not been made and, depending upon the success of the partnership's activities and the timing of the sale, may realize a gain or loss on such sale. Appraisals of future net recoverable reserves of oil and gas and estimates of future net revenues to be received from such reserves are based on variable and uncertain factors and assumptions, including the price at which production can be sold, and amounts of actual production and net revenues will vary from the estimates. Estimates made during the first few years of production from a property will be based on relatively little production history and generally are less reliable than estimates based on a longer production history. Accordingly, reserve estimates and estimates of future net revenues from production are likely to vary from year to year. For these and other reasons, the price paid for purchased interests may be less than the fair market value or initial price of such interests.

         The sale of interests through the right of presentment will be a taxable event to the selling investor partner. See "Tax Aspects - Special Features of Oil and Gas Taxation - Sale of Interests."


                              ADDITIONAL FINANCING

         General. The actual costs of the proposed drilling activities of a drilling program may exceed the estimated costs of such activities and it is possible that additional funds in addition to the initial contributions from the participants in that drilling program may be required to complete such drilling activities, to further develop the drilling program's oil and gas leases and to pay for other drilling program operations. The partnership agreement does not provide for any additional assessments, either mandatory or voluntary of any general and limited partners. Thus, it is anticipated that a partnership's share of such additional expenditures will be financed by partnership borrowings, partnership revenues or the proceeds of sale of partnership properties. There can be no assurance that such additional funds can be obtained, and if they cannot be obtained a partnership might have to forego further drilling activities or development of the related drilling program's oil and gas leases. Also, the terms of oil and gas leases may bind the participants in the drilling program to a specified drilling schedule and the inability of a partnership to fund on a timely basis its portion of the cost of such additional specified drilling could result in the forfeiture of a partnership's interest in such oil and gas leases. Further, the inability to finance additional activities could result in the sale of undeveloped acreage or farmouts to independent parties or to affiliates of the managing partner including affiliated programs, under which circumstances a partnership may not realize the full value of its properties.

         Limitation on Borrowings. The partnership agreement authorizes the managing partner to borrow money on behalf of a partnership and to mortgage or pledge a partnership's property, including production from such property, as security and to engage in any other method of financing customary in the oil and gas industry. The sum of outstanding borrowings by a partnership may not at any time exceed 20% of the aggregate capital contributions to the partnership. The partnership agreement permits borrowing to finance partnership operations, including without limitation drilling and completion activities. A partnership may borrow funds only if the lender agrees that it will have no recourse against the individual general and limited partners. Borrowings may be secured by a partnership's assets or income and may be made with or without recourse to the managing partner. The managing partner contemplates, however, that any borrowing by a partnership will be incurred without recourse to the managing partner and will be secured by the partnership's property. The managing partner does not presently intend to guarantee nonrecourse loans by third parties to a partnership. A partnership's ability to borrow will depend in large part upon the success of its drilling activities. There is no assurance that the managing partner will be able to secure nonrecourse financing in an amount sufficient to conduct drilling operations if such financing is sought, that any such financing can be secured without the guarantee of the managing partner or an affiliate of the managing partner or that financing can be obtained at satisfactory interest rates or terms. A partnership's borrowings will be repaid from the partnership revenues allocable to the partners, reducing the amounts available for distribution to them and creating the risk that an investor partner's share of a partnership's taxable income may be greater than the amounts distributed to him. See "Tax Aspects -- Partnership Taxation -- General."

         The partnership agreement further authorizes the managing partner and its affiliates to make loans to a partnership for purposes permitted by the partnership agreement. Interest charged by the managing partner or the affiliate of the managing partner on advances made by the managing partner or such affiliate to a partnership will be at a rate not in excess of the lesser of the effective rate then being paid by the managing partner or the affiliate for similar type borrowings or the highest lawful rate, and in no event at a rate in excess of the amount which would be charged to the partnership by independent third parties for the same purpose. The managing partner or an affiliate of the managing partner may not receive points or other financing charges or fees on advances made by it to a partnership. In addition, a partnership may not make loans to the managing partner or any affiliate of the managing partner. The managing partner may pledge its interest in a partnership but may not pledge partnership assets for its own benefit. The managing partner however, may pledge its directly owned interest in drilling program properties at any time and may sell its working interests in drilling program properties pursuant to the drilling program agreement after the cessation of substantially all drilling activities of such drilling program.


                              PLAN OF DISTRIBUTION

         Subscription for interests will be solicited by soliciting dealers that are members of the National Association of Securities Dealers, Inc. on a "minimum/maximum best efforts" basis. The soliciting dealers must sell the minimum number of interests offered ($1,000,000) if any interests are sold and are required to use only their best efforts to sell the maximum number of securities offered ($10,000,000). Mewbourne Securities, Inc., an affiliate of the managing partner, is a broker-dealer which may act as a soliciting dealer for the partnerships. While there is no limitation on the number of interests that may be sold by Mewbourne Securities, it is anticipated that the number of interests, if any, sold by Mewbourne Securities will not be material.

         Each soliciting dealer will receive sales commissions and due diligence fees in an aggregate amount of up to 8.5% of the sales price of interests sold by that soliciting dealer. No sales commissions or due diligence fees will be paid on sales of interests to:

          o officers, directors, or employees of the managing partner or its affiliates,

          o officers, directors, employees, or registered representatives of a soliciting dealer, or

          o    an affiliate of the managing partner.

         The total commission and fees paid to a particular soliciting dealer may be comprised of a sales commission in an amount up to 8% of the sales price of interests in a partnership sold by the soliciting dealer, and a due diligence fee in an amount of up to .5% of the sales price of interests sold by the soliciting dealer; provided that the aggregate commission and fees paid to a soliciting dealer shall not exceed 8.5% of the sales price of interests in a partnership sold by the soliciting dealer. The maximum compensation to be paid to the soliciting dealers and related parties in connection with the distribution of the offering, including, but not limited to, wholesaling expenses, retailing expenses, sales commissions and the up to .5% in due diligence fees will not exceed 10.5% of the aggregate gross proceeds of the offering.

         The managing partner, under the terms of each drilling program, will pay all organization and offering expenses, sales commissions and due diligence fees. A portion of these fees and expenses are in the nature of wholesaling fees and expenses. The managing partner estimates that these wholesaling fees and expenses will be approximately $175,000 or 1.75% of the offering proceeds in the case of the maximum offering of $10,000,000. All of these wholesaling fees and expenses will be paid by the managing partner pursuant to the terms of the drilling program.

         The managing partner has engaged its affiliate, Mewbourne Securities, Inc. to serve as the dealer manager for purposes of forming a soliciting dealer group comprised of members of the National Association of Securities Dealers, Inc. Mewbourne Securities, Inc., in its role as dealer manager and each soliciting dealer participating in the offering of the interests may be deemed to be an underwriter within the meaning of the Securities Act of 1933. The managing partner and the partnerships have agreed to indemnify the soliciting dealers, including Mewbourne Securities, Inc., against various civil liabilities, including liabilities arising under the Securities Act of 1933.

         In offering the interests, in addition to this prospectus, the managing partner has prepared and intends to provide soliciting dealers and investors with a brochure entitled "Mewbourne Energy Partners" concerning the offering of the interests. Prior to the distribution, such sales materials must be filed with and reviewed by the Securities and Exchange Commission, various state securities administrators and by state regulatory authorities. When utilized, such sales material must be accompanied or preceded by a prospectus. No other sales material has been authorized by the managing partner for use in connection with this offering. The managing partner will not offer a sales incentive program in connection with the distribution of interests in either partnership.


                              INVESTMENT OBJECTIVES

         Each partnership will participate in a drilling program, to be managed by Mewbourne Oil Company in its capacity as drilling program manager, consisting of the acquisition and development of oil and gas prospects. The primary investment objective of each partnership is to conduct oil and gas drilling and development activities on prospects in an attempt to establish long-life oil and gas reserves. In addition, a drilling program's structure is intended to result in tax benefits, consisting principally of deductions for intangible drilling costs, depletion, and depreciation. To the extent that the operations of a partnership and the related drilling program result in a net loss for a taxable period, general partners will be able to claim their respective shares of the deductions giving rise to such loss in the current year, but limited partners will not be able to claim their shares of the deductions comprising such loss in the current year except to the extent they have net passive income from other sources. See "Proposed Activities" and "Tax Aspects."

                               PROPOSED ACTIVITIES

         Under the drilling program agreement, the activities of the partnerships will focus upon the acquisition of oil and gas leases covering prospects, the drilling of development wells, and the production and operation of the resulting properties. In addition to development wells, at the discretion of the managing partner, up to 20% of a partnership's capital contributions may be expended in connection with activities relating to exploratory wells. All drilling activities involve a high degree of risk with exploratory wells presenting a higher degree of risk than development wells. Mewbourne Development Corporation will act as the managing partner of each partnership. See "Summary of Partnership Agreement and Drilling Program Agreement -- Rights and Powers of the Managing Partner." Mewbourne Oil Company will act, in its individual capacity, as the drilling program manager of each drilling program and as operator under each operating agreement.

         The managing partner intends to cause the partnerships to engage in drilling for oil and gas on a number of different prospects, none of which is yet determined. For a number of reasons, it is impossible at this time to predict with certainty the drilling activities that will be conducted by either partnership. Among these reasons are that neither partnership has yet to acquire working interests or other rights to any particular oil and gas leases and it will do so only after the prospective offering of interests is completed. Further, the amount of capital that will be raised by a partnership as a result of this offering has not yet been determined. The result of the initial drilling activities conducted by a partnership also may have a significant effect on the number and location of subsequent wells. Decisions as to the management, business, and affairs of a partnership will be made by the managing partner based upon its judgment at the time as to the best interests of the partnership.

DEVELOPMENT POLICY

         Decisions as to the number and location of the prospects in which a partnership will invest and as to the amounts spent on drilling will be made solely by the managing partner for the partnership and by the drilling program manager on behalf of the related drilling program. The managing partner intends to cause each partnership to acquire an interest in as many prospects as practicable in order to best diversify the risks associated with drilling for oil and gas, however, the number and type of wells to be drilled by a partnership will vary according to the amount of funds raised, the costs of each well and the size of the fractional working interests selected in each well.

         The managing partner will designate in writing the area comprising a prospect in which a partnership is to acquire an interest under the related drilling program agreement at or prior to the date on which a well is spudded (i.e., boring is commenced) on such prospect. The prospect area may be enlarged or contracted from time to time by the managing partner on the basis of subsequently acquired geological and engineering data to define or redefine the productive limits of the original area of the prospect. Notwithstanding the foregoing, with respect to any large, continuous known stratigraphic trend which could be defined as a continuous reservoir, the managing partner, acting in good faith, shall be permitted to limit or reduce the area of a prospect to the minimum area permitted by state law or local practices whichever is applicable, to protect against drainage from adjacent wells.

AREA OF GEOGRAPHIC CONCENTRATION

         The managing partner anticipates that all of a partnership's funds available for drilling activities will be expended in the Permian Basin, located in West Texas and Southeastern New Mexico, and also the Anadarko Basin, located in Western Oklahoma, the Texas Panhandle and Southwest Kansas. However, if the managing partner determines that it is in the best interest of a partnership to conduct additional drilling activities in other onshore geographic areas of the United States, the related drilling program and the partnership may expend available funds in such areas. At the present time, the partnerships are not committed to any specific drilling sites. No geological, engineering or other information about any geographic area, other than that contained in this prospectus, will be furnished to any prospective investor and, for that reason, no person should invest in a partnership on the basis of any expectation regarding the results of drilling on any particular drilling location.

         The Permian Basin encompasses a large area of approximately 75,000 square miles located in West Texas and Southeastern New Mexico. Since 1921, over 26 billion barrels of oil and 76 trillion cubic feet of natural gas have been produced from the Permian Basin.

         Two interior basins, the Midland Basin in West Texas and the Delaware Basin in West Texas and Southeastern New Mexico, subdivide the Permian Basin. Although drilling depths range from very shallow to more than 20,000 feet, the managing partner and its affiliates target multiple Pennsylvanian and Permian age sandstone and carbonate reservoirs along the shelf and shelf-slope areas within the interior subbasins, which lay at depths ranging from 3,000 to 13,000 feet.

         Over the past 34 years, Mewbourne Oil Company and its affiliates have conducted operations throughout the Permian Basin. Mewbourne Oil Company currently operates approximately 172 wells in the Permian Basin and Mewbourne Oil Company and its affiliates have drilled approximately 168 commercially productive oil and gas wells in the Permian Basin. These historical results are not indicative of the results that may be achieved by the partnerships and such results should not be used by potential investors in making an investment decision. In addition, a commercially productive well may not necessarily have sufficient production to recover both operating expenses and drilling and development costs. Most current operations are centered on the shelf and along shelf slope areas of the Delaware Basin located in Eddy, Chaves, and Lea County, New Mexico. It is anticipated that each partnership will, through the related drilling program, conduct a portion of its oil and gas drilling and development activities in this area of the Permian Basin. Predominantly, wells drilled by Mewbourne Oil Company in this region of the Permian Basin are classified as gas wells but produce both oil and gas. However, Mewbourne Oil Company and its affiliates have drilled a number of wells in this area which have been classified as oil wells.

         The Anadarko Basin of Western Oklahoma, the Texas Panhandle and Southwestern Kansas encompasses an area of approximately 60,000 square miles. First production was established in 1917 and since that time over 6 billion barrels of oil and 80 trillion cubic feet of natural gas have been produced from this geological basin.

         Production in the Anadarko Basin ranges from several hundred feet to over 26,000 feet in depth. Over the past 23 years, Mewbourne Oil Company and its affiliates have drilled approximately 344 commercially productive wells that have targeted Pennsylvanian, Mississippian, Devonian, and Silurian age sandstone and carbonate reservoirs along the shelf area of Western Oklahoma and the Texas Panhandle at depths of between 6,000 and 13,000 feet. Mewbourne Oil Company currently operates approximately 215 wells in the Anadarko Basin. It is anticipated that each partnership will, through the related drilling program, conduct a portion of its drilling and development activities along the shelf area of Western Oklahoma, the Texas Panhandle and Southwest Kansas. A majority of the wells drilled by Mewbourne Oil Company over the past 23 years in this region of the Anadarko Basin have been classified as gas wells but produce both oil and gas. However, Mewbourne Oil Company and its affiliates have drilled a number of wells in this area which have been classified as oil wells.

PROSPECT EVALUATION

         Mewbourne Oil Company currently employs 15 engineers, 8 geologists and 7 landmen which are available to assist in prospect origination for each drilling program. It is anticipated that Mewbourne Oil Company, as drilling program manager, will conduct substantially all prospect origination for each drilling program, although a program may conduct operations on prospects originated by third parties. Prospect origination is the process of formulating a geological or geophysical concept and negotiating for the acquisition of a sufficient interest in oil and gas leases covering the area to warrant drilling and testing. Before selecting a prospect for a drilling program, the drilling program manager will review all available engineering and geological data, which may include, but is not limited to, logs, completion reports and plugging reports for wells located in the vicinity of the proposed prospect.

COST ESTIMATES

         Prior to conducting drilling activities on behalf of a partnership, the managing partner will estimate the costs to be incurred by a partnership in drilling the wells planned for the partnership. Such estimates will be based upon the managing partner's historic experience and contracts to be entered into by the managing partner or its affiliates and non-affiliated drilling contractors fixing the footage drilling rates, and in limited circumstances stimulation costs to be incurred by the partnership.

ACQUISITION OF LEASES

         The decision for a partnership to acquire an interest in a prospect, the size and nature of the interest acquired and the terms of each such acquisition will be based upon evaluations of the properties conducted by the managing partner after consultation with the drilling program manager or independent geologists or engineers. To assist in conducting and interpreting such evaluations, the managing partner or its affiliates employ a staff of technical personnel. See "Management."

TRANSACTIONS WITH AFFILIATES

         Sale of Leases to a Partnership. All oil and gas leases to be acquired by a partnership or related drilling program will be selected by the managing partner from a variety of prospects, substantially all of which will be originated by the drilling program manager. The partnership agreement provides that neither the managing partner, nor any affiliate thereof, including an affiliated program, is permitted to sell, transfer or convey any oil and gas lease to a partnership, directly or indirectly, except in a transaction which is fair and reasonable to the partnership and in accordance with the following restrictions:

         (a) The managing partner and its affiliates may only sell an oil and gas lease to a partnership or related drilling program at a price equal to its lease acquisition costs unless the managing partner has reasonable grounds to believe that the lease acquisition costs is materially more than the fair market value of the oil and gas lease. If the managing partner determines that the lease acquisition costs is materially more than its fair market value, then, except as described below, the oil and gas lease may not be sold to a partnership or the related drilling program at a price that is in excess of its fair market value. An affiliated program may sell an oil and gas lease to a partnership or the related drilling program at its lease acquisition costs even if its lease acquisition costs is materially more than the fair market value of the oil and gas lease if:

          o The affiliated program has held the oil and gas lease for more than two years; and

          o The economic interest of the managing partner and its affiliate in the affiliated program is substantially similar to, or less than, their economic interest in the drilling program.

         (b) If the managing partner or its affiliate sells any oil and gas lease within a prospect to a partnership, it must, at the same time, sell to the partnership and the partnership must buy an equally proportionate interest in all other oil and gas leases that it owns in the same prospect.

         (c) If at any time within a period of five years from a partnership's funding, the managing partner or its affiliate proposes to acquire an interest from a non-affiliated person in a prospect in which the partnership possesses an interest or in a prospect in which the partnership's interest has been terminated without compensation within one year preceding such proposed acquisition, the following conditions will apply:

          o if the managing partner or any affiliate of the managing partner does not currently own property in the prospect separately from the partnership, then neither the managing partner nor any affiliate of the managing partner will be permitted to purchase an interest in the prospect; and

          o if the managing partner or any affiliate of the managing partner currently owns a proportionate interest in the prospect separately from the partnership, then the interest to be acquired will be divided between that partnership and the managing partner or an affiliate of the managing partner in the same proportion as is the other property in the prospect; provided, however, if cash or financing is not available to the partnership to enable it to consummate a purchase of the additional interest to which it is entitled, then neither the managing partner, nor any affiliate thereof may purchase any additional interest in the prospect during such five year period.

         (d) If the area constituting a partnership's prospect is subsequently enlarged to encompass any area in which the managing partner or any affiliate of the managing partner owns a separate oil and gas lease, such separate oil and gas lease or a portion of such lease must be sold, transferred, or conveyed to the partnership, if the activities of the partnership were material in establishing the existence of proved undeveloped reserves that are attributable to such oil and gas lease.

         (e) A sale, transfer, or conveyance of less than all of the ownership of the managing partner or any affiliate of the managing partner in any oil and gas lease is prohibited unless the interest retained by the managing partner or such affiliate is a proportionate working interest, the respective obligations of the managing partner or such affiliate and the partnership are substantially the same after the sale of the interest by the managing partner or such affiliate, and its interest in revenues does not exceed the amount proportionate to its retained working interest. Neither the managing partner, nor any affiliate of the managing partner may retain any overriding royalty interest or other burden on an interest conveyed to a partnership.

         (f) For the purposes of the preceding four paragraphs, the term "affiliate" does not include an affiliated program in which the interest of the managing partner or an affiliate of the managing partner is substantially similar to or less than its interest in the partnership.

         (g) If a partnership acquires an oil and gas lease through a farmout or joint venture from an affiliated program, the managing partner's, and any of its affiliate's aggregate compensation associated with the property and any direct or indirect ownership interest in the property may not exceed the lower of the compensation and ownership interest the managing partner and such affiliates could receive if the property were separately owned or retained by either the partnership or such other affiliated program.

         A determination of fair market value must be supported by an appraisal from an independent expert. Such opinion and any associated supporting information must be maintained in the drilling program's records for at least six years. In determining whether the lease acquisition costs is materially more than the fair market value of a particular oil and gas lease you must rely upon the managing partner's good faith in making the determination of materiality.

         Purchase of Leases from a Partnership. Neither the managing partner nor any affiliate of the managing partner, including affiliated programs, may purchase or acquire any oil and gas lease from a partnership, directly or indirectly, except in transactions that are fair and reasonable to the partnership and then subject to the following conditions:

          o A sale, transfer, or conveyance, including a farmout, of an oil and gas lease not having any proved developed reserves attributable to it from a partnership to the managing partner or its affiliate, other than an affiliated program, must be made at the higher of the lease acquisition costs or fair market value.

          o A sale, transfer, or conveyance of an oil and gas lease having proved developed reserves attributable to it from a partnership to the managing partner or its affiliate, other than an affiliated program in which the interest of the managing partner or its affiliate is substantially similar to or less than its interest in the partnership, is not permitted except in connection with the liquidation of the partnership and then only at fair market value.

          o Except in connection with farmouts or joint ventures made in compliance with the restrictions described in paragraph (b) above under the heading "Sales of Leases to a Partnership," a transfer of an undeveloped oil and gas lease from a partnership to an affiliated program must be made at fair market value if the oil and gas lease has been held for more than two years; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs.

          o Except in connection with farmouts or joint ventures made in compliance with the restrictions described in paragraph (b) above under the heading "Sales of Leases to a Partnership," a transfer of any oil and gas lease from a partnership to an affiliated program, whose investment objective is to directly acquire, hold, operate and/or dispose of producing oil and gas properties, must be made at fair market value if the oil and gas lease has been held for more than six months or there have been significant expenditures made in connection with the oil and gas lease; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs as adjusted for intervening operations.

         A determination of fair market value must be supported by an appraisal from an independent expert. Such opinion and any associated supporting information must be maintained in the drilling program's records for at least six years.

         Participation by Mr. Mewbourne. Mr. Mewbourne has historically invested directly or indirectly in the drilling and development activities of Mewbourne Oil Company and its affiliates during the past 34 years. In addition he has been an investor in the joint ventures and drilling agreements through which other investors participated in various Mewbourne Oil Company managed programs. Mr. Mewbourne's annual participation varied considerably both in level of investment and form, but in general approximated 25% to 50% of the annual expenditures.

         Mr. Mewbourne and/or affiliates intend to invest alongside each partnership in the activities of the related drilling program, however, there is no assurance that the amount of Mr. Mewbourne's participation will be in accordance with his historical custom. The amount of such investment will be subject to many variables, including the availability of working interests in the oil and gas leases, the amount of capital available to the partnerships from subscriptions, the timing of the drilling activities, and other such matters.

FARMOUTS

         A partnership will acquire only those oil and gas leases that are reasonably required for the stated purpose of the partnership, and no oil and gas leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of such oil and gas leases by the partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the partnership.

         The necessity to enter into farmouts is most likely to occur when a partnership has insufficient funds to bear development costs accompanying an oil and gas lease or where the development costs or attendant risks are substantial. The managing partner may arrange for the development or disposition of a partnership's oil and gas leases by farmout arrangements with third parties or affiliates, including an Affiliated Program, if the managing partner, in exercising the standard of a prudent operator, determines that:

          o a partnership lacks sufficient funds to drill on the oil and gas leases and cannot obtain suitable alternative financing for such drilling,

          o the oil and gas leases have been downgraded by events occurring subsequent to their acquisition by that partnership so that the drilling of the oil and gas leases would no longer be desirable to the partnership,

          o drilling on the oil and gas leases would result in an excessive concentration of a partnership's funds in one location creating, in the opinion of the managing partner, undue risk to the partnership, or

          o the best interests of a partnership would be served by the farmout.

         A partnership will not farmout an oil and gas lease for the primary purpose of avoiding payment of its costs related to drilling such oil and gas lease or prospect.

         A partnership may also farmin oil and gas leases from third parties or its affiliates, including affiliated programs, in partial or in full consideration for its agreement to drill one or more wells thereon.

         Any farmouts between a partnership and the managing partner or an affiliate of the managing partner will be on terms substantially consistent with, in the opinion of the managing partner, those available from non-affiliated third parties in the same geographic area for similar arrangements. No farmout shall be entered into between a partnership and the managing partner or an affiliate of the managing partner unless the managing partner, exercising the standard of a prudent operator, shall determine that the farmout is in the best interests of that partnership and the general and limited partners. A partnership's authority to enter into farmouts with the managing partner or an affiliate of the managing partner is subject to the same restrictions as its authority to purchase property from or sell property to the managing partner or an affiliate. See "-- Transactions with Affiliates" above. For a discussion of the prudent operator standard of conduct, see "Conflicts of Interest -- Fiduciary Responsibility of the Managing Partner."

         Any decision with respect to farmouts and farmins and the terms of any such farmout or farmin to or from a drilling program will involve conflicts of interest, as the managing partner may benefit from cost savings and reduction of risk, and in the event of a farmout or farmin to or from an Affiliated Program, the managing partner will represent both programs involved in the transaction. See "Conflicts of Interest."

         For a discussion of federal income tax risks and considerations associated with farmouts, see "Tax Aspects -- Special Features of Oil and Gas Taxation -- Farmouts and Backin Interests."

OPERATIONS

         All administration of each drilling program, including the origination of prospects and the supervision of drilling and completion activities with respect to those operations for which it is acting as operator, will be conducted by Mewbourne Oil Company in its capacity as the drilling program manager. All management functions of a partnership will be conducted by Mewbourne Development Corporation in its capacity as managing partner. The drilling program manager will perform all operating services relating to program wells, and will be entitled to be reimbursed for such services in an amount equal to all charges, including certain overhead charges, which constitute direct and indirect charges under the operating agreement or other applicable operating agreements incurred by the drilling program manager in connection with drilling or operating a program well, including an initial fixed rate, per-month, overhead charge of $780 for each producing well and $7,420 for each drilling well. The amount of the fixed rate overhead charges have been determined based upon:

          o The anticipation that each partnership's activities will be conducted in the Permian Basin, located in West Texas and Southeastern New Mexico and also the Anadarko Basin, located in Western Oklahoma, the Texas Panhandle and Southwest Kansas;

          o The managing partner's estimate of the current fixed rate overhead charges charged by other non-affiliated operators in the anticipated area of operations; and

          o guidelines set by the Council of Petroleum Accountants Societies of North America.

         The drilling program manager and affiliates of the drilling program manager currently employ approximately 103 persons on a full time basis, many of whom will be engaged in some aspect of a drilling program's activities. In addition to its own employees, the drilling program manager may utilize the services of consultants for well drilling and completion activities, production accounting and other activities. The managing partner currently employs 3 persons, all of whom are members of the drilling program manager's executive management group.

         Under the drilling program agreement, the drilling program manager has agreed to act as operator with respect to drilling and production operations conducted on each program well, except in those instances in which:

          o the oil and gas lease on which such program well is to be drilled is already subject to an existing operating agreement under which a third party has been designated as operator,

          o the requisite number of third parties being joint working interest owners in such well elect another entity as operator, or

          o the drilling program manager determines in good faith that it is not in the best interests of the participants in the drilling program and of the drilling program manager for it to act as operator.

         In any case in which the drilling program manager or its affiliate acts as operator for a drilling program's properties or provides other services or materials to a drilling program, it will do so only under a written agreement and only on terms and conditions comparable to those entered into by non-affiliated parties in the same area. Any such agreement will precisely describe the services to be rendered and all compensation to be paid and will require a partnership and its partners to pay only that portion of the fees allocable to their working interest. Fees received by the drilling program manager or its affiliate under any such operating agreement may constitute additional compensation. See "Compensation and Reimbursement."

         With respect to each program well for which the drilling program manager is to serve as operator, all operations relating to the program well, including without limitation, all costs and expenditures of drilling, testing, completing, equipping, and operating the program well shall be conducted under an operating agreement between the drilling program manager as operator, and the participants in the drilling program as non-operator, with the operating agreement to be substantially in the form and substance as the operating agreement attached to this prospectus as Attachment B to the drilling program agreement. In the event, at the time of acquisition of an oil and gas lease by the drilling program, such oil and gas lease is subject to another operating agreement or if the drilling program manager enters into an operating agreement with third parties being joint working owners in such program well, nevertheless, the operating agreement between the drilling program manager and the participants in the drilling program shall govern operations as between them. However, the drilling program manager and the managing partner shall have the right to amend the operating agreement between the drilling program manager and the participants in the drilling program covering specified oil and gas leases in order to conform to such other operating agreement, except that the operating agreement may not be amended in any manner that the managing partner determines will adversely affect a partnership or the general and limited partners in any material respect. The drilling program manager shall have the right to charge the joint account under the operating agreement between the drilling program manager and the participants in the drilling program a share attributable to the participants' working interest of any costs or expenses incurred by the drilling program manager under such other operating agreement which are not otherwise provided for in the drilling program agreement or in the operating agreement between the drilling program manager and the participants in the drilling program.

TITLE TO PARTNERSHIP PROPERTIES

         Program wells will be drilled on oil and gas leases having limited warranties of title, or none at all. As is customary in the oil and gas industry, the only investigation of title made at the time of acquisition of undeveloped properties is a preliminary review of local real estate records. Prior to drilling a program well on a prospect, the drilling program manager shall cause to be done or be satisfied that there has been done such title examination and other title curative work as the drilling program manager in its sole discretion, shall determine to be necessary or appropriate in accordance with general industry standards. In addition, a drilling title opinion is generally secured before commencement of drilling operations. Title to a partnership's properties will be held temporarily in the name of the drilling program manager in the capacity of nominee, with record title being transferred to a partnership following commencement of production from a program well. In certain circumstances a partnership will not receive record title. These circumstances include without limitation:

          o where record title is held in the name of a third party, as in the case where it is industry practice that, record title is held by a third party, such as a pooled operating interest, or

          o in the case of a federal, state, or other oil and gas lease, where an approval to the transfer is required.

         In cases where approval of a third party is required in order to transfer a working interest in an oil and gas lease, the drilling program manager will take steps to obtain approval of appropriate third parties to the assignment to the participants in the drilling program as promptly as possible.

INSURANCE

         The managing partner expects to conduct the business of each partnership and to cause the drilling program manager to conduct the business of each drilling program in a manner intended to limit, to the extent practicable, the exposure of the general partners to liability in excess of their capital contributions to that partnership. See "Liability of General and Limited Partners -- General Partners" for a discussion of the potential liability of general partners. It is anticipated that drilling activities of the partnerships will be conducted in the medium depths between 3,000 to 13,000 feet of the Northwest Shelf, and the shelf of the Delaware and Midland Basins, and Central Basin Platform geological sub-regions of the Permian Basin and the shelf and the shelf slope area of the Anadarko Basin where the probability of encountering severely over-pressured formations and other hazards associated with drilling activities is less likely. The drilling program manager and its affiliates will maintain extensive insurance coverage to protect, to the extent practicable, each partnership from losses that could arise in connection with program activities, including legal and contractual liability to third parties.

         The drilling program manager and its affiliates expect to retain the insurance coverage described below, unless such coverage becomes unobtainable or is only available at premiums which are prohibitively more expensive than the premiums now being paid for such policies. However, the drilling program manager and its affiliates will not be required to retain operator's extra expense and care, custody and control insurance coverage for a partnership after the related drilling program has completed its drilling activities.

         A brief discussion of the insurance policies that the drilling program manager and its affiliates have obtained on behalf of themselves and the partnerships is set forth below. Each of those policies is subject to terms, conditions, exclusions, and limitations that may preclude a partnership from recovering damages, expenses, and liabilities suffered by that partnership, including typically, damages and liabilities arising from or caused by:

          o the violation of any federal, state, or local statute, ordinance, or regulation,

          o    fines, penalties, and punitive and exemplary damages,

          o    war and terrorist acts,

          o    normal operation including wear and tear,

          o    faulty design, and

          o the fraud, disloyalty, theft, malicious acts or other similar conduct of employees.

Other exclusions that are customary in the insurance and oil and gas industries may also apply, including exclusions relating to pollution and environmental damages. The drilling program manager believes that from time to time the terms, conditions, exclusions, and limitations described in this section of the prospectus may prevent a partnership from recovering the full amount of any damages, expenses, and liabilities suffered by the partnership which arise in the event of an accident. In some cases a partnership may not recover any portion of such damages, expenses, and liabilities.

         If the drilling program manager and its affiliates cease to retain the coverage described below for any reason for a period of more than 20 days during the subscription period for a partnership, the offering of interests in that partnership shall cease, and subscribers for interests who have not been admitted as general and limited partners in the partnership shall receive a refund of their subscription funds. The managing partner will notify general and limited partners of any material reduction in the insurance coverage of a drilling program and partnership. Such notice shall be given thirty days in advance of the change in insurance coverage. In addition, if a drilling program or a partnership has its insurance coverage materially reduced for any reason, the partnership will halt all drilling activity until such time as comparable replacement coverage is obtained.

         The drilling program manager and its affiliates maintain comprehensive general liability, employers liability, and commercial automobile insurance policies that generally protect the insured against the routine hazards encountered by the drilling program manager, its affiliates and its employees and agents in the conduct of the business of the drilling program manager and its affiliates. The coverage amount under each of these policies is limited to $1,000,000 per occurrence. In addition, the drilling program manager and its affiliates maintain a comprehensive energy package and an excess liability policy that together provide an additional coverage amount of $50,000,000 per occurrence. The comprehensive energy package and excess liability policy are in effect and are renewed annually, but may be canceled by the insurance underwriters upon a minimum of 60 days written notice.

         The physical damage section of the comprehensive energy package, which has a coverage limit of $5,000,000 per occurrence, generally protects the insured against all risks of direct physical loss or damage to all personal property, except drilling rigs and related equipment, vehicles, oil and gas, and various other personal property, for which the insured has liability or is legally liable, subject to a maximum deductible of $5,000 per occurrence or $25,000 in the case of earthquake.

         The operators extra expense/seepage and pollution section of the comprehensive energy package, which has a coverage limit of $3,000,000 for land wells less than 10,000 feet in depth and a limit of $10,000,000 for wells greater than 10,000 feet in depth, generally protects the insured from:

          o the costs to regain control of a well that goes out of control, costs to redrill or restore a well which has been lost or otherwise damaged as a result of an out of control well,

          o third party claims for property damage relating to seepage, pollution, or contamination arising from a well out of control and the cost of cleaning up such substances,

          o loss, damage, or expense arising from the uncontrollable flow of oil, gas, or water from one subterranean stratum to another through the bore of a well, and

          o    evacuation expense if ordered by a governmental agency.

         The excess umbrella liability policies, which have coverage limits of $50,000,000, generally protect the insured against all liabilities imposed upon an insured by law or assumed under contract or agreement by the insured for damages on account of personal injuries, property damage, or advertising liability such as libel, slander, defamation and invasion of privacy caused by or arising out of an occurrence happening anywhere in the world. Injury and damage arising from seepage, pollution, or contamination is covered only if caused by a sudden, unintended, and unexpected happening. Injury and damage arising from pollution is not covered for sites used in handling, processing, treatment, storage, or disposal of waste substances or the transportation of waste substances.

THE MANAGING PARTNER'S POLICY REGARDING ROLL-UP TRANSACTIONS

         Although the managing partner has no intention of causing either partnership to engage in a roll-up transaction, it is possible at some indeterminate time in the future that a partnership will become so involved. A roll-up means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of a partnership and the issuance of securities by the "roll-up entity." The term "roll-up" does not include a transaction involving the conversion to corporate, trust, or association form of only a partnership if, as the consequence of the transaction, there will be no significant adverse change in any of the following:

          o    voting rights,

          o    the term of existence of the entity (formerly the partnership),

          o    compensation to the managing partner and its affiliates, or

          o    the entity's investment objectives.

         For the purposes of the foregoing, a "roll-up entity" means a partnership, trust, corporation, or other entity that would be created or survive after the successful completion of a proposed roll-up transaction. In the case of transactions excluded from the definition of a roll-up, the additional protections for general and limited partners described below would not be available to the general and limited partners. For the purposes of determining whether or not a transaction constituted a roll-up, the managing partner would make the determination as to whether or not there would be no "significant adverse change" in voting rights, the term of existence, compensation, or investment objectives. The managing partner realizes that to some extent the determination of whether or not such a change would be "significant" or "adverse" may vary from investor partner to investor partner. Accordingly, the managing partner intends to interpret the terms "significant" and "adverse" broadly if it is ever called upon to do so and will use its best efforts to interpret those terms as to their applicability to any reasonable investor partner, and not only as to what it perceives to be the circumstances of a majority of the general and limited partners.

         The partnership agreement provides various policies in the event that a roll-up should occur in the future. These policies include:

          o An appraisal of all partnership assets will be obtained from a competent Independent Expert, and a summary of the appraisal will be included in a report to the general and limited partners in connection with a proposed roll-up.

          o Any investor partner who votes "no" on the roll-up proposal would be offered a choice of:

               -- accepting the securities of the roll-up entity offered in the proposed roll-up, or

               -- either (a) remaining a limited partner or general partner in the partnership and preserving his or her interest in that partnership on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of that partnership.

          o    A partnership will not participate in a proposed roll-up:

               -- which would result in the diminishment of the general and limited partners' voting rights in the partnership agreement under the roll-up entity's organizational documents,

               -- which includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity,

               -- which would limit the ability of an investor partner to exercise the voting rights of its securities in the roll-up entity on the basis of the number of roll-up entity interests held by such investor partner,

               -- in which the participants' rights of access to the records of the roll-up entity would be less than those provided in the partnership agreement, or

               -- in which any of the costs of the transaction would be borne by a partnership if the proposed roll-up were not approved by the general and limited partners.

          o Any roll-up transaction involving a partnership requires the approval of a at least 66% of the total interests held by the general and limited partners.

         Depending upon the structure of any possible roll-up which may present itself, it is possible that remaining a limited partner or an general partner in the related partnership on the same terms and conditions as existed prior to the roll-up may not be possible. In such a situation, the managing partner would be required to either not consummate the proposed Roll-Up if any investor partner votes "no" or offer the general and limited partners the option of receiving cash in an amount equal to his or her pro-rata share of the appraised value of the net assets of the partnership.

         General and limited partners should understand that the selection of a cash payment in an amount equal to an their pro-rata share of the appraised value of the net assets of a partnership may not fully compensate the investor partner for his investment.

                                   MANAGEMENT

         Mewbourne Development Corporation was originally incorporated in 1982 as Caliche Pipeline Company in the state of Texas. The company was formed to facilitate the gathering, transporting and marketing of natural gas. In 1990, Caliche Pipeline Company was merged into a newly incorporated Caliche Pipeline Company, a Delaware corporation. In 1992, Caliche Pipeline Company sold all its remaining interest in gas gathering and marketing activities to an affiliated company, and changed its name to Mewbourne Development Corporation. Mewbourne Development Corporation will serve as the managing partner of each partnership and in such capacity will have the sole power and authority to act on behalf of the partnerships with respect to the management, control, and administration of the properties, business, and affairs of each partnership. The managing partner was organized for the purpose, among other things, of engaging in any and all phases of the oil and gas business, including sponsoring and forming limited or general partnerships for the purpose of acquiring and owning working interests in oil and gas properties and offering limited or general partner interests therein to investors.

         Mewbourne Oil Company, a Delaware corporation, was incorporated in 1967 and is a wholly owned indirect subsidiary of Mewbourne Holdings, Inc. The drilling program manager provides management and technical services and serves as operator for ventures of Mewbourne Holdings, Inc., the managing partner and Mr. Mewbourne. In this connection, the drilling program manager develops oil and gas prospects, acquires leasehold interests, and serves as the operator in the drilling, completion, and production of oil and gas wells. Mewbourne Oil Company will also conduct the administration of the business, and affairs of each drilling program. Mewbourne Oil Company maintains offices in Tyler, Perryton, Midland and Amarillo, Texas; Hobbs, New Mexico; and Oklahoma City and Woodward, Oklahoma. The general offices are located at 3901 South Broadway, Tyler, Texas 75701. Mewbourne Oil Company employs approximately 103 persons including 15 engineers, 9 geologists, 7 landmen, 8 accountants, and 12 other degreed administrative professionals.

         Mewbourne Holdings, Inc., a Texas corporation, was founded by Mr. Mewbourne in 1965 and is a privately owned corporation which serves as the parent company for both the managing partner and the drilling program manager and their affiliates.

                   OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES


                               Corporate Structure

                        --------------------------
                         Mewbourne Holdings, Inc.  ---------------
                        --------------------------               -
                                    -                            -
                        --------------------------               -
                                Mewbourne                        -
                                Financial              ----------------------
                               Corporation                   Mewbourne
                        --------------------------          Development
                                    -                       Corporation,
                                    -                     Managing General
                        --------------------------            partner
                              Mewbourne Oil            ----------------------
                                 Company,                        -
                                                                 -
                           Operator/Program Mgr.                 -
                        --------------------------     ----------------------
                                                             Mewbourne        -
                        --------------------------            Energy          - INVESTORS
                                                           partners 99-00     -
                                                       ----------------------
  --------------------                                           -
        Curtis W.          --------------------------            -
        Mewbourne    -------                                     -
     or affiliates                                   -------------
  --------------------           Program Wells

  --------------------
        Mewbourne    -------
     Operated Joint        --------------------------
        Ventures
    or partnerships
  --------------------

     Both the managing partner and the drilling program manager are directly or indirectly wholly owned subsidiaries of Mewbourne Holdings, Inc. The following table provides information as to the beneficial ownership of Mewbourne Holdings, Inc., as of December 31, 1999 by each person who, to their knowledge, beneficially owned 5% or more of their respective outstanding capital stock.

                                                                      Number and
                                                 Class of             percent of              Percent of
                Owner                            Security                Share              Voting Rights
                -----                         ---------------        -------------          -------------
Curtis W. Mewbourne                           Preferred stock        24,000 shares                 92%
                                              $.10 par value             100%

Ruth Anne Mewbourne and Julie Mewbourne       Common stock              700 shares             2.6666%
Trustees of the Dorothy Elizabeth Mewbourne   $.10 par value              33.33%
Trust No. 1

Dorothy Elizabeth Mewbourne and Julie         Common stock              700 shares             2.6666%
Mewbourne, Trustees of the Ruth Anne          $.10 par value              33.33%
Mewbourne Trust No. 1

Dorothy Elizabeth Mewbourne and Ruth Anne     Common Stock              700 shares             2.6666%
Mewbourne, Trustees of the Julie Mewbourne    $.10 par value              33.33%
Trust No. 1

OFFICERS, DIRECTORS AND KEY EMPLOYEES OF THE MANAGING PARTNER AND THE DRILLING PROGRAM MANAGER

         Set forth below are the names, ages and positions of the officers, directors and key employees of the managing partner and the drilling program manager. Directors are elected to serve until the next annual meeting of shareholders or until their successors are elected and qualified, and officers serve at the discretion of the Board of Directors.

                 Officers and Directors of the Managing Partner

         Name                                                                    Position
         ----                                                                    --------
Curtis W. Mewbourne..................................................   President and Director
J. Roe Buckley.......................................................   Treasurer, Chief Financial Officer and
                                                                        Secretary
Michael F. Shepard ..................................................   Secretary and General Counsel
Dorothy M. Cuenod....................................................   Assistant Secretary and Director
Ruth M. Buckley......................................................   Assistant Secretary and Director
Julie M. Greene......................................................   Assistant Secretary and Director

             Officers and Directors of the Drilling Program Manager


         Name                                                                    Position
         ----                                                                    --------

Curtis W. Mewbourne..................................................   President and Director
Joseph F. Odom.......................................................   Vice President of Administration and
                                                                        Personnel
J. Roe Buckley.......................................................   Vice President, Treasurer, Chief Financial
                                                                        Officer and Secretary
Dorothy M. Cuenod....................................................   Assistant Secretary and Director
Monty L. Whetstone...................................................   Vice President-Production
Kenneth S. Waits.....................................................   Vice President-Exploration
Ruth M. Buckley......................................................   Assistant Secretary and Director
Julie M. Greene......................................................   Assistant Secretary and Director

         Curtis W. Mewbourne, age 64, formed Mewbourne Holdings, Inc. in 1965 and serves as Chairman of the Board and President of Mewbourne Holdings, Inc., Mewbourne Oil Company and Mewbourne Development Corporation. He has operated as an independent oil and gas producer for the past 35 years. Mr. Mewbourne received a Bachelor of Science Degree in Petroleum Engineering from the University of Oklahoma in 1957. Mr. Mewbourne is the father of Dorothy M. Cuenod, Ruth M. Buckley, and Julie M. Greene and the father-in-law of J. Roe Buckley.

         Joseph F. Odom, age 61, joined Mewbourne Oil Company as Manager, Administration and Personnel of Mewbourne Oil Company in November, 1981, and was elected Vice President of Administration and Personnel in March, 1993. Prior to joining Mewbourne Oil Company, Mr. Odom was employed in personnel management positions with Delta Drilling Company from 1980 to 1981, with Great Lakes Chemicals from 1978 to 1980 and with Air Products and Chemicals from 1963 to 1978. Mr. Odom received a Bachelor of Science in Management from the University of West Florida.

         J. Roe Buckley, age 37, joined Mewbourne Holdings, Inc. in July, 1990 and serves as Vice President, Treasurer, Chief Financial Officer and Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Mr. Buckley was employed by Mbank Dallas from 1985-1990 where he served as a commercial loan officer. He received a Bachelor of Arts in Economics from Sewanee in 1984. Mr. Buckley is the son-in-law of Curtis W. Mewbourne and is married to Ruth M. Buckley. He is also the brother-in-law of Dorothy M. Cuenod and Julie M. Greene.

         Michael F. Shepard, age 53, joined Mewbourne Oil Company in 1986 and serves as Secretary and General Counsel of Mewbourne Development Corporation. He has practiced law exclusively in the oil and gas industry since 1979 and formerly was counsel with Parker Drilling Company and its Perry Gas subsidiary for seven years. Mr. Shepard holds the Juris Doctor degree from the University of Tulsa where he received the National Energy Law and Policy Institute award as the outstanding graduate in the Energy Law curriculum. He received the B.A. degree, magna cum laude, from the University of Massachusetts in 1976. Mr. Shepard is a member of the bar in Texas and Oklahoma.

         Dorothy Mewbourne Cuenod, age 40, received a B.A. Degree in Art History from the University of Texas and a Masters of Business Administration Degree from Southern Methodist University. Since 1984 she has served as a Director and Assistant Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Ms. Cuenod is the daughter of Curtis W. Mewbourne and is the sister of Ruth M. Buckley and Julie M. Greene. She is also the sister-in-law of J. Roe Buckley.

         Ruth Mewbourne Buckley, age 38, received a Bachelor of Science Degrees in both Engineering and Geology from Vanderbilt University. Since 1987 she has served as a Director and Assistant Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Ms. Buckley is the daughter of Curtis W. Mewbourne and is the sister of Dorothy M. Cuenod and Julie M. Greene. She is also the wife of J. Roe Buckley.

         Julie Mewbourne Greene, age 36, received a B.A. in Business Administration from the University of Oklahoma. Since 1988 she has served as a Director and Assistant Secretary of both Mewbourne Development Corporation and Mewbourne Oil Company. Prior to that time she was employed by Rauscher, Pierce, Refsnes, Inc. Ms. Greene is the daughter of Curtis W. Mewbourne and is the sister of Dorothy M. Cuenod and Ruth M. Buckley. She is also the sister-in-law of J. Roe Buckley.

KEY EMPLOYEES

         J. Allen Brinson - Mr. Brinson, age 49, Administrative Land Manager and Assistant Secretary, has been with Mewbourne Oil Company since January, 1979. Previously, he was employed for two years by Gulf Oil Corporation in its Land Department. Mr. Brinson received a Bachelor of Business Administration from Angelo State University in 1973 and a Master of Business Administration from the University of Texas-Permian Basin in 1977.

         B. Alan Clark - Mr. Clark, age 47, Controller and drilling program Administrator, joined Mewbourne Oil Company May, 1979. Prior to joining Mewbourne Oil Company, Mr. Clark was employed by Texas Oil and Gas Corporation as Assistant Supervisor of Joint interest Accounting from 1976 to 1979. Mr. Clark has served in several accounting/financial positions with Mewbourne Oil Company prior to his current position. Mr. Clark received a Bachelor of Business Administration in Accounting from the University of Texas at Arlington.

         W. Ronald Howell - Mr. Howell, age 47, District Manager-Woodward, Oklahoma District, joined Mewbourne Oil Company in July, 1979. Previously, he was employed by AMOCO Production Company in production assignments. Mr. Howell received a Bachelor of Science in Engineering from Texas Tech University in 1975.

         A. Wayne Jones - Mr. Jones, age 44, Manager-Oil and Gas Marketing, joined Mewbourne Oil Company in April, 1984. He was previously employed by Crystal Oil Company as Manager of Natural Gas Sales Administration. Mr. Jones received a Bachelor of Business Administration in 1978 and a Master of Business Administration in Marketing in 1980 from Louisiana Tech University.

         Bryan M. Montgomery - Mr. Montgomery, age 40, Manager-Economics and Evaluation, joined Mewbourne Oil Company upon his graduation from the University of Oklahoma in August, 1984, where he received a Bachelor of Science in Petroleum Engineering. Mr. Montgomery has previously served in operations and reservoir engineering positions.

         Ralph P. Moore - Mr. Moore, age 49, District Exploration Manager, joined Mewbourne Oil Company in August, 1993 as a prospect geologist. After graduating from Stephen F. Austin State University in 1972 with a Bachelor of Science in Geology, Mr. Moore served in various positions in the oil and gas industry. Prior to joining Mewbourne Oil Company, Mr. Moore served as Regional Exploration Manager for Pacific Enterprises Oil Company.

         Roy L. Hunter - Mr. Hunter, age 52, has been with Mewbourne Oil Company since January 1998 and is District Manager Exploration office-Amarillo, Texas. He graduated from the University of Texas at Austin with a B.A. in 1972. For the five years prior to joining MOC, Mr. Hunter was a Division Land Manager with Maxus Energy Corporation.

         Jarold W. Elgin - Mr. Elgin, age 40, District Manager-Hobbs, New Mexico, joined Mewbourne Oil Company in February, 1998. After graduating from Mississippi State in 1983 with a Bachelor of Science in Petroleum Engineering, Mr. Elgin worked as the Operations Manager of the Blackbird Company, a Louisiana independent oil and gas company, from 1988 to 1998. He joined Mewbourne from the Blackbird Company.

         Tony D. Phillips - Mr. Phillips, age 42, District Exploration Manager for Oklahoma City, joined Mewbourne Oil Company in August, 1980 upon his graduation from the University of Oklahoma where he received a Bachelor of Science in Petroleum Land Management. Previously, Mr. Phillips has served as Landman and District Landman. Mr. Phillips manages exploration efforts in the Anadarko Basin in Western Oklahoma.

         Brent R. Thurman - Mr. Thurman, age 40, District Manager-Perryton, Texas District, joined Mewbourne Oil Company in January 1983. Prior to his present assignment, he served in various supervisory positions in production and completions at both Hobbs, New Mexico and Perryton, Texas. Mr. Thurman received a Bachelor of Science in Petroleum Engineering from Texas Tech University in 1982.

         Kenneth S. Waits - Mr. Waits, age 39, Vice President of Exploration, has been with Mewbourne Oil Company since February, 1984. He joined the company following his graduation from the University of Oklahoma where he received a Bachelor of Science in Petroleum Engineering in December, 1983. He currently manages all of Mewbourne Oil Company's exploration efforts. He has also served as Exploration Manager for Western Oklahoma. Previously, he held positions in Operations and in Reservoir/Evaluations.

         Monty L. Whetstone - Mr. Whetstone, age 38, Vice President of Production, joined Mewbourne Oil Company in June, 1985 after graduating from Texas Tech University with a Bachelor of Science in Petroleum Engineering. Mr. Whetstone served as a District Superintendent - Woodard, Oklahoma, Unit Engineer and as the Drilling/Production Engineering Supervisor prior to assuming his present position.

COMPENSATION

         None of the officers or directors of the managing partner or the drilling program manager will receive remuneration directly from the partnerships or the drilling programs, but will continue to be compensated by their present employers. Each partnership and each drilling program will reimburse the managing partner, the drilling program manager, and their affiliates for costs of overhead falling within the definition of administrative costs, including without limitation, salaries of the officers and employees of the managing partner or drilling program manager; provided that no portion of the salaries of the directors or of the executive officer of the managing partner or drilling program manager may be reimbursed as administrative costs.

EXECUTIVE OFFICER

         Mr. Mewbourne directly controls and directs all key policy decisions of the management group of the managing partner and the drilling program manager and is the only executive officer of both the managing partner and the drilling program manager.

         Cash Compensation to Executive Officer. The cash compensation paid by the managing partner and the drilling program manager for services rendered during the year ended December 31, 1999 to Mr. Mewbourne was

$124,800. As of the date of this prospectus, members of the respective boards of directors of the managing partner and the drilling program manager do not receive any special compensation for serving as director.

         Executive Officer Compensation Under Plans. Mewbourne Oil Company maintains the Employees' Pension Plan and Trust as a qualified defined benefits plan for all full time employees with five years of service. The Employees' Pension Plan and Trust provides for maximum retirement benefits of 50% of an employee's average monthly base pay, calculated on the highest five consecutive years, for persons with 30 or more years of service. Employees with less than 30 years of service will have their retirement benefits proportionally reduced.

The following table sets forth the Employees' Pension Plan and Trust benefits at various years of service and salary levels.


                                  PENSION TABLE
                              Years of Service (1)

           SALARY            10              15             20              25              30
           ------          ------         ------         ------          ------           ------
          120,000          20,000         30,000         40,000          50,000           60,000
          100,000          16,666         25,000         33,333          41,666           50,000
           75,000          12,500         18,750         25,000          31,250           37,500
           50,000           8,333         12,500         16,666          20,833           25,000

---------------------

(1)      Assumes a Lifetime Only Benefit (benefits cease upon employees death).


Under the Employees' Pension Plan and Trust, Mr. Mewbourne would have a lifetime benefit of $5,200 per month based on his current base salary of $124,800 and assuming he works until age 65 at which time he would have 36 years of employment.

         Mewbourne Holdings, Inc. maintains an incentive compensation plan for key personnel, which is funded by overriding royalty interests burdening prospects developed by the drilling program manager. Payments to employees are discretionary and are made net of expenses. Gross payments from the plan to employees were approximately $559,000 for the fiscal year ended June 30, 1999. The interests in the oil and gas leases to be acquired by the drilling program will not be burdened by plan royalties and the partnerships will not bear any costs or expenses attributable to the plan.

         Non-Cash Compensation of Executive Officer. Mr. Mewbourne, as the sole executive officer of the managing partner and the drilling program manager, was provided club memberships for use in performing his assigned duties and from time to time used such memberships for personal purposes. To the extent any club membership was used for non-reimbursed, non-job related purposes, a proportionate part of the cost of providing such use would have constituted remuneration to the user. The managing partner and the drilling program manager are unable without unreasonable effort to determine the extent of such non-reimbursed, non-job related use, but believes that during the year ended December 31, 1999 the amounts of such benefits received by such officer did not exceed 10% of such officer's cash compensation for the year.

CERTAIN TRANSACTIONS

         Participation in Drilling Program Activities. Mr. Mewbourne and/or his affiliates, other than affiliated programs, have historically invested directly in the exploration and development activities of Mewbourne Oil Company during the past 34 years. In addition, he and/or his affiliates, other than affiliated programs, have been an investor in the joint ventures and drilling agreements through which, other investors participated in various Mewbourne Oil Company managed programs. Mr. Mewbourne's and his affiliates, other than affiliated programs, annual participation varied considerably both in level of investment and form, but in general approximated 25% to 50% of the annual expenditures.

         Mr. Mewbourne intends to invest directly and/or indirectly alongside each partnership in the activities of each drilling program, however, we cannot assure that the amount of Mr. Mewbourne's participation will be in accordance with his historical custom. The amount of such investment will be subject to many variables, including the availability of working interests in the oil and gas leases, the amount of capital available to each partnership from subscriptions, the timing of the drilling activities, and other such matters.

                              CONFLICTS OF INTEREST

o The managing partner currently manages and in the future will sponsor and manage other partnerships similar to the partnerships in which interests are being offered.

o The managing partner will decide which prospects each partnership will acquire.

o The drilling program manager will act as the operator for program wells, under the operating agreement, the terms of which have not been negotiated by non-affiliated persons.

o The managing partner and its affiliates will contribute oil and gas leases and sell other property to the drilling program and related partnerships.

o The managing partner is a general partner of numerous other partnerships and owes duties of good faith and fair dealing to such other partnerships.

o The managing partner and its affiliates engage in significant drilling, operating, and producing activities for other partnerships.

o Affiliates of the managing partner are eligible to purchase interests, and subject to limitations, interests purchased by an affiliate will have voting rights under the partnership agreement.

FIDUCIARY RESPONSIBILITY OF THE MANAGING PARTNER

         The contemplated activities of each partnership will involve decisions by the managing partner, on behalf of each partnership, and the drilling program manager, on behalf of the related drilling program, and transactions between the partnership, the related drilling program, the managing partner, or affiliates thereof. Because of the common control of each partnership, each drilling program, the managing partner, the drilling program manager, and other affiliates thereof, any such decisions or transactions will lack the benefits of arm's-length bargaining and will necessarily involve conflicts of interest. The managing partner is accountable to each partnership as a fiduciary and is required to act in good faith in the best interests of each partnership at all times. The managing partner will attempt, in good faith, to resolve all conflicts of interest in a fair and equitable manner with respect to all persons affected by those conflicts of interest. Nevertheless, the actions of the managing partner may not be the most advantageous to a partnership and could fall short of the full exercise of such fiduciary duty. No provision has been made for an independent review of conflicts of interest.

         The partnerships are organized under Delaware law, and under Delaware law the general partner of a partnership owes a fiduciary duty to the partnership and to its partners. Under Delaware law, the managing partner will owe the general and limited partners a duty of good faith, fairness, and loyalty. In this regard, the managing partner is required to supervise and direct the activities of each partnership prudently and with that degree of care, including acting on an informed basis, which an ordinarily prudent person in a like position would use under similar circumstances. Moreover, the managing partner must act at all times in the best interests of each partnership and the general and limited partners. Since the law in this area is rapidly developing and changing, investors who have questions concerning the responsibilities of the managing partner should consult their own counsel.

         Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations. The partnership agreement contains provisions which modify what would otherwise be the applicable Delaware law relating to the fiduciary standards of the managing partner to the general and limited partners. The fiduciary standards in the partnership agreement could be less advantageous to the general and limited partners and more advantageous to the managing partner than the corresponding fiduciary standards otherwise applicable under Delaware law, specifically:

         o a partnership may indemnify and hold harmless the managing partner and its affiliates,

         o the managing partner is required to devote only so much of its time as is necessary to manage the affairs of the partnership,

         o the managing partner and its affiliates may conduct business with a partnership in a capacity other than as a sponsor,

         o the managing partner and any of its affiliates may pursue business opportunities that are consistent with a partnership's investment objectives for their own account, and

         o the managing partner may manage multiple programs simultaneously.

         As summarized above the partnership agreement contains provisions which are intended to limit the liability of the managing partner or any affiliate of the managing partner for any act or omission within the scope of authority conferred upon them under the partnership agreement or drilling program agreement if the managing partner has determined in good faith, as of the time of the conduct or omission, that such conduct or omission was in the best interest of a partnership and that it did not constitute negligence or misconduct. The managing partner would be subject to a conflict of interest in making any such determination. The limitation upon the fiduciary standards in the partnership agreement could be less advantageous to the general and limited partners and more advantageous to the managing partner than the corresponding fiduciary standards otherwise applicable under Delaware law. The purchase of interests may be deemed as consent to the fiduciary standards set forth in the partnership agreement. As a result of these provisions in the partnership agreement, the general and limited partners may find it more difficult to hold the managing partner responsible for acting in the best interests of a partnership and its general and limited partners than if the fiduciary standards of the otherwise applicable Delaware law governed the situation.

         The partnership agreement and drilling program agreement provide for indemnification of the managing partner, the drilling program manager and affiliates of the drilling program manager and their respective officers and directors against claims arising from conduct or omission on behalf of a partnership or a drilling program. Such indemnification will be available if the managing partner determines in good faith, as of the time of the conduct or omission, that the conduct or omission was in the best interest of the related partnership and that it did not constitute negligence or misconduct. The managing partner would be subject to a conflict of interest in making any such determination as to whether the managing partner or its affiliates should be indemnified, and the general and limited partners must rely upon the integrity of the managing partner in making such determination.

         Where the question has arisen, courts have held that an investor partner may institute a legal action called a class action on behalf of himself and all other similarly situated investor partners to recover damages for a breach by a general partner of his fiduciary duty. An investor partner may also institute a legal action called a derivative suit on behalf of the partnership to recover damages from third parties. In addition, investor partners may have the right, subject to procedural and jurisdictional requirements, to bring partnership class actions in federal courts to enforce their rights under the federal securities laws. Further, investor partners who have suffered losses in connection with the purchase or sale of their interests in a partnership may be able to recover such losses from a general partner where the losses result from a violation by the general partner of the antifraud provisions of the federal securities laws. The burden of proving such a breach, and all or a portion of the expense of such lawsuit, would have to be borne by the investor partner bringing such action. In the event of a lawsuit for a breach of its fiduciary duty to a partnership and/or the general and limited partners, the managing partner, depending upon the particular circumstances involved, might be able to avail itself under Delaware law of various defenses to the lawsuit.

         In the performance of its duties as operator under an operating agreement, the program manager is required to act in accordance with a prudent operator standard. In general, under the prudent operator standard, a person is required to act in the same manner as an ordinary prudent operator would act under the same or similar circumstances. The prudent operator standard is significantly less restrictive than the fiduciary duty imposed upon the managing partner. Conduct under the prudent operator standard may not necessarily be the most advantageous to a partnership and under such standard it would be more difficult to hold the program manager responsible for acts or omissions in its capacity as operator than if the fiduciary duty standard were otherwise applicable.

FARMOUTS

         Any farmout or similar agreement pertaining to a partnership's oil and gas leases must comply with the rules, restrictions, and guidelines described in this prospectus and the limitations set forth in the partnership agreement, and will be subject to the following conditions:

         o the managing partner must determine that the farmout or similar agreement is in the best interests of the partnership,

         o the terms of the farmout or similar agreement must be consistent with, and in any case no less favorable to the partnership than, those utilized in the same geographic area for similar arrangements, and

         o if the assignee under the farmout is the managing partner or its affiliate then, the farmout is subject to the same restrictions as applicable to a purchase of undeveloped property from the partnership. See "Proposed Activities -- Transactions with Affiliates -- Purchase of Leases from the Partnership."

         The decision of the managing partner with respect to making a farmout and the terms of a farmout to an affiliate may involve conflicts of interest, as the managing partner or the affiliate may benefit from cost savings and reduction of risk, and in the event of a farmout to an affiliate, the managing partner will represent both the partnership and the affiliate.

         None of a partnership's oil and gas leases will be farmed out unless the managing partner, determines that:

         o the partnership lacks sufficient funds to drill on the oil and gas lease and cannot obtain suitable alternative financing for such drilling,

         o the value of the oil and gas lease has been reduced by events occurring or information disclosed to such managing partner after assignment of the oil and gas lease to the partnership so that drilling would no longer be desirable for the partnership,

         o drilling on the oil and gas lease would result in an excessive concentration of the partnership's funds creating, in the managing partner's opinion, undue risk to the partnership, or

         o the best interests of the partnership would be served by the farmout.

         A partnership will acquire only those oil and gas leases that are reasonably required for the stated purpose of the partnership, and no oil and gas leases will be acquired for the purpose of subsequent sale or farmout, unless the acquisition of the oil and gas leases by that partnership is made after a well has been drilled to a depth sufficient to indicate that the acquisition is believed to be in the best interest of the partnership. The managing partner is not permitted to farmout a property for the primary purpose of avoiding payment of the costs relating to drilling on the property that would otherwise be allocable to the managing partner. See "Proposed Activities -- Farmouts," and "Conflicts of Interest -- Sale of Leases to a Partnership" and "Purchase of Leases from a Partnership."

PURCHASE OF LEASES FROM A PARTNERSHIP

         Neither the managing partner nor its affiliate, including an affiliated program, may purchase or acquire any oil and gas lease from a partnership, directly or indirectly, except in transactions that are fair and reasonable to the partnership and then subject to the following conditions:

         o a sale, transfer or conveyance, including a farmout, of an oil and gas lease not having any proved developed reserves attributable to it from a partnership to the managing partner, or its affiliate, other than an affiliated program, must be made at the higher of the lease acquisition costs or fair market value,

         o a sale, transfer or conveyance of an oil and gas lease (having proved developed reserves attributable to it from the partnership to the managing partner or its affiliate, other than an affiliated program in which the interest of the managing partner or its affiliate is substantially similar to or less than its interest in the partnership, is not permitted except in connection with the liquidation of the partnership and then only at fair market value,

         o except in connection with farmouts or joint ventures made in compliance with the partnership agreement. which is summarized in the final paragraph of the subsection entitled "Sale of Lease to the partnership" below, a transfer of an undeveloped oil and gas lease from the partnership to an affiliated program must be made at fair market value if the oil and gas lease has been held for more than two years; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs, and

         o except in connection with farmouts made in compliance with the restrictions described in the partnership agreement, a transfer of any oil and gas lease from the partnership to an affiliated program, whose investment obligation is to directly acquire, hold, operate and/or dispose of producing oil and gas properties, must be made at fair market value if the oil and gas lease has been held for more than six months or there have been significant expenditures made in connection with the oil and gas lease; otherwise, if the managing partner deems it to be in the best interest of the partnership, the transfer may be made at the lease acquisition costs as adjusted for intervening operations.

A determination of fair market value must be supported by an appraisal from an independent expert. Such opinion and any associated supporting information must be maintained in a drilling program's records for at least six years.

SALE OF LEASES TO A PARTNERSHIP

         The managing partner has discretion in selecting the oil and gas leases to be contributed to a partnership by the managing partner and the location and type of operations that a partnership will conduct on the contributed oil and gas leases. A portion of such oil and gas leases may be part of the managing partner's existing inventory. In determining which oil and gas leases should be contributed to a partnership, if the managing partner or its affiliates has oil and gas leases in its own inventory at the time, the managing partner would be subject to a conflict of interest in selecting properties for the partnership out of its or an affiliate's inventory or from third party sellers.

ADJACENT ACREAGE

         A drilling program may not drill any well for the purpose of proving or disproving the existence of oil or gas on any adjacent acreage held by the managing partner or an affiliate of the managing partner. Nevertheless, such drilling activities may incidentally develop information valuable to the managing partner or affiliates of the managing partner in evaluating their nearby acreage at no cost to them. Mewbourne Oil Company or its affiliates also may retain an ownership interest in an oil and gas lease contributed by the managing partner to a drilling program and the use of drilling program funds to drill a well on such oil and gas lease will reduce the cost and risk to the managing partner or its affiliates of drilling on such oil and gas lease. Accordingly, a conflict of interest will exist between the interest of the partnership and the interest of the managing partner in selecting the location and type of operations which the related drilling program will conduct on drilling program leases where the managing partner or affiliates of the managing partner own oil and gas leases in the vicinity of the drilling program leases or retain an ownership interest in the drilling program leases. In addition, the liability of the managing partner and its affiliates to the partnerships is limited as set forth under "-- Fiduciary Responsibility of the Managing Partner" and such limitations significantly increase the potential conflicts that may arise with regard to the acquisition and operation of adjacent acreage.

OTHER ACTIVITIES

         As summarized in "Risk Factors -- Particular Risks Relating to the Interests -- Limitations on the Fiduciary Obligations of the Managing Partner and the Managing Partner's Responsibility to Determine the Application of the Limitations," the partnership agreement modifies the fiduciary duties owed by the managing partner or its affiliates to a partnership and the general and limited partners by specifically modifying the duties otherwise owed under Delaware law. The partnership agreement specifically permits the managing partner and its affiliates to engage in and possess interests in other business ventures of any and every type and description, independently or with others, including without limitation the acquisition, ownership, exploration, development, operation, and management of oil and gas properties for themselves and other persons, and the organization and management of other partnerships and joint ventures similar to the partnerships; provided, however, except as otherwise set forth in the partnership agreement and as described in "Proposed Activities -- Transactions with Affiliates," the managing partner and its affiliates may pursue business opportunities that are consistent with the partnerships' investment objectives for their own account only after they have determined that such opportunity either cannot be pursued by a partnership because of insufficient funds or because it is not appropriate for a partnership under the existing circumstances. The managing partner and its affiliates currently act as the managing general partner of several other oil and gas drilling partnerships. See "Prior Activities." The business of these partnerships may be considered competitive with the business of the partnerships in areas such as markets for production, use of equipment, and access to the time and financial resources of management, as well as in other areas. In addition, the managing partner or its affiliates may sponsor additional drilling partnerships and other oil and gas partnerships in the future. Therefore, the managing partner will be acting on behalf of each partnership as managing partner, on behalf of existing partnerships, and on behalf of other partnerships and joint ventures which the managing partner or its affiliates may sponsor in the future. As a result of these activities of the managing partner and its affiliates, circumstances may arise where the interest of the managing partner or of its affiliates in such independent ventures will conflict with those of the general and limited partners with respect to the acquisition of prospects, the utilization of available drilling services and similar matters. A conflict of interest may arise, for example, when a partnership, the managing partner and other prior or future oil and gas partnerships in which the managing partner or its affiliate has an interest will have an opportunity to acquire the same oil and gas leases. In these situations, it may be expedient for the managing partner to favor one partnership or venture over another. It is possible that the managing partner or its affiliates will be in the process of acquiring oil and gas leases for inclusion in other drilling partnerships at the same time that they are acquiring oil and gas leases for inclusion in a drilling program.

CONTRACTS WITH MEWBOURNE AND AFFILIATES

         The managing partner and its affiliates do not own any drilling rigs or service companies, and except for the providing of gas compressors from an affiliate of the managing partner and for the operating agreement, the managing partner currently does not anticipate that it will enter into contracts and agreements with either partnership for the rendering of services or the sale and lease of supplies and equipment. However, the partnership agreement specifically permits a partnership and the managing partner to enter into agreements for such purposes and for the lending of money to a partnership. Neither the managing partner nor any affiliate of the managing partner will enter into any agreement with a partnership to provide services, supplies and equipment unless:

         (a) the managing partner or such affiliate is engaged independently of the partnership as an ordinary and ongoing business in the business of rendering such services or selling or leasing such equipment and supplies to a substantial extent to other persons in the oil and gas industry in addition to partnerships or drilling programs in which the managing partner or such affiliate has an interest,

         (b) the compensation, price, or rental is competitive, determined as of the time that the contract is entered into, with the compensation, price, or rental of other persons in the area engaged in the business of rendering comparable services or selling or leasing comparable equipment and supplies which could reasonably be made available to the partnership, and

         (c) if the managing partner or such affiliate is not engaged in a business within the meaning of clause (a) above, then such compensation, price, or rental is the lesser of the cost of such services, equipment, or supplies to the managing partner or such affiliate or the competitive rate which could be obtained in the area. Any loan of money to a partnership by the managing partner or its affiliate may not bear interest in excess of the lesser of the rate the managing partner or such affiliate is required to pay on similar borrowings or the highest lawful rate, or in any event at a rate in excess of the amount which would be charged to the partnership by independent third parties for the same purpose. See "Additional Financing."

         All contracts between a partnership and the managing partner or its affiliate may be terminated upon the vote or written consent of more than 50% of the interest of the general and limited partners without penalty on 60 days' advance written notice. Notwithstanding any provision to the contrary, the managing partner and its affiliates may not profit by drilling in contravention of their fiduciary obligations to the general and limited partners. In addition, no rebates may be received by the managing partner or any affiliate nor may the managing partner or any affiliate participate in any reciprocal business arrangements.

MEWBOURNE OIL COMPANY AS OPERATOR

         Under the terms of each drilling program agreement, the drilling program manager has agreed to serve as operator of program wells. Each drilling program agreement specifically provides that any operating agreement pertaining to the drilling program manager's acting as an operator of program wells will be subject to the limitations set forth in the related partnership agreement with respect to contracts for the rendering of services and the sale and lease of supplies and equipment, which limitations are described in the preceding paragraph. In the event that non-affiliated parties do not participate, or have a small interest, in a drilling program's prospects there will be no independent oversight with respect to the competitiveness of the operating agreements entered into with the drilling program manager. See "Proposed Activities -- Operations" and "Compensation and Reimbursement -- Compensation as Operator."

OWNERSHIP OF INTERESTS BY THE MANAGING PARTNER OR ANY AFFILIATES

         The managing partner and its affiliates are eligible to subscribe for interests, provided that any interests so purchased must be purchased for investment purposes only and not for the purpose of resale or any further public distribution. It is the managing partner's current intention that the managing partner and/or an affiliate of the managing partner will subscribe for such number of interests as may be necessary for each partnership in which interests are being offered to receive the minimum subscription amount of 1,000 interests ($1,000,000). The number of interests in a partnership that may be purchased by the managing partner and/or its affiliates is not subject to any specific maximum limitations but instead depends upon the number of subscriptions for interests received and accepted from non-affiliates. However, although there are no limitations upon the number of interests that may be purchased by an affiliate, the managing partner does not intend to purchase any interests in a partnership if the partnership has already received the minimum subscription amount and the managing partner does not intend to purchase any more interests in a partnership than necessary to ensure that such partnership receives the minimum subscription amount. Any interests purchased by the managing partner or its affiliates will have voting rights under the partnership agreement, provided that during the time period that Mewbourne Development Corporation or its affiliate is serving as the managing partner of a partnership any interests owned by the managing partner or its affiliates which in the aggregate represent more than 20% of the total interests held by investor general and limited partners in that partnership shall not have any voting rights under the partnership agreement and shall not be counted for voting purposes. In addition, during the time period that Mewbourne Development Corporation or its affiliate is serving as the managing partner of a partnership, none of the interests owned by the managing partner or its affiliates shall be counted for voting purposes or for purposes of determining a quorum or have any voting rights under the partnership agreement concerning the removal of the managing partner or any transaction between that partnership and the managing partner or its affiliates. Notwithstanding the voting limitation imposed upon interests owned by the managing partner or its affiliates, to the extent that interests in a partnership are acquired by the managing partner or its affiliates, such ownership interests has the effect of diluting the voting power of the other general and limited partners in that partnership. The exercise of the voting rights of any interests owned by the managing partner or its affiliates could give rise to a conflict of interest between the managing partner and the investor general and limited partners.

                                PRIOR ACTIVITIES

PRIOR PARTNERSHIPS

         The managing partner has historically originated and managed drilling and development activities through which a limited number of qualified participants, including other oil and gas companies, acquired individual working interests in leases by means of joint ventures and drilling agreements. The structure of such transactions, including the manner in which costs and revenues are shared varied considerably and in each case are substantially different from those of an investor partner investing in a partnership.

         During the period 1977-1980, affiliates of the general partner sponsored a series of five private limited partnerships. The general partner has also sponsored eleven public partnerships, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P., Mewbourne Energy Partners 99-A, L.P. and two private partnerships, Mewbourne Development Partners 1992 GP and Mewbourne Energy Partners 1994 Private L.P. Except for the above described partnerships, neither the general partner nor any of its affiliates have sponsored any private or public partnerships within the past ten years. The financial disclosure provided below is presented on a tax basis of accounting.

         FOR PURPOSES OF MAKING AN INVESTMENT DECISION, THE STRUCTURE AND ACTIVITIES OF THE FIVE PRIVATE LIMITED PARTNERSHIPS SPONSORED DURING THE YEARS 1977 THROUGH 1980 ARE NOT COMPARABLE TO THE PARTNERSHIPS. IN PARTICULAR, THE FIVE PRIVATE LIMITED PARTNERSHIPS WERE STRUCTURED TO INCLUDE ONE OR MORE OF THE FOLLOWING ATTRIBUTES:

         o ADDITIONAL ASSESSMENTS WERE REQUIRED FROM THE INVESTORS AS CONTRASTED TO THE CURRENT OFFERING WHICH DOES NOT ALLOW FOR ANY ADDITIONAL ASSESSMENTS,

         o SIGNIFICANT INDEBTEDNESS WAS INCURRED AS CONTRASTED TO THE CURRENT OFFERING WHICH CONTEMPLATES ONLY LIMITED BORROWINGS AND IN LIMITED CIRCUMSTANCES,

         o EXCESS INCOME WAS REINVESTED IN ADDITIONAL DRILLING ACTIVITIES AS CONTRASTED TO THE PROPOSED OFFERING WHICH DOES NOT CONTEMPLATE SIGNIFICANT REINVESTMENT OF EXCESS INCOME,

         o ACTIVITIES WERE ENGAGED IN THAT ARE NOT COMPARABLE TO THE ACTIVITIES PROPOSED TO BE ENGAGED IN BY THE CURRENT OFFERING, INCLUDING DRILLING EXPLORATORY WELLS, AS CONTRASTED TO THE CURRENT OFFERING WHICH CONTEMPLATES THE DRILLING OF PRIMARILY DEVELOPMENT WELLS, AND/OR

         o THE SHARING OF PARTNERSHIP'S REVENUES AND COSTS BETWEEN THE MANAGING PARTNER AND THE INVESTORS WAS MADE IN A SIGNIFICANTLY DIFFERENT METHOD AS CONTRASTED TO THE CURRENT OFFERING.

DUE TO THESE SIGNIFICANT DIFFERENCES, THE DISCLOSURE REGARDING THE PRIOR ACTIVITIES OF THE FIVE PRIVATE LIMITED PARTNERSHIPS MAY NOT BE RELEVANT TO A PROSPECTIVE SUBSCRIBER MAKING AN INVESTMENT DECISION WITH RESPECT TO A PARTNERSHIP AND ARE NOT INDICATIVE OF THE RESULTS THAT MAY BE ACHIEVED BY EITHER PARTNERSHIP.

         The following table is to indicate the total amount of administrative costs incurred, as of December 31, 1999, by partnerships sponsored by the managing partner or its affiliates, and the percentage of subscriptions raised in each partnership as compared to other costs incurred by each partnership.

                                                                  Other Costs(1)              Administrative Costs
                                                          -----------------------------  ------------------------------
                                                                         Percentage of                    Percentage of
                     Partnership(3)                          Amount      Subscriptions      Amount        Subscriptions
--------------------------------------------------------  ------------  ---------------  -------------  ---------------
Mewbourne Oil, Ltd. 1977 (4) .........................      $3,386,123     100.75%       $   783,973         23.33%
Mewbourne Oil, Ltd. 1978 .............................      12,178,316     275.15%         2,457,127         55.52%
Mewbourne Oil, Ltd. 1978B (5) ........................       7,901,956     196.02%         1,322,538         32.81%
Mewbourne Oil, Ltd. 1979 (4)..........................       7,005,778     162.89%         1,267,283         29.46%
Mewbourne Oil, Ltd. 1980 (4)..........................       2,783,153     135.73%           398,584         19.44%
Mewbourne Development Partners 92 GP..................       1,189,057     101.58%            39,651          3.39%
Mewbourne Development Partners 93-A LP................       1,341,851      96.21%            35,782          2.57%
Mewbourne Development Partners 93-B LP................       1,351,817     103.11%            42,367          3.23%
Mewbourne Development Partners 94-A LP................       1,268,156     105.24%            40,045          3.32%
Mewbourne Development Partners 94-B LP................       1,093,572     107.28%            49,355          4.84%
Mewbourne Development Partners 94-C LP................       1,097,775     105.60%            49,598          4.77%
Mewbourne Energy Partners 1994 Private LP.............       1,555,074     104.73%               991           .07%
Mewbourne Energy Partners 95-A, L.P...................       1,656,862     101.32%            85,758          5.24%
Mewbourne Energy Partners 95-B, L.P...................       2,037,059     100.28%            28,203          1.39%
Mewbourne Energy Partners 96-A, L.P...................       4,001,784     102.32%            84,195          2.15%
Mewbourne Energy Partners 97-A, L.P...................       3,576,736     112.73%            83,001          2.62%
Mewbourne Energy Partners 98-A, L.P...................       3,527,883      94.45%            21,568           .58%
Mewbourne Energy Partners 99-A, L.P...................       3,687,193      64.38%                 0           .00%(2)

-----------------------
(1)      Includes lease acquisition costs, and all direct costs.

(2)      Represents less than .01%.

(3)      Unless otherwise noted, all partnerships are currently operating.

(4)      This partnership was terminated November 30, 1994.

(5)      This partnership was terminated September 1, 1996.

PAST COMPENSATION

         In connection with a series of five private limited partnerships sponsored by an affiliate of the managing partner during 1977-1980 and two private limited partnerships and a series of eleven public limited partnerships sponsored by the managing partner since December 1992, such partnerships have made the following payments to the managing partner and its affiliates.

              PAYMENTS MADE TO THE MANAGING PARTNER AND AFFILIATES
                                December 31, 1999

                                                         Nonrecurring
                                                          Management
                                                              and                                                 Administrative
                                                         Organization       Lease                     Operating        Cost
                 Partnership                                  Fee       Acquisition (1) Equipment       Fees       Reimbursement
====================================================    =============== ============== ============ ============= ===============
Mewbourne Oil, Ltd. 1977(2).........................        $35,000       $300,689  $   795,925    $1,226,840     $   753,129
Mewbourne Oil, Ltd. 1978A(4)........................         54,450        639,122    2,242,378     4,251,920       2,017,279
Mewbourne Oil, Ltd. 1978B(3)........................         47,216        332,025    1,584,709     2,608,629       1,250,786
Mewbourne Oil, Ltd. 1979(2).........................         52,230        490,024    1,357,496     2,169,170       1,194,485
Mewbourne Oil, Ltd. 1980(2).........................         26,628        301,720      472,053       307,664         491,564
Mewbourne Development Partners 92 GP(4).............         63,162        267,012      206,087       148,894          39,651
Mewbourne Development Partners 93-A, L.P.(4)........         61,568        107,736      284,788       291,267          35,782
Mewbourne Development Partners 93-B, L.P.(4)........         57,870        170,348      269,789       234,211          42,367
Mewbourne Development Partners 94-A, L.P.(4)........         53,193        226,601      220,389       159,342          40,045
Mewbourne Development Partners 94-B, L.P.(4)........         44,996         86,100      210,303       169,688          49,355
Mewbourne Development Partners 94-C, L.P.(4)........         45,887         95,606      207,651       166,934          49,598
Mewbourne Energy Partners 1994 Private L.P.(4)......              0        225,612      187,265       176,869             991
Mewbourne Energy Partners 95-A, L.P.(4).............         91,763        375,864      288,861       214,384          85,758
Mewbourne Energy Partners 95-B, L.P.(4).............         19,909        519,456      222,045       186,804          28,203
Mewbourne Energy Partners 96-A, L.P.(4).............        164,872        946,832      726,810       415,967          84,195
Mewbourne Energy Partners 97-A, L.P. (4)............         99,521        758,185      602,842       282,963          83,001
Mewbourne Energy Partners 98-A, L.P.(4).............         76,882        848,953      548,447       238,572          21,568
Mewbourne Energy Partners 99-A, L.P.(4).............              0              0      326,237        69,886               0

--------------------
(1) Interests in oil and gas properties were acquired at cost from Mewbourne Oil Company.

(2)      This partnership was terminated on November 30, 1994.

(3)      This partnership was terminated on September 1, 1996.

(4)      This partnership is currently operating.

         The following table is presented to indicate certain sale distribution characteristics concerning partnerships sponsored by the managing partner or its affiliates.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                           EXPERIENCE IN RAISING FUNDS

                                                                Date of First
                                                                   Revenue      Number of                      Maximum
                  Partnership                    Funding Date   Distribution    Units Sold   Price Per Unit Offering Size
================================================ =============  ============= ============== =============  =============
Mewbourne Oil, Ltd. 1977(1).....................    8/25/77         6/27/78(2)(3) 193.0        $10,000       $3,000,000
Mewbourne Oil, Ltd. 1978A(8)....................     5/4/78         2/24/84(2)(3) 288.0         10,000        4,000,000
Mewbourne Oil, Ltd. 1978B (7)...................    12/6/78        12/31/80(2)(3) 286.5         10,000        4,000,000
Mewbourne Oil, Ltd. 1979(1).....................    7/10/79         12/8/80(2)(3) 312.5         10,000        4,000,000
Mewbourne Oil, Ltd. 1980(5)(1)..................    5/22/80            --  (2)(3) 147.0         10,000        4,000,000
Mewbourne Development Partners 92 GP(8).........   12/31/92         5/18/93(3)    116.0         10,000        5,000,000
Mewbourne Development Partners 93-A, L.P.(8)....   10/11/93           2/21/94     1,382        1,000(6)      10,000,000
Mewbourne Development Partners 93-B, L.P.(8)....   12/31/93           4/25/94     1,299        1,000(6)      10,000,000
Mewbourne Development Partners 94-A, L.P.(8)....    6/30/94          10/24/94     1,194        1,000(6)      10,000,000
Mewbourne Development Partners 94-B, L.P.(8)....    11/4/94           3/21/95     1,100        1,000(6)      10,000,000
Mewbourne Development Partners 94-C, L.P.(8)....   12/30/94           4/28/95     1,030        1,000(6)      10,000,000
Mewbourne Energy Partners 1994 Private L.P.(8)..   12/30/94           4/28/95      73.5         20,000       10,000,000
Mewbourne Energy Partners 95-A, L.P.(8).........   10/11/95           2/19/96     1,619        1,000(6)      10,000,000
Mewbourne Energy Partners 95-B, L.P.(8).........   12/29/95           5/20/96     2,011        1,000(6)      10,000,000
Mewbourne Energy Partners 96-A, L.P.(8).........    11/7/96           3/20/97     3,872        1,000(6)      10,000,000
Mewbourne Energy Partners 97-A, L.P.(8).........    11/9/97           3/20/98     3,141        1,000(6)      10,000,000
Mewbourne Energy Partners 98-A, L.P.(8).........   11/20/98           3/25/99     3,698        1,000(6)      10,000,000
Mewbourne Energy Partners 99-A, L.P.(8).........   11/22/99               N/A     5,727        1,000(6)      10,000,000


                                                 Contributions
                                                      From
                  Partnership                     Investors(4)
================================================ ==============
Mewbourne Oil, Ltd. 1977(1).....................   $2,891,000
Mewbourne Oil, Ltd. 1978A(8)....................    3,456,000
Mewbourne Oil, Ltd. 1978B (7)...................    3,581,250
Mewbourne Oil, Ltd. 1979(1).....................    3,906,250
Mewbourne Oil, Ltd. 1980(5)(1)..................    1,837,500
Mewbourne Development Partners 92 GP(8).........    1,160,000
Mewbourne Development Partners 93-A, L.P.(8)....    1,382,000
Mewbourne Development Partners 93-B, L.P.(8)....    1,299,000
Mewbourne Development Partners 94-A, L.P.(8)....    1,194,000
Mewbourne Development Partners 94-B, L.P.(8)....    1,010,000
Mewbourne Development Partners 94-C, L.P.(8)....    1,030,000
Mewbourne Energy Partners 1994 Private L.P.(8)..    1,470,000
Mewbourne Energy Partners 95-A, L.P.(8).........    1,619,000
Mewbourne Energy Partners 95-B, L.P.(8).........    2,011,000
Mewbourne Energy Partners 96-A, L.P.(8).........    3,872,000
Mewbourne Energy Partners 97-A, L.P.(8).........    3,141,000
Mewbourne Energy Partners 98-A, L.P.(8).........    3,698,000
Mewbourne Energy Partners 99-A, L.P.(8).........    5,727,000

----------------------
(1)      This partnership was terminated on November 30, 1994.

(2) Cash Distributions reflect the policy to retain initial revenues to reinvest in additional wells. Retention of revenues delayed the commencement of distributions to the participants.

(3) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A, 1978B, 1979 and 1980 partnerships retained $1,836,329, $3,580,177, $2,326,134 and
         $223,343 of distributable operating cash flow to reinvest in additional drilling, respectively, and $5,391,821, $30,072, $125,133 and $732,939 of distributable operating cash flow was used to repay borrowings of the partnership, respectively. The 92 GP, 93-A, 93-B, 94-A, 94-B, 94-C MEP 94-Private and 97-A partnerships retained $64,165, $24,614, $76,838, $82,864, $124,975, $111,208, $25,852, and $303,818
         respectively of distributable operating cash flow to complete drilling operations.

(4) Includes initial subscriptions plus additional assessments, if any, under the provisions of each offering. Also includes contributions by the managing partner and its affiliates in each of public programs previously sponsored by the managing partner. Such contributions were in the amounts of $480,000, $400,000, $366,000, $437,500 and $660,000
         in each of Mewbourne Development partners 93-A, L.P., Mewbourne Development partners 93-B, L.P., Mewbourne Development partners 94-A, L.P., Mewbourne Development partners 94-B, L.P., Mewbourne Development partners 94-C, L.P., respectively.

(5) The activities of this partnership consisted solely of exploratory drilling.

(6)      Each partnership required a minimum investment of five units or $5,000.

(7)      This partnership was terminated September 1, 1996.

(8)      This partnership is currently operating.

PREVIOUS DRILLING ACTIVITIES

         The following table reflects the previous drilling activity of partnerships sponsored by the managing partner or its affiliates.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                                DRILLING RESULTS
                       Inception Through December 31, 1999


                                                               Gross(1)                        Net(2)
                                                    -------------------------------------------------------------------
                                                                                                             Percent
                    Partnership                       Completed        Dry        Completed       Dry       Completed
=================================================== ============= ============= ============= =========== =============
Mewbourne Oil Ltd., 1977-A(3) .......................     15             4           8.00        2.33           77%
Mewbourne Oil Ltd., 1978A(7) ........................     35            11          20.68        6.58           76%
Mewbourne Oil Ltd., 1978B (6) .......................     31             8          15.66        4.10           79%
Mewbourne Oil Ltd., 1979(3) .........................     27            12          13.60        5.62           71%
Mewbourne Oil Ltd., 1980(3)(4) ......................     34            11           3.31        0.96           78%
                                                       -----         -----          -----       -----        -----
      Total .........................................    142            46          61.25       19.59           76%
                                                       -----         -----          -----       -----        -----

Mewbourne Development Partners 92 GP(7) .............      6             4           0.73        0.56           56%
Mewbourne Development Partners 93-A, L.P.(7) ........      9             0           2.57           0          100%
Mewbourne Development Partners 93-B, L.P.(7) ........     14             0           2.09           0          100%
Mewbourne Development Partners 94-A, L.P.(7) ........      8             1           1.19        0.14           89%
Mewbourne Development Partners 94-B, L.P.(7) ........      5             0           1.28           0          100%
Mewbourne Development Partners 94-C, L.P.(7) ........      4             0           1.30           0          100%
Mewbourne Energy Partners 1994 Private L.P.(7) ......      5             1           3.03        0.33           90%
Mewbourne Energy Partners 95-A, L.P.(7) .............      7             0           2.91           0          100%
Mewbourne Energy Partners 95-B, L.P.(7) .............      6             3           2.03         .74           73%
Mewbourne Energy Partners 96-A, L.P.(7) .............     14             3           4.75         .73           87%
Mewbourne Energy Partners 97-A, L.P.(7) .............     15             4           2.91         .70           81%
Mewbourne Energy Partners 98-A, L.P.(7) .............     18             3           3.76         .60           86%
Mewbourne Energy Partners 99-A, L.P.(5)(7) ..........     11             1           4.37         .48           90%
                                                       -----         -----          -----       -----        -----
      Total .........................................    122            20          32.92        4.28           88%
                                                       =====         =====          =====       =====        =====

----------

(1) Gross wells include all wells in which investors owned a working interest.

(2) Net wells is the total percentage of working interest owned by the partnership in the wells.

(3)      This partnership was terminated on November 30, 1994.

(4) The activities of this partnership consisted solely of exploratory drilling.

(5) As of December 31, 1999, this partnership was engaged in drilling and completion activities.

(6)      This partnership was terminated September 1, 1996.

(7)      This partnership is currently operating.

PAYOUT AND NET CASH TABLES

     The following tables provide information concerning the operating results of partnerships sponsored by the managing partner or its affiliates.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                             INVESTORS' PAYOUT TABLE
                                December 31, 1999


                                                                               Total Expenditures     Revenues Before
                                                           Investors' Funds   Including Operating   Deducting Operating
                     Partnership                             Invested (1)          Costs (2)             Costs (3)
=====================================================      ================   ====================  ====================
Mewbourne Oil, Ltd. 1977(4)(5) .........................   $ 2,643,700           $ 6,269,489           $ 6,527,236
Mewbourne Oil, Ltd. 1978A(4)(9) ........................     3,121,150             1,961,733            22,575,395
Mewbourne Oil, Ltd. 1978B(4) (8) .......................     3,247,534            12,719,565            13,452,048
Mewbourne Oil, Ltd. 1979(4)(5) .........................     3,541,520            11,371,906            17,853,374
Mewbourne Oil, Ltd. 1980(4)(5)(6) ......................     1,637,969             3,464,815             1,555,414
Mewbourne Development Partners 92 GP(9) ................     1,049,800             1,626,902             1,094,167
Mewbourne Development Partners 93-A, L.P.(9) ...........     1,250,848             1,873,386             1,011,730
Mewbourne Development Partners 93-B, L.P.(9) ...........     1,175,725             1,903,870             1,186,410
Mewbourne Development Partners 94-A, L.P.(9) ...........     1,080,690             1,770,735             1,164,250
Mewbourne Development Partners 94-B, L.P.(9) ...........       914,151             1,671,775             1,396,574
Mewbourne Development Partners 94-C, L.P.(9) ...........       932,253             1,633,821             1,375,892
Mewbourne Energy Partners 1994 Private L.P.(9) .........     1,470,000             1,751,131               876,456
Mewbourne Energy Partners 95-A, L.P.(9) ................     1,619,000             2,373,558             2,413,873
Mewbourne Energy Partners 95-B, L.P.(9) ................     2,011,000             2,540,078               797,831
Mewbourne Energy Partners 96-A, L.P. (9) ...............     3,872,000             5,190,027             2,498,329
Mewbourne Energy Partners 97-A, L.P.(9) ................     3,141,000             4,416,577             2,524,713
Mewbourne Energy Partners 98-A, L.P.(7)(9)  ............     3,698,000             4,023,212               734,581
Mewbourne Energy Partners 99-A, L.P.(7)(9) .............     5,727,000             3,701,986                     0


------------
(1) Total subscriptions less organization, promotion, and, if applicable, management fees.
(2) Includes total of all subscriptions, organization, promotion, and management fees, drilling and completion costs, and operating costs. Assumes all investors paid cash for their interests.
(3) Represents all oil and gas revenues credited to the investors net of royalties and other burdens. Does not include interest or other income.
(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.
(5)  This partnership was terminated on November 30, 1994.
(6) The activities of this partnership consisted solely of exploratory drilling.
(7) As of December 31, 1999, this partnership was engaged in drilling and completion activities.
(8)  This partnership was terminated on September 1, 1996.
(9)  This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                            INVESTORS' NET CASH TABLE
                                December 31, 1999


                                                                       Total Expenditures   Total Revenues After
                                                     Investors' Funds   Net of Operating     Deducting Operating        Cash
                 Partnership                           Invested (1)        Costs (2)               Costs (3)       Distributions(4)
                 -----------                         ----------------  ------------------   --------------------   ----------------

Mewbourne Oil, Ltd. 1977(5)(6) .....................  $  2,643,700        $  3,716,418          $  3,974,165       $  3,223,641(7)
Mewbourne Oil, Ltd. 1978A(5)(11) ...................     3,121,150          11,772,325            14,385,980          7,030,320(7)
Mewbourne Oil, Ltd. 1978B(5)(10) ...................     3,247,534           7,687,559             8,420,042          4,861,930(7)
Mewbourne Oil, Ltd. 1979(5)(6) .....................     3,541,520           7,172,702            13,654,170         11,874,362(7)
Mewbourne Oil, Ltd. 1980(5)(6)(8) ..................     1,637,969           2,895,049               985,648                  0(7)
Mewbourne Development Partners 92 GP(11) ...........     1,049,800           1,389,781               857,046            659,835(7)
Mewbourne Development Partners 93-A, L.P.(11) ......     1,250,848           1,542,903               681,427            547,470(7)
Mewbourne Development Partners 93-B, L.P.(11) ......     1,175,715           1,548,528               831,068            629,640(7)
Mewbourne Development Partners 94-A, L.P.(11) ......     1,080,690           1,449,806               843,321            660,330(7)
Mewbourne Development Partners 94-B, L.P.(11) ......       914,151           1,262,343               987,142            734,580(7)
Mewbourne Development Partners 94-C, L.P.(11) ......       932,253           1,269,316             1,011,387            777,150(7)
Mewbourne Energy Partners 1994 Private L.P.(11) ....     1,470,000           1,540,503               665,828            600,930(7)
Mewbourne Energy Partners 95-A, L.P.(11) ...........     1,619,000           1,973,200             2,013,515          1,670,130(7)
Mewbourne Energy Partners 95-B, L.P.(11) ...........     2,011,000           2,233,742               491,495            375,210
Mewbourne Energy Partners 96-A, L.P.(11) ...........     3,872,000           4,535,819             1,844,119          1,376,100
Mewbourne Energy Partners 97-A, L.P.(11) ...........     3,141,000           3,986,979             2,095,115          1,575,090
Mewbourne Energy Partners 98-A, L.P.(9)(11)  .......     3,698,000           3,900,344               611,713            559,350
Mewbourne Energy Partners 99-A, L.P. (9)(11) .......     5,727,000           3,687,227               (14,759)                 0

----------
(1)      Total subscriptions less organization, promotion, and management fees.
(2) Includes total of all subscription, organization, promotion, and management fees, and drilling and completion costs.
(3) Represents all oil and gas revenues credited to the investors net of royalties, other burdens and operating costs. Does not include interest or other income.
(4)      Net cash distributed to investors.
(5) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.
(6)      This partnership was terminated on November 30, 1994.
(7) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A, 1978B, 1979 and 1980 partnerships retained $1,836,329, $3,580,177, $2,326,134 and
         $223,343 of distributable operating cash flow to reinvest in additional drilling, respectively, and $5,391,821, $30,072, $125,133 and $732,939 of distributable operating cash flow was used to repay borrowings of the partnership, respectively. The 92 GP, 93-A, 93-B, 94-A, 94-B, 94-C and MEP 94-Private partnerships retained $64,165, $24,614, $76,838, $82,864, $124,975, $111,208, $25,852, respectively of distributable operating cash flow to complete drilling operations.
(8) The activities of this partnership consisted solely of exploratory drilling.
(9) As of December 31, 1999, this partnership was engaged in drilling and completion activities.
(10)     This partnership was terminated on September 1, 1996.
(11)     This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                         MANAGING PARTNER'S PAYOUT TABLE
                                December 31, 1999

                                                                Total Expenditures Including  Revenues Before Deducting
                          Partnership                              Operating Costs (1)           Operating Costs (2)
=============================================================== ============================  ==========================
Mewbourne Oil, Ltd. 1977(3)(4) ..............................            $1,658,587                    $2,293,090
Mewbourne Oil, Ltd. 1978A(3)(8) .............................             6,073,181                     7,881,827
Mewbourne Oil, Ltd. 1978B(3)(7) .............................             3,732,499                     4,975,412
Mewbourne Oil, Ltd. 1979(3)(4) ..............................             3,024,062                     6,603,302
Mewbourne Oil, Ltd. 1980(3)(4)(5) ...........................               704,328                       575,287
Mewbourne Development Partners 92 GP(8) .....................               207,455                       273,541
Mewbourne Development Partners 93-A, L.P.(8) ................               258,069                       252,931
Mewbourne Development Partners 93-B, L.P.(8) ................               266,999                       296,603
Mewbourne Development Partners 94-A, L.P.(8) ................               246,721                       291,063
Mewbourne Development Partners 94-B, L.P.(8) ................               249,926                       349,144
Mewbourne Development Partners 94-C, L.P.(8) ................               239,359                       343,974
Mewbourne Energy Partners 1994 Private L.P.(8) ..............               128,634                         8,853
Mewbourne Energy Partners 95-A, L.P.(8) .....................               142,962                       360,694
Mewbourne Energy Partners 95-B, L.P.(8) .....................               118,145                       119,216
Mewbourne Energy Partners 96-A, L.P.(8) .....................               258,476                       373,314
Mewbourne Energy Partners 97-A, L.P.(8) .....................               201,432                       377,256
Mewbourne Energy Partners 98-A, L.P.(6)(8) ..................               140,087                       109,765
Mewbourne Energy Partners 99-A, L.P.(6)(8) ..................               932,284                             0

-----------------
(1)      Includes managing partner's share of drilling and completion costs.

(2) Represents all oil and gas revenues credited to the managing partner net of royalties and other burdens. Does not include interest or other income.

(3) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(4)      This partnership was terminated on November 30, 1994.

(5) The activities of this partnership consisted solely of exploratory drilling.

(6) As of December 31, 1999, this partnership was engaged in drilling and completion activities.

(7)      This partnership was terminated on September 1, 1996.

(8)      This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                        MANAGING PARTNER'S NET CASH TABLE
                                December 31 1999

                                                                           Total Revenues After
                                                    Total Expenditures Net Deducting Operating
                   Partnership                      of Operating Costs (1)      Costs (2)        Cash Distributions(3)
==================================================  ===================== ====================== =====================
Mewbourne Oil, Ltd. 1977(4)(5) .....................      $  762,173            $1,396,676            $1,137,362
Mewbourne Oil, Ltd. 1978A(4)(9) ....................       3,307,313             5,115,959             3,108,544
Mewbourne Oil, Ltd. 1978B(4)(8) ....................       1,871,615             3,114,528             1,890,870
Mewbourne Oil, Ltd. 1979(4)(5) .....................       1,470,929             5,050,169             4,499,400
Mewbourne Oil, Ltd. 1980(4)(5)(6) ..................         493,595               364,554                     0
Mewbourne Development Partners 92 GP(9) ............         148,174               214,260               164,959
Mewbourne Development Partners 93-A, L.P.(9) .......         175,446               170,308               136,867
Mewbourne Development Partners 93-B, L.P.(9) .......         178,169               207,773               157,410
Mewbourne Development Partners 94-A, L.P.(9) .......         166,472               210,814               165,082
Mewbourne Development Partners 94-B, L.P.(9) .......         147,558               246,770               183,645
Mewbourne Development Partners 94-C, L.P.(9) .......         148,233               252,848               194,287
Mewbourne Energy Partners 1994 Private L.P.(9) .....         126,511                 6,730                 6,070
Mewbourne Energy Partners 95-A, L.P.(9) ............          80,148               297,880               249,560
Mewbourne Energy Partners 95-B, L.P.(9) ............          72,377                73,448                56,066
Mewbourne Energy Partners 96-A, L.P.(9) ............         160,718               275,556               205,624
Mewbourne Energy Partners 97-A, L.P.(9) ............         137,238               313,062               235,358
Mewbourne Energy Partners 98-A, L.P. (9) ...........         121,730                91,408                83,581
Mewbourne Energy Partners 99-A, L.P.(7)(9) .........         922,455                (9,839)                    0

-----------------------
(1) Includes managing partner's share of drilling and completion costs, exclusive of operating costs.

(2) Represents all oil and gas revenues credited to the managing partner net of royalties, other burdens and operating costs. Does not include interest or other income.

(3) Net cash distributed to managing partner. May include return of capital.

(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(5)      This partnership was terminated on November 30, 1994.

(6) The activities of this partnership consisted solely of exploratory drilling.

(7) As of December 31, 1999, this partnership was engaged in drilling and completion activities.

(8)      This partnership was terminated on September 1, 1996.

(9)      This partnership is currently operating.

TAX DEDUCTIONS AND TAX CREDITS

         The following two tables reflect the investors' share of the following described partnerships' available tax deductions that were reported in the partnerships' tax returns and such share of tax deductions as a percentage of their subscriptions. The following percentages do not reflect the effect of the revenues from the partnership's operations and are subject to audit adjustments by the IRS. The following tables are based on past experience and should not be considered as necessarily indicative of the results that may be expected from an investment in a partnership. It is suggested that prospective subscribers consult with their tax advisors concerning the tax benefits available to them taking into account their individual tax circumstances. The tax benefits available to each investor may vary materially depending upon their individual tax circumstances.


              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                      CUMULATIVE TAX BENEFITS TO INVESTORS
                             PER $10,000 INVESTMENT
                                December 31, 1999


                                                                       Aggregate                    Cumulative Tax Benefits
                                                    First Year Tax     Deductions    First Year Tax Through December 31,
                   Partnership                      Deductions (1)   Thereafter (1)   Benefits (2)        1999 (2)
===============================================     =============== ================ ============== =======================
Mewbourne Oil, Ltd. 1977(3) .....................         $2,902         $ 3,326         $2,031            $ 4,336
Mewbourne Oil, Ltd. 1978A(7) ....................          5,709          14,402          3,996             12,056
Mewbourne Oil, Ltd. 1978B(6) ....................          2,896           9,445          2,027              8,293
Mewbourne Oil, Ltd. 1979(3) .....................          4,999           5,348          3,500              6,753
Mewbourne Oil, Ltd. 1980(3)(4) ..................          2,926           6,284          2,048              5,885
Mewbourne Development Partners 92 GP(7) .........          1,964           5,384            609              2,741
Mewbourne Development Partners 93-A, L.P.(7) ....          4,228           2,214          1,674              2,551
Mewbourne Development Partners 93-B, L.P.(7) ....          2,321           4,538            919              2,716
Mewbourne Development Partners 94-A, L.P.(7) ....          6,065           1,412          2,402              2,961
Mewbourne Development Partners 94-B, L.P.(7) ....          5,523           1,849          2,187              2,919
Mewbourne Development Partners 94-C, L.P.(7) ....          4,955           2,252          1,962              2,853
Mewbourne Energy Partners 1994 Private L.P.(7)...          5,057           2,838          2,003              3,126
Mewbourne Energy Partners 95-A, L.P.(7) .........          5,239             620          2,075              2,320
Mewbourne Energy Partners 95-B, L.P.(7) .........          3,716           3,631          1,472              2,909
Mewbourne Energy Partners 96-A, L.P.(7) .........          3,479           3,018          1,378              2,573
Mewbourne Energy Partners 97-A, L.P.(7) .........          3,781           3,671          1,497              2,950
Mewbourne Energy Partners 98-A, L.P.(7) .........          2,867           3,111          1,135              2,307
Mewbourne Energy Partners 99-A, L.P.(5)(7) ......          4,961               0          1,935              1,935


----------

(1)      Tax deductions include Non-Capital Expenditures.

(2) Tax benefits are tax deductions multiplied by the respective year's maximum individual tax rate.

(3)      This partnership was terminated on November 30, 1994.

(4) The activities of this partnership consisted solely of exploratory drilling.

(5) As of December 31, 1999, this partnership was engaged in drilling and completion activities.

(6)      This partnership was terminated on September 1, 1996.

(7)      This partnership is currently operating.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS

                       CASH DISTRIBUTIONS AND TAX BENEFITS
                       AS A PERCENT OF TOTAL SUBSCRIPTIONS
                                December 31, 1999
                             (Investors' share only)


                                                                    Cash
                        Partnership                          Distributions (1)    Tax Benefits (2)   Total Return (3)
=========================================================== ==================== ================== ==================
Mewbourne Oil, Ltd. 1977(4)(5) ...................                 111.5%(6)           43.3%              154.9%
Mewbourne Oil, Ltd. 1978A(4)(10) .................                 203.4%(6)          120.6%              324.0%
Mewbourne Oil, Ltd. 1978B(4)(9) ..................                 135.8%(6)           82.9%              218.7%
Mewbourne Oil, Ltd. 1979(4)(5) ...................                   304%(6)           67.5%              371.5%
Mewbourne Oil, Ltd. 1980(4)(5)(7) ................                   0.0%(6)           58.9%               58.9%
Mewbourne Development Partners 92 GP(10) .........                  56.9%(6)           27.4%               83.8%
Mewbourne Development Partners 93-A, L.P.(10) ....                  39.6%(6)           25.5%               65.1%
Mewbourne Development Partners 93-B, L.P.(10) ....                  48.5%(6)           27.2%               75.6%
Mewbourne Development Partners 94-A, L.P.(10) ....                  55.3%(6)           29.6%               84.9%
Mewbourne Partners 94-B, L.P.(10) ................                  72.7%(6)           29.2%              101.9%
Mewbourne Development Partners 94-C, L.P.(10) ....                  75.5%(6)           28.5%              104.0%
Mewbourne Energy Partners 1994 Private L.P.(10)...                  40.9%(6)           31.3%               72.1%
Mewbourne Energy Partners 95-A, L.P.(10) .........                 103.2%(6)           23.2%              126.4%
Mewbourne Energy Partners 95-B, L.P.(10) .........                  18.7%(6)           29.1%               47.8%
Mewbourne Energy Partners 96-A, L.P.(10) .........                  35.5%(6)           25.7%               61.3%
Mewbourne Energy Partners 97-A, L.P.(10) .........                  50.2%(6)           29.5%               79.7%
Mewbourne Energy Partners 98-A, L.P.(10) .........                  15.1%              23.7%               38.8%
Mewbourne Energy Partners 99-A, L.P.(8)(10) ......                   0.0%              19.4%               19.4%

------------------------

(1) Represents total cash distributions made to partners divided by total funds invested by partners. The first 100% of cash distributions made to partners represents a return of capital.

(2) Total tax benefits divided by total funds invested by partners. This table assumes investors were able to fully utilize all tax benefits at the maximum marginal federal rate.

(3)      Sum of (1) and (2).

(4) The sharing of the partnership revenues and costs between the managing partner and the investors was significantly different than the sharing of the revenues and costs between the managing partner and the general and limited partners in the partnership.

(5)      This partnership was terminated on November 30, 1994.

(6) The 1977 partnership retained $553,549 of distributable operating cash flow to reinvest in additional drilling. The 1978A, 1978B, 1979 and 1980 partnerships retained $1,836,329, $3,580,177, $2,326,134 and
         $223,343 of distributable operating cash flow to reinvest in additional drilling, respectively, and $5,391,821, $30,072, $125,133 and $732,939 of distributable operating cash flow was used to repay borrowings of the partnership, respectively. The 92 GP, 93-A, 93-B, 94-A, 94-B, 94-C and MEP 94-Private partnerships retained $65,165, $24,614, $76,838, $82,864, $124,975, $111,208, and $25,852, respectively of distributable operating cash flow to complete drilling operations.

(7) The activities of this partnership consisted solely of exploratory drilling.

(8) As of December 31, 1999, this partnership was engaged in drilling and completion activities.

(9)      This partnership was terminated on September 1, 1996.

(10)     This partnership is currently operating.

RESERVES AND FUTURE NET REVENUES OF PRIOR PROGRAMS

         The following table summarizes as of December 31, 1999, the estimates of the proved developed reserves of Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93-A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P., Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., Mewbourne Energy Partners 98-A, L.P. and Mewbourne Energy Partners 94 Private, the future net revenues attributable to such reserves, and the present value of such future net revenues based on a constant unescalated price of oil and gas and discounted at 10% per annum. The following table also summarizes as of December 31, 1999, the estimates of the proved undeveloped reserves of Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96-A, L.P., Mewbourne Energy Partners 97-A, L.P., and Mewbourne Energy Partners 98-A, L.P., the future net revenues attributable to such reserves, and the present value of such future net revenues based on a constant unescalated price of oil and gas and discounted at 10% per annum. Such information was prepared, as of December 31, 1999, by Forrest A. Garb & Associates, Inc., the partnerships' independent expert. Current reserve information is not maintained by the managing partner or its affiliates for the five private limited partnerships sponsored during the years 1977 through 1980 and therefore the reserves of such partnerships is not included in the following table. Likewise, insufficient reserve information currently exists for Mewbourne Energy Partners 99-A, L.P., which is currently engaged in drilling and completion activities, for the reserves of that partnership to be included in the following table.

         THE RESULTS OF PRIOR OPERATIONS SHOULD NOT BE CONSTRUED AS BEING INDICATIVE OF THE RESULTS TO BE EXPECTED FROM AN INVESTMENT IN A PARTNERSHIP OR QUANTITIES OF OIL AND GAS WHICH MAY BE DERIVED FROM WELLS TO BE DRILLED BY A PARTNERSHIP, BUT MERELY SERVE AS ESTIMATES OF PROVED RESERVES FOR A PRIOR PROGRAM, THE ESTIMATED FUTURE NET REVENUES OF SUCH PROGRAM BASED ON SUCH RESERVES AND THE PRESENT VALUE OF THE ESTIMATED DISCOUNTED FUTURE NET REVENUES OF SUCH PROGRAM.

              PRIOR PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS


                     PROVED RESERVES AND FUTURE NET REVENUES
                             AS OF DECEMBER 31, 1999
--------------------------------------------------------------------------------

                                                                                                                  Present
                                                                                                                   Value
                                                                           Net Oil       Net Gas     Estimated    Discounted
                                                  Category of Proved      Reserves      Reserves    Future Net   at 10% Per
               Partnership                             Reserves             (BBLS)        (MCF)       Revenues     Annum
---------------------------------------           ------------------      -----------  -----------  -----------  ----------
Mewbourne Development Partners 92 GP (1).......   Proved Developed             770         41,019       48,823       41,429
Mewbourne Development Partners 93-A, L.P. (1)..   Proved Developed           4,988        348,183      339,961      210,129
Mewbourne Development Partners 93-B, L.P. (1)..   Proved Developed          23,009        445,766      712,749      403,168
Mewbourne Development Partners 94-A, L.P. (1)..   Proved Developed          39,658        402,819      938,716      508,672
Mewbourne Development Partners 94-B, L.P. (1)..   Proved Developed          61,731        414,141    1,387,502      742,770
Mewbourne Development Partners 94-C, L.P. (1)..   Proved Developed          45,064        393,636    1,142,607      651,401
Mewbourne Energy Partners 94 Private L.P. (1)..   Proved Developed          10,371        954,622    1,081,172      572,010
Mewbourne Energy Partners 95-A, L.P. (2).......   Proved Developed          36,723        849,443    1,460,884      835,662
Mewbourne Energy Partners 95-B, L.P. (2).......   Proved Developed          12,682        477,227      523,898      310,832
                                                  Proved Undeveloped           146         24,458       56,658       23,515
                                                  Total Proved (3)          12,828        501,685      580,556      334,347
Mewbourne Energy Partners 96-A, L.P. (2).......   Proved Developed          22,834      2,055,171    2,935,117    1,680,462
                                                  Proved Undeveloped         1,190        197,860      201,414      103,553
                                                  Total Proved (3)          24,024      2,253,031    3,136,531    1,784,015
Mewbourne Energy Partners 97-A, L.P. (2).......   Proved Developed           4,699      2,162,975    2,537,220    1,455,121
Mewbourne Energy Partners 98-A, L.P. (2).......   Proved Developed          19,622      3,358,413    5,167,622    3,322,018
                                                  Proved Undeveloped             0        489,068      622,511      297,541
                                                  Total Proved (3)          19,622      3,847,481    5,790,133    3,619,559

--------------------
(1) Includes the partnership's 80.808081% ownership interest and the managing partner's 19.191919% ownership interest arising under drilling program agreement between the managing partner and such partnership.

(2) Includes the partnership's 87.878788% ownership interest and the managing partner's 12.121212% ownership interest arising under the drilling program agreement between the managing partner and such partnership.

(3) Total proved reserves is the sum of proved developed reserves and proved undeveloped reserves.


         Reserve estimates and future net cash flow attributable to such reserves were prepared using an unescalated price for oil and gas. The price used was the price being received as of December 31, 1999 which on a weighted average basis was $25.03 per barrel of oil and $2.18 per mcf of gas. In arriving at estimated future net revenues, lease operating costs (including overhead charges under operating agreements), transportation costs, costs of producing, severance taxes, ad valorem taxes and estimated future capital expenditures were deducted from revenue anticipated to be received and were not increased to reflect the anticipated effects of inflation. No deduction was made for partnership or program overhead expenses, federal income taxes, depletion, depreciation or amortization or other indirect costs.

         There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting the future rates of production and the timing of development expenditures. The reserve data represents estimates only. Estimates of economically recoverable oil and gas reserves and of the future net revenues from such reserves are based on a number of factors and assumptions, such as historical production of the properties as compared with similar producing properties, the assumed effects of regulation by governmental agencies, taxes, development costs and workover and remedial costs, all of which may vary considerably from actual results.

         FOR THE FOREGOING REASONS, ESTIMATES OF THE ECONOMICALLY RECOVERABLE RESERVES OF OIL AND GAS ATTRIBUTABLE TO ANY PARTICULAR GROUP OF PROPERTIES, THE CLASSIFICATION OF SUCH RESERVES AND ESTIMATES OF THE FUTURE NET REVENUES EXPECTED THEREFROM, PREPARED AT DIFFERENT TIMES OR PREPARED BY DIFFERENT ENGINEERS, MAY VARY CONSIDERABLY. THE FUTURE NET REVENUES SHOWN ON THE TABLE SET FORTH ABOVE SHOULD NOT BE TAKEN AS THE FAIR MARKET VALUE OF THE ESTIMATED OIL AND GAS RESERVES.


                                   TAX ASPECTS

         The following discussion is a general summary only of the United States federal income and various other tax aspects of partnerships engaged in oil and gas operations and the tax effects on their partners. It is impractical to comment on all of the tax consequences of an investment in a partnership or of the contemplated operations of the partnerships and the drilling programs. Such consequences may vary depending on an investor partner's particular circumstances. The discussion is directed primarily to individuals who are citizens of the United States. Persons who are not individual U.S. citizens, such as partnerships, corporations, trusts, estates, or tax-exempt entities, including a pension, profit-sharing, or stock bonus plan, Keogh plan, IRA, or other qualified employee benefit plan, or ERISA plan, may have federal income tax consequences substantially different from those discussed below. A particular investor may be subject to various facts and circumstances that are applicable only to him and that may give rise to additional considerations. The following discussion generally does not address any of those additional considerations. In addition, an investment in interests may have state and local tax consequences to a particular investor that are not discussed below. Accordingly, each potential investor is urged to consult his tax advisor prior to purchasing interests, with specific reference to the effect of his particular facts and circumstances on the matters discussed in this prospectus. See "-- General Tax Provisions" and "Terms of the Offering -- Suitability Standards."

         The tax considerations and opinions of counsel discussed herein are based on existing provisions of the Internal Revenue Code, existing Treasury Regulations, published interpretations of the Internal Revenue Code and such regulations by the IRS and existing court decisions, any of which could be changed or become inapplicable at any time. Any new legislation, judicial decisions, regulations, or other pronouncements may apply retroactively to transactions prior to the date of such changes and could significantly modify the statements made and tax considerations discussed in this prospectus.

         A portion of the following discussion focuses on the characterization of income or losses under various rules as ordinary income or loss or capital gain or loss. At the present time, the marginal rate of federal income tax applicable to long-term capital gains may be significantly more favorable for an individual taxpayer, depending upon income level, than the rate on ordinary income. Corporations, on the other hand, are taxable at the same rate on ordinary income and capital gains.

OPINION OF COUNSEL

         Vinson & Elkins L.L.P., counsel to the managing partner, has rendered an opinion that addresses the material federal income tax consequences of an investment in interests from the perspective of an individual investor who is a U.S. citizen. The opinion of counsel states the following conclusions:

         o At the time of its formation, a partnership and the related drilling program will each be classified as a partnership for federal income tax purposes.

         o A partnership will not be classified as a corporation under the "publicly traded partnership" rules of Section 7704 of the Code.

         o Except as noted below, the allocation of income, gains, losses, and deductions between the general and limited partners and the managing partner under the partnership agreement, and between a partnership and the managing partner as participants in the related drilling program and Mewbourne Oil Company as drilling program manager under the drilling program agreement, will be respected for federal income tax purposes.

         o The allocation provisions of the partnership agreement and the program agreement should be in compliance with Section 704(c) of the Code with respect to property contributed to a drilling program by the managing partner.

         o The passive activity loss limitations of Section 469 of the Code will not limit deductions available to a general partner in a partnership, prior to any conversion of his general partner interest in the partnership to a limited partner interest, in respect of the partnership's drilling and operation of wells under working interests.

         o A partnership will not be treated as a "publicly traded partnership" for purposes of the application of the passive activity loss limitations of Section 469 of the Code.

         o The conversion of a general partner interest to a limited partner interest will be nontaxable, provided, however, that any reduction in a partner's share of partnership debt resulting from such conversion will be treated as a cash distribution which could result in recognition of income.

         For the reasons hereinafter described, counsel is unable to render an opinion with respect to the following specific federal income tax issues:

         o The validity of any special allocation of an item that is dependent on a partner's basis in an oil and gas property (see "-- Partnership Taxation -- Allocations").

         o The amount, if any, of the organization and offering expenses that will be deductible or amortizable (see "-- Partnership Taxation -- Organization and Offering Expenses Sale Commissions and Due Diligence Fees").

         o The amount, if any, of the initial administrative costs that will be deductible or amortizable (see "-- Partnership Taxation -- Management Fee," --Partnership Taxation -- Administrative Costs").

         o The deductibility in a given year of any intangible drilling costs incurred in a year prior to the drilling of the wells to which such costs relate (see "-- Special Features of Oil and Gas Taxation -- Intangible Drilling Costs").

         o The availability or extent of percentage depletion deductions to the partners (see "-- Special Features of Oil and Gas Taxation -- Depletion").

         o Whether interests will be considered "publicly offered securities" for purposes of ERISA (see "-- General Tax Provisions -- Investment by Tax-Exempt Entities").

         Although counsel is unable to render an opinion as to the issues described above, the discussion of federal income tax consequences set forth in this prospectus under the headings "Risk Factors -- Tax Risks" and "Tax Aspects" has been reviewed by counsel and, to the extent such discussion involves matters of law, counsel is of the opinion that such discussion is accurate in all material respects under the Code, the Treasury Regulations promulgated thereunder and existing interpretations of such regulations and addresses fairly the principal aspects of each material federal income tax issue relating to an investment in interests by an individual citizen of the United

States. Finally, in light of the various opinions and assumptions described above, but subject to the qualifications and limitations placed thereon, counsel is of the opinion that the material federal income tax benefits of an investment in interests, in the aggregate, more likely than not will be realized in substantial part by an investor partner who acquires his interests for profit, provided that an investor partner who acquires limited partner interests either is not subject to the passive activity loss limitations of Section 469 of the Code or has sufficient passive income against which he can deduct his share of any partnership deductions and losses. For a discussion of the timing of the realization of such tax benefits, see "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations."

         The opinion of counsel is based on the facts described in this prospectus and on representations made by the managing partner, which representations are described in the following discussion. Any alterations of the facts or representations may adversely affect the opinion rendered. An opinion of counsel is not binding on the IRS. No rulings will be requested from the IRS with respect to the tax consequences of ownership of interests in a partnership, and no assurance can be given that the opinion expressed by counsel herein would, if challenged, be sustained by a court, or that legislation, judicial decision or administrative interpretation may not significantly modify the conclusions expressed in such opinions.

         Counsel has expressed no opinion with respect to the amount of allowable deductions or losses that may be generated by a partnership, the actual amount of an investor partner's share of allowable deductions or losses from the activities of a partnership, the amount, if any, of taxable income that may be generated by a partnership or the relationship between any such taxable income and any distributions which may be made by a partnership.

         EACH PROSPECTIVE INVESTOR PARTNER IS ADVISED TO CONSULT HIS TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL AND STATE INCOME TAX CONSEQUENCES OF PARTICIPATION IN A PARTNERSHIP.

         EXCEPT AS EXPRESSLY PROVIDED OTHERWISE, THE FOLLOWING DISCUSSION RELATES TO THE PARTNERSHIPS AND THE DRILLING PROGRAMS SEPARATELY.

PARTNERSHIP TAXATION

         General. A partnership is not a taxable entity under federal income tax laws. Instead, each partner reports on his federal income tax return for the taxable year in which the partnership's taxable year ends his distributive share of the income, gains, losses, deductions, and credits of the partnership, irrespective of any actual cash distributions made to such partner during his taxable year. For example, a partner will be required to report his share of partnership income as determined under the partnership's method of accounting, notwithstanding that the revenues resulting in such income are retained in whole or in part by the partnership for payment of any partnership expenses or debt service or for working capital. A partner's share of any partnership losses in a taxable year may be applied against his income from other sources only to the extent of the tax basis of his interest in the partnership and to the extent permitted under the "passive activity" and "at risk" limitations. See "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations" and "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations."

         Partnership Classification. Each partnership will invest in the related drilling program, which will be a joint operation of that partnership, the managing partner and the drilling program manager. Each drilling program is intended to constitute a partnership for tax purposes only; it is not intended to be a partnership under state law and will not be subject to state law provisions comparable to those applicable to the partnerships. Expected tax consequences resulting from an investment in interests are dependent upon the classification of the partnerships and the drilling programs as partnerships for federal income tax purposes. The expenditures made and income received by a drilling program will, if the drilling program is classified as a partnership for federal income tax purposes, flow through to the related partnership and, if the partnership is classified as a partnership for federal income tax purposes, ultimately to the partners in amounts equal to their respective distributive shares of income, gain, loss, deduction and credit. In order for the anticipated tax consequences of an investment in interests to materialize, however, the partnerships and the drilling programs must be classified as partnerships for federal income tax purposes and not as associations or "publicly traded partnerships" taxable as corporations. Any references in the following discussion to partnerships relate only to organizations treated as partnerships for federal income tax purposes and do not imply that the drilling program is a partnership for any other purpose.

         Treasury Regulations under Section 7701 of the Code provide that a domestic business entity other than a "corporation," including a "publicly traded partnership," may elect whether to be treated as a partnership or an association (taxable at a corporation) for federal income tax purposes. Treasury Regulation Section 301.7701-2 defines "corporations" to include corporations denominated as such under applicable law, associations, joint stock companies, insurance companies and other entities distinguishable from the partnerships and the drilling programs. Under a default rule in the Treasury Regulations, partnerships formed under a state statute, such as the partnerships, and joint ventures, such as the drilling programs, are treated as partnerships for federal income tax purposes, unless such entities affirmatively elect to be treated as associations taxable as corporations. The partnerships and the drilling programs will not elect to be treated as associations taxable as corporations for federal income tax purposes.

         Counsel to the managing partner is of the opinion that, at the time of formation, each partnership and each drilling program will be treated as a partnership for federal income tax purposes. Such opinion is based on the following representations made by the managing partner:

         o A partnership will be organized and operated in accordance with all applicable state statutes and the partnership agreement and the related drilling program will be organized and operated in accordance with all applicable state statutes and the drilling program agreement.

         o No participant in a drilling program will elect to be excluded from the provisions of Subchapter K of Chapter 1 of Subtitle A of the Internal Revenue Code.

         o The partnerships and the drilling programs will not elect to be treated as corporations under the Section 7701 Treasury Regulations.

         No assurance can be given that a partnership or a drilling program will not lose partnership status as a result of future changes in the law, or other facts upon which the opinion of counsel is based.

         The classification of a partnership or a drilling program as an association taxable as a corporation for federal income tax purposes would have a material adverse effect on the general and limited partners. If a drilling program were determined to be taxable as a corporation, its income, deductions, and credits would be reported by the drilling program and not its participants, including the partnership, and the drilling program would be taxed directly on its taxable income. Distributions by that drilling program to the related partnership would be treated as taxable dividends to the extent of current and accumulated earnings and profits of the drilling program. If a partnership were determined to be taxable as a corporation, its income, deductions, and credits would be reported by the partnership and not by its general and limited partners, the partnership would be taxed directly on any net income, and distributions to its general and limited partners would be treated as taxable dividends to the extent of current and accumulated earnings and profits of the partnership. Thus, any tax benefits anticipated from investment in a partnership would be adversely affected or eliminated if either the partnership or the related drilling program were treated as a corporation.

         Section 7704 of the Internal Revenue Code treats certain "publicly traded partnerships" as corporations for federal income tax purposes. Section 7704 defines a publicly traded partnership as a partnership in which the partnership interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent of a secondary market. The rule taxing publicly traded partnerships as corporations, however, is specifically inapplicable to a partnership for any year if at least 90% of the partnership gross income for such year and all preceding years consists of, among other things, interest or income from the exploration, development, production, processing, refining, transportation, or marketing of oil and gas and gains from the sale of assets used to generate that income. Counsel to the managing partner is of the opinion that neither partnership will be taxable as a corporation under the "publicly traded partnership" rules of
Section 7704 of the Internal Revenue Code. Such opinion is based on the following representations made by the managing partner:

         o At least 90% of the gross income of each partnership in each taxable year will consist of interest or income from the exploration, development, production, processing, refining, transportation, or marketing of oil and gas or gains from the sale of assets used to generate that income.

         o The managing partner does not plan to list interests with, or trade interests on, an established securities exchange or to itself make a secondary market in interests.

         o The sum of the percentage interests in the capital or profits of a partnership sold or otherwise disposed of, including redemptions or repurchases other than repurchases made pursuant to the right of presentment, during any taxable year will not exceed 2% of the total interests in the partnership's capital or profits.

         o The managing partner is not aware of any current public or secondary market, or substantial equivalent of such a market, for interests and does not anticipate that any such market will develop.

         o The managing partner will enforce the restriction on transfers in the partnership agreement to prevent the partnership from qualifying as a "publicly traded partnership."

Such opinion is not binding on the IRS, and there can be no assurance that the IRS will not assert that a partnership is a "publicly traded partnership" subject to treatment as a corporation under Section 7704 of the Internal Revenue Code.

         THE FOLLOWING DISCUSSION IS PREDICATED ON THE ASSUMPTION THAT THE PARTNERSHIPS AND THE DRILLING PROGRAMS WILL BE CLASSIFIED AS PARTNERSHIPS FOR FEDERAL INCOME TAX PURPOSES AND WILL NOT BE CLASSIFIED AS "PUBLICLY TRADED PARTNERSHIPS."

         Taxation of Partners. For each taxable year, each investor partner will be required to report on his individual federal income tax return his share of partnership income, gain, loss, deduction, and credit for such taxable year. Each investor partner is required to take his share into account in computing his federal income tax liability regardless of whether he has received or will receive any cash distributions from a partnership. Therefore, he may be required to report and pay tax on income that the partnership has earned but that has not been distributed to him. This may occur, for example, when a partnership uses revenues to repay partnership borrowings or to pay nondeductible expenditures.

         A distribution of cash to an investor partner generally is not taxable to such investor partner unless the amount of the distribution exceeds the investor partner's basis in his interests. Any such excess generally should be taxable as capital gain, assuming those interests are held as a capital asset. If, however, any portion of the distribution is considered to be in exchange for the investor partner's interest in ordinary income items, including potential recapture of intangible drilling cost, depletion, and depreciation deductions, that portion will be taxed as ordinary income even if the amount of the distribution did not exceed the investor partner's tax basis in his interests. In addition, an investor partner could recognize income if cash distributions made to him cause his at risk amount to be reduced below zero. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations."

         The partnerships and the drilling programs will use the calendar year and the accrual method of accounting for federal income tax purposes. The IRS, however, could require a partnership or a drilling program to treat particular items of income, gain, loss, or deduction under a different method of accounting if it determines that the use of the accrual method with respect to that item does not clearly reflect income. A change in the method of accounting could defer deductions or accelerate income.

         Allocations. Under the partnership agreement, all items of partnership income, gain, loss, deduction, and credit are allocated 100% to the general and limited partners and 0% to the managing partner.

         Each partnership and the related drilling program will maintain a capital account for each partner or participant in the drilling program which will be credited (increased) by his or its contributions to the partnership or drilling program and all items of income and gain allocated to such partner or participant. Such capital account will be debited (reduced) by all distributions and all deductions and losses allocated to such partner or participant. On dissolution and liquidation of a partnership or drilling program, each partner or participant will be entitled, after payment or provision for debts and liabilities and adjustment of the partners' or participants' capital accounts for any unrealized gain or loss in properties to be distributed in kind, to receive assets equal in value to his or its respective positive capital account balance, if any, as so adjusted.

         Partners are not obligated to restore deficit capital account balances following the liquidation of their respective interests in a partnership. As discussed under "Participation in Costs and Revenues," the partnership agreement provides for modifications in the allocations described above if necessary to prevent or eliminate any deficit capital account balance for any partner, taking into account reasonably expected deductions and distributions in subsequent years.

         The manner in which the drilling program agreement allocates among the participants therein items of cost and revenue and items of income, gain, loss, deduction, and credit for income tax purposes is discussed under "Participation in Costs and Revenues." The drilling program agreement requires any participant with a deficit capital account balance following the distribution of liquidation proceeds to restore such deficit to the drilling program..

         Partnership allocations of income, gain, loss, deduction, and credit among partners are governed generally by Section 704(b) of the Internal Revenue Code. Section 704(b) provides that partnership allocations will be recognized for federal income tax purposes if such allocations either have "substantial economic effect" or are made, or deemed made, in accordance with the partners' respective interests in the partnership, determined by taking into account all relevant facts and circumstances. If an allocation of an item does not have substantial economic effect, such item will be reallocated among the partners in accordance with their interests in the partnership.

         Treasury Regulations section 1.704-1(b) indicates that allocations will have economic effect if, throughout the term of the partnership:

                  (a) they are reflected in the partners' capital accounts,

                  (b) such capital accounts are respected upon liquidation of the partnership, and

                  (c) a partner with a deficit in his capital account following the distribution of liquidation proceeds is required to restore the amount of such deficit to the partnership.

         If requirements (a) and (b) are satisfied, but requirement (c) is not, an allocation may nevertheless be considered to have economic effect if the allocation does not cause or increase a deficit in the recipient partner's capital account balance, determined after taking into account certain reasonably anticipated deductions and distributions, and the partnership agreement contains a "qualified income offset" which provides that a partner who unexpectedly receives an adjustment, allocation or distribution which causes or increases a deficit balance will be allocated items of income and gain in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.
Since:

         o the allocations of items of income, gain, loss, and deduction under the partnership agreement and the drilling program agreement are reflected in the partners' and participants' capital accounts,

         o those capital accounts will be recognized upon liquidation of a partnership,

         o the drilling program agreement requires a participant with a deficit capital account balance after the distribution of liquidation proceeds to restore the amount of such deficit to the drilling program,

         o the partnership agreement contains a "qualified income offset" provision, and

         o the allocations in the partnership agreement and the program agreement should have economic effect under Section 704(b).

         The economic effect of an allocation will be "substantial" if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by the partners from the partnership, independent of tax consequences.

         Although the determination of whether economic effect is "substantial" is a question of fact which may depend in part on the timing of income and deductions and on consideration of the partners' and participants' nonpartnership tax attributes, under present facts and circumstances, and except as noted below, the economic effect of the allocations under the partnership agreement and the drilling program agreement should be considered to be substantial under Section 704(b) and regulations promulgated thereunder.

         Counsel to the managing partner is of the opinion that, except as discussed in the previous paragraph and below, the allocation of income, gains, losses, and deductions between the general and limited partners and the managing partner under the partnership agreement and between a partnership and as participants under the drilling program agreement will be recognized for federal income tax purposes.

         Under Section 704(c) of the Internal Revenue Code, income, gain, loss, and deduction with respect to property contributed to a partnership by a partner must be shared among its partners in a manner that takes into account the variation between the partnership's adjusted tax basis in such property and the fair market value of the property at the time of contribution. It is not expected that property will be contributed to a partnership by an investor partner but property will be contributed to the drilling program by the managing partner. Under the drilling program agreement, the adjusted tax basis with respect to such contributed property will be allocated to the managing partner and only the managing partner will be entitled to claim cost depletion with respect to such property. Accordingly, counsel to the managing partner is of the opinion that the allocation provisions of the partnership agreement and the drilling program agreement should be in compliance with Section 704(c) with respect to property contributed or deemed contributed to a partnership or a drilling program.

         Elections and Returns. Each partnership and each drilling program will be subject to the partnership provisions of the Internal Revenue Code and to similar provisions of any applicable state income tax laws. Each partnership and each drilling program will adopt the accrual method of accounting and calendar year as its taxable year for income tax purposes. By March 15 of each year or as soon thereafter as reasonably possible, each investor partner will receive a report showing his distributive share of items of income, gain, loss, deduction, and credit for the preceding year.

         While no federal income tax is required to be paid by an organization classified as a partnership for federal income tax purposes, a partnership must file federal income tax information returns which are subject to audit by the IRS. Any such audit may lead to adjustments, in which event the general and limited partners may be required to file amended personal federal income tax returns. Any such audit also may lead to an audit of an investor partner's individual tax return and adjustments to items unrelated to an investment in interests.

         Determinations of Partnership Items at Partnership Level. For purposes of reporting, audit, and assessment of additional federal income tax, the tax treatment of "partnership items" is determined at the partnership level. Each partner must report such items on his individual tax return in a manner consistent with the partnership determination. The IRS generally cannot initiate deficiency proceedings against an individual partner with respect to partnership items without first conducting an administrative proceeding at the partnership level as to the correctness of the partnership's treatment of the item. An individual partner may not file suit for a credit or a refund arising out of a partnership item without first filing a request for an administrative proceeding by the IRS at the partnership level. Individual partners are entitled to notice of such administrative proceedings and decisions made at such proceedings, except in the case of partners with less than a 1% profits interest in a partnership having more than 100 partners. If a group of partners having an aggregate profits interest of 5% or more in such a partnership so requests, however, the IRS also must mail notices to a partner appointed by that group to receive notice. All general and limited partners, whether or not entitled to notice, are entitled to participate in the administrative proceedings at the partnership level, although the partnership agreement provides for waiver of certain of these rights by the general and limited partners. All general and limited partners in a partnership, including those not entitled to notice, may be bound by a settlement reached by the partnership's "tax matters partner," which will be the managing partner. If a proposed tax deficiency is contested in any court by any investor partner of a partnership or by the managing partner, all general and limited partners of that partnership may be deemed parties to such litigation and bound by the result reached therein.

         Administrative Costs. The managing partner intends generally to take the position that administrative costs reimbursed to the managing partner or the drilling program manager by a partnership are deductible in the year of payment. To the extent that administrative costs are determined to constitute an organization or syndication cost or some other nondeductible cost, such amount will not give rise to any deduction in the year of payment but, rather, will be deductible (if at all) only over some period of time. The determination of the portion (if any) of the Administrative Cost that is deductible and the timing of any such deduction are factual issues. Therefore, counsel to the managing partner is unable to render any opinion as to the amount, if any, of the Administrative Cost reimbursement that will be deductible or amortizable.

         Conversion of General Partner Interests. As discussed under "Terms of the Offering -- Conversion of General Partner Interests," the general partner interests in a partnership may be converted to limited partner interests following the completion of the partnership's drilling activities. Such conversion will not constitute a sale or exchange. Accordingly, a partner will not recognize any gain or loss as a result of a conversion of a general partner interest in a partnership into a limited partner interest in the partnership, unless the converting general partner's relative share of any partnership liabilities is reduced as a result of such conversion. Such a reduction would be treated as a constructive distribution of cash to that general partner, which would reduce the basis of his interests and would be taxable to the extent it exceeds his basis or at risk amount. See "Tax Aspects -- Special Features of Partnership Taxation -- Basis and At Risk Limitations."

         A partnership will constructively terminate for federal income tax purposes if 50% or more of the interests in profits and capital of the partnership are sold or exchanged in any consecutive 12-month period. The IRS has ruled that a conversion of a general partner interest to a limited partner interest in the same partnership does not result in a deemed sale or exchange of the converted interests and therefore is not taken into account in determining whether a constructive termination has occurred. Assuming this ruling is not revoked or modified, constructive termination of a partnership or a drilling program is unlikely to occur by reason of the conversion of the interests held by general partners to limited partner interests.

         If a constructive termination of a partnership or a drilling program occurred, the partnership or the drilling program would be treated as transferring all of its assets and liabilities to a new partnership in exchange for an interest in the new partnership and, immediately thereafter, the partnership or the drilling program would be treated as distributing its interest in the new partnership to the partners or the participants in liquidation of the partnership or the drilling program. Such a constructive termination could have adverse federal income tax consequences, such as the bunching of taxable income within one taxable period with respect to any investor partner whose taxable year differs from the partnership's, the recognition of taxable income by any investor partner who is deemed to receive a constructive distribution of cash in excess of his basis in interests or his "at risk" amount at the time of the constructive termination, or the loss of elections made by the partnership. For additional discussion of the tax consequences of the conversion, see "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations."

SPECIAL FEATURES OF OIL AND GAS TAXATION

         Following is a summary of some of the principal features of United States federal income taxation of oil and gas operations which may apply to the partnerships and the drilling programs.

         Lease Acquisition Costs. The cost of acquiring oil and gas leasehold or similar property interests is a capital expenditure which must be recovered through depletion deductions if the lease is productive. See "-- Special Features of Oil and Gas Taxation -- Depletion" below. If a lease is proved worthless and abandoned, the cost of acquisition less any depletion claimed may be deducted as an ordinary loss in the year the lease becomes worthless. See "-- Special Features of Oil and Gas Taxation -- Depreciation" below.

         Geophysical Costs. The cost of geophysical exploration must be capitalized as a lease acquisition cost if a property is (or may be) acquired or retained on the basis of data from such exploration. Otherwise, such costs generally may be deducted as ordinary expenses.

         Operating and Administrative Costs. Amounts paid for operating a producing well are deductible as ordinary business expenses, as are administrative costs to the extent they constitute ordinary and necessary business expenses which are reasonable in amount.

         Intangible Drilling Costs. Owners of working interests in oil and gas properties may elect to deduct intangible drilling costs they incur, such as expenditures for drilling, labor, wages, hauling, fuel, supplies, and other costs incident to and necessary for the drilling and preparation of wells for production. The partnerships and the drilling programs will elect to deduct all intangible drilling costs. Assuming proper elections, each investor partner will be entitled to deduct his distributive share of the intangible drilling costs incurred by or allocable to a partnership, subject to the basis, at risk and passive activity loss limitations discussed below. See "-- Special Features of Oil and Gas Taxation -- Basis and At Risk Limitations" and "-- Special Features of Oil and Gas Taxation -- Passive Activity Loss Limitations." Any intangible drilling costs allocable to a partnership which are incurred prior to the formation of the partnership are not deductible by the partners even if paid by the partnership. Such costs must be capitalized as lease acquisition costs. See "-- Special Features of Oil and Gas Taxation -- Lease Acquisition Costs."

         Some capital contributions to a partnership may be expended through the related drilling program in one year as required under drilling contracts for services to be performed in the following year. A partnership may deduct such expenses in the year incurred only if "economic performance" with respect to such partnership occurs in such year or, subject to limitations, within 90 days after the close of such year, and all other requirements for deductions by accrual basis taxpayers are met. In the case of the drilling of an oil and gas well by an entity such as a partnership, "economic performance" is generally deemed to occur when the well is spudded (i.e., boring is commenced). Even if all of these requirements are met, general and limited partners will be entitled to deduct their share of any such prepayments only to the extent of the "cash basis" of their interests, determined without regard to any liability of the partnership and any amount borrowed by an investor partner with respect to the partnership. If any of these requirements are not satisfied in the year the expense is incurred, any deductions attributable to such expense would be deferred to the subsequent year in which the contract to which such expense relates is performed and subject to tax law in effect at such time. The deductibility of any intangible drilling costs by a partnership in the year incurred is an inherently factual determination predicated largely on future events. Accordingly, counsel to the managing partner is unable to express any opinion as to the deductibility in a given year of any intangible drilling costs paid or incurred in a year prior to the performance of the drilling activities to which such costs relate. If general and limited partners are admitted to a partnership late in a calendar year and the partnership expends a substantial portion of its capital or contracts for required prepayments in such year which do not meet the requirements discussed above, a significant portion of any material tax benefits associated with an investment in that partnership that would otherwise be realized in the year of admission would be deferred to a subsequent year or years and subject to the tax law in effect at such time.

         Subject to the limitations discussed above, an investor partner who qualifies as an "independent producer" (see -- Special Features of Oil and Gas Taxation -- Depletion) will be entitled to deduct his full share of domestic intangible drilling costs for federal income tax purposes. An investor partner who does not qualify as an "independent producer" may currently deduct 70% of the intangible drilling costs and may amortize the remaining 30% of such costs over a period of 60 months, except that all costs of dry holes may be deducted in the year the drilling is completed.

         Previously deducted intangible drilling costs will be recaptured as ordinary income upon the disposition by a partnership of property to which such deductions relate (to the extent of the gain recognized) or upon the disposition by an investor partner of interests. See "-- Special Features of Oil and Gas Taxation -- Sale of Gas Property" and "-- Special Features of Oil and Gas Taxation -- Sale of interests."

         Depreciation. The cost of equipment such as casing, tubing, tanks, pumping units, and other similar property may not be deducted currently. Such costs must be capitalized and recovered through depreciation. The depreciation deduction for most equipment used in domestic oil and gas exploration and production is calculated using an accelerated recovery method and a seven-year recovery period. Each investor partner will be entitled to his distributive share of a partnership's depreciation deductions, subject to the general restrictions discussed in this prospectus.

         Depletion. Except as discussed below, an investor partner may deduct for percentage depletion with respect to each oil and gas property of a partnership. General and limited partners must compute their own depletion allowance and maintain records of the adjusted basis of property for depletion and other purposes. While a partnership will furnish its general and limited partners with information relating to this computation, these requirements may impose an administrative burden on an investor partner.

         Percentage depletion is calculated by the owner of an economic interest in an oil or gas property, or a partner in a partnership (such as the partnerships and the drilling programs) which holds such an economic interest as an amount equal to 15% (and in the case of marginal production an additional 1%, subject to a maximum increase of 10%, for each whole dollar by which $20 exceeds the average domestic wellhead price for crude oil for the immediately preceding fiscal year) of his gross income from the depletable property for the taxable year. The percentage depletion deduction in respect of any property is limited, however, to 100% of the taxable income of the owner, or partner, from the property for each taxable year, computed without the depletion allowance. See "-- General Tax Provisions -- Alternative Minimum Tax."

         Percentage depletion is generally available only with respect to domestic oil and gas production of certain "independent producers," which, in general, are persons not directly or indirectly involved in the retail sale of oil, natural gas, or derivative products or the operation of a major refinery.

         An independent producer may deduct percentage depletion only to the extent his average daily production of domestic crude oil, or the natural gas equivalent, does not exceed 1,000 barrels. This depletable amount may be allocated between crude oil and natural gas production, with 6,000 cubic feet of domestic natural gas production regarded as equivalent to one barrel of crude oil. The 1,000 barrel limitation must be allocated among the independent producer and controlled or related persons and family members in proportion to the respective production by such persons during the period in question.

         In addition to the foregoing limitation, the percentage depletion deduction otherwise available is limited to 65% of the taxpayer's total taxable income for the year. Any percentage depletion deduction disallowed because of the 65% limitation may be deducted in the following taxable year if the percentage depletion deduction for such year plus the deduction carryover does not exceed 65% of the taxpayer's total taxable income for that year. The carryover period resulting from the 65% net income limitation is indefinite.

         All or a portion of any gain recognized on the disposition of a depletable property or of interests may be taxed as ordinary income to the extent of recapture of depletion deductions, except for percentage depletion deductions in excess of the basis of the property. See "-- Special Features of Oil and Gas Taxation -- Sale of Property" and "-- Special Features of Oil and Gas Taxation -- Sale of interests."

         Because depletion will be computed separately by each investor partner and not at the partnership level, no assurance can be given, and counsel to the managing partner is unable to express any opinion, as to the availability or extent of percentage depletion deductions to the general and limited partners. Each prospective investor partner should consult his personal tax advisor to determine whether percentage depletion would be available to him.

         Passive Activity Loss Limitations. Generally, a taxpayer can deduct losses from "passive activities" only against income from passive activities and can utilize passive activity tax credits only to offset the tax attributable to passive activity income. The taxpayer cannot use passive activity losses to offset personal earnings, active business income, or investment or portfolio income, such as interest, dividends, royalties, or gains from the sale of assets that generate investment or portfolio income, and cannot reduce his tax liability attributable to those items with passive activity credits.

         A passive activity is generally defined as any activity that involves the conduct of a trade or business in which the taxpayer does not materially participate. Ownership of limited partner interests will be a passive activity and a limited partner will be subject to the passive activity loss limitations with respect to his share of partnership losses and deductions. Consequently, a limited partner's share of partnership losses and deductions may be deducted only to the extent of his share of partnership income and any income from other passive activities. Passive activity losses that may not be utilized because of the passive activity loss limitations may be carried forward to offset passive activity income in subsequent years.

         Interest income, including interest from any production payments treated as loans for federal income tax purposes and interest from the investment of a partnership's working capital or other funds, and royalty income are treated as portfolio income under the passive activity rules and are not considered to be income from a passive activity. The Treasury Department also has the authority to prescribe regulations "requiring net income or gain from a limited partnership or other passive activity to be treated as not from a passive activity." No such regulations have been issued to date, and the Treasury Department has indicated that any subsequent regulations on this subject would be prospective only. No assurance can be given, however, that subsequent regulations will not retroactively characterize various items of partnership income as non-passive.

         When a limited partnership disposes of an activity, the limited partners can deduct their suspended passive activity losses attributable to that activity. Although unclear, each oil or gas property may constitute a separate activity for purposes of the passive activity rules. Assuming that each oil or gas property is a separate activity, whenever a partnership sells an oil or gas property to an unrelated party or abandons it, each limited partner in that partnership will then be able to deduct any suspended passive activity losses attributable to that property. If a partnership disposes of only part of its interest in a property, however, limited partners will be able to offset only their suspended passive activity losses attributable to that property against the gain on the disposition. Any remaining suspended passive activity losses will remain suspended. Notwithstanding whether an oil and gas property is a separate activity, when a limited partner sells all his interests, and has no further interest in the partnership, he will be able to deduct all his suspended passive activity losses attributable to that partnership.

         A taxpayer's interest in an oil or gas well drilled or operated under a working interest does not constitute a passive activity so long as the taxpayer owns the working interest directly or through an entity that does not limit the taxpayer's liability with respect to such drilling or operation. In general, an entity will be considered to limit the liability of the taxpayer with respect to the drilling or operation of a well only if, under applicable state law, the taxpayer's potential liability is limited to a determinable fixed amount. Indemnification agreements, insurance, stop loss arrangements, or other similar arrangements are not taken into account in determining whether a taxpayer holds a working interest through an entity that limits the taxpayer's liability. Counsel to the managing partner is of the opinion that the passive activity loss limitations will not apply to general partners in a partnership, prior to any conversion of their general partner interests to limited partner interests, to the extent that the partnership drills or operates wells under working interests. Consequently, each general partner should be entitled to deduct currently his share of intangible drilling costs and other deductible expenses allocable to the drilling or operation of wells pursuant to working interests without regard to the passive activity loss limitations, but subject to the basis and at risk limitations discussed below. A general partner's share of partnership income will be non-passive income, however, that may not be offset by losses from any passive activities. As discussed below, this rule continues to apply to income attributable to a general partner's interests that have been converted. The exception for working interests would not be applicable to any operations of a partnership other than the drilling and operation of wells pursuant to working interests. Therefore, if a partnership acquires an interest or participates in other activities, such activities will be treated as passive activities to the general partners of that partnership and any losses derived by those general partners with respect to such activities will be passive activity losses allowable only to the extent discussed above.

         It should be noted that if a general partner is an S corporation, a limited partnership, a limited liability company, or a trust, the working interest exception will not apply to the shareholders, limited partners, or beneficiaries thereof because that form of ownership limits the liability of the ultimate owners.

         As discussed under "Terms of the Offering -- Conversion of General Partner Interests," the general partner interests in a partnership may be converted to limited partner interests following the completion of the partnership's drilling activities. So long as such conversion does not occur until that time, the interests of the general partners will not be treated as a passive activity during the drilling period. If, however, a general partner claims any loss that is treated as an active loss under the working interest exception, any net income in succeeding taxable years attributable to the working interest, and any other properties the value of which is enhanced by drilling, logging, seismic testing, or other activities any part of the costs of which were borne by the taxpayer as a result of owning such working interest, will be treated as active income. Thus, if a partnership incurs net losses during its initial taxable years, any subsequent net income from the partnership will generally be treated as active income to an investor partner who acquires general partner interests even after those interests have been converted to limited partner interests.

         If the general partners of a partnership deduct losses under the working interest exception and their interests are then converted to limited partner interests during a taxable year, deductions with respect to net loss wells that are incurred in the year of conversion but after the date of the conversion are considered passive activity deductions, even if the converted partners have net income for the taxable year. If the general partner interests in a partnership are converted to limited partner interests during a taxable year, this rule may increase both the active income and the passive loss allocable for such year to the general and limited partners holding those interests. If the conversion occurs at the beginning of a taxable year, any net losses of the converted partners for such year will be passive.

         The passive activity rules do not apply to corporations, other than S corporations, personal service corporations, and closely held C corporations. A closely held C corporation is a corporation in which not more than five individuals own, directly or indirectly, more than 50% of the value of the outstanding stock during the last half of the year. An additional exception from the passive activity rules applies to closely held C corporations that are not personal service corporations. Such closely held C corporations may deduct passive activity losses against all of their income except portfolio income.

         A special provision of the passive activity rules applies to publicly traded partnerships. If this special provision were to apply to a partnership, additional limitations would apply, the most significant of which is that a limited partner could only deduct his share of partnership losses and deductions against his share of passive activity income from the partnership. The definition of "publicly traded partnership" for purposes of this special provision is the same as the definition of "publicly traded partnership" in section 7704 of the Internal Revenue Code, except that this special provision does not include the 90% gross income exception. See "Tax Aspects -- Partnership Taxation -- Partnership Classification." Based on representations of the managing partner concerning the anticipated lack of public trading or public markets for the interests, counsel to the managing partner is of the opinion that the partnership will not be treated as "publicly traded partnership" for purposes of the application of the passive activity loss limitations.

         Limitations on Interest Deductions. Generally, a taxpayer may deduct "investment interest" only to the extent of his "net investment income." The taxpayer may carry forward any unused investment interest to later years when he has additional net investment income. Investment interest is interest paid on debt incurred or continued to acquire or carry property held for investment. Net investment income includes gross income and gains from property held for investment reduced by any expenses directly connected with the production of such income and gains. To the extent that interest is attributable to a passive activity, it is treated as a passive activity deduction and is subject to limitation under the passive activity rules and not under the investment interest limitation rules.

         Consequently, if a general partner borrows money to purchase interests, the investment interest limitation may apply to the interest on the debt. In addition, a general partner's share of partnership income and losses will be considered investment income and losses for purposes of the investment interest limitation, and his share of partnership losses will therefore reduce his net investment income and may affect the deductibility of his other investment interest, whether or not he borrows to purchase interests.

         Interest expense on debt used by a taxpayer to purchase or carry an interest in a passive activity will be taken into account in computing the taxpayer's income or loss from the passive activity. There are detailed tracing and allocation rules with respect to the allocation of interest expense to specific expenditures. As a result, the deductibility of interest expense by a limited partner will depend upon such limited partner's personal tax situation. Potential investors who contemplate using borrowed funds to purchase limited partner interests are urged to consult with their tax advisors with respect to the application and interaction of the investment interest and passive activity limitations.

         It is unclear at present whether, after any conversion of the general partner interests in a partnership to limited partner interests, interest on debt incurred by a general partner to purchase his interests will be treated as investment interest or will be taken into account in computing such partner's income or loss as a limited partner.

         Interest on indebtedness incurred or continued to purchase or carry tax-exempt securities is not deductible. Investors who currently own or anticipate acquiring tax-exempt securities and contemplate purchasing interests with borrowed funds are urged to consult their tax advisors.

         Because the deductibility of any interest expense by an investor partner will depend on such investor partner's personal tax situation, counsel to the managing partner is unable to express any opinion regarding the federal income tax treatment of interest expense on indebtedness incurred by an investor partner to acquire his interests.

         For Profit Limitation. In addition to the passive activity limitations discussed above, an individual who engages in an activity without the intent to make an economic profit therefrom aside from federal income tax benefits may not take deductions attributable to such activity in excess of the gross income he derives from the activity, except for deductions allowable without regard to profit motive. Thus, in any taxable year in which the deductions of a partnership exceed its gross income, any investor partner who invested in the partnership without the requisite economic profit motive may be unable to deduct substantially all of his distributive share of such excess.

         Basis and At Risk Limitations. A partner may not deduct in any year any amount attributable to his share of partnership losses, if any, which is in excess of his adjusted tax basis in his interest in the partnership at the end of the partnership tax year. An investor partner's initial adjusted tax basis in his interest in a partnership will equal his cash contributions to the partnership. It will be increased by any additional cash contributions when made, by his distributive share of partnership income and gain and by his share of certain borrowings of the partnership. It will be decreased, but not below zero, by distributions from the partnership, his distributive share of partnership losses, depletion deductions on his share of partnership oil and gas income and any decrease in his share of borrowings of the partnership. Decreases in an investor partner's share of liabilities that have given rise to a basis increase will be treated as distributions of cash and, thus, will reduce basis.

         In addition to the limitation of losses to an investor partner's adjusted tax basis, losses allocable to such investor partner in excess of allocable income during a taxable year may be deducted only to the extent of the amount with respect to which such investor partner is "at risk" at the close of the taxable year. An investor partner will be at risk as to the amount of money contributed, assuming such investor partner uses his personal funds to make such contribution or borrows the funds on a recourse basis from a lender unrelated to the partnership, and amounts borrowed for use in the partnership for which the investor partner is personally liable. The at risk amount will be increased by such investor partner's share of partnership income and gains and the amount by which such investor partner's percentage depletion deductions with respect to partnership property exceed such investor partner's share of the basis of such property. An investor partner will not be at risk with respect to amounts protected against loss through nonrecourse financings, guarantees, stop loss agreements, or "other similar arrangements" (which would include the managing partner's indemnification obligation to general partners for liabilities in excess of their capital contributions) or with respect to amounts borrowed from other parties having an interest in the partnership, family members or other related parties. The at risk amount is reduced by the amount of the allowable losses for the taxable year, the amount of distributions made to the investor partner and such investor partner's depletion deductions, and the reduced amount determines the extent to which losses sustained in future years will be deductible. Any loss disallowed as a result of the application of the at risk provisions may be deducted in future years to the extent the taxpayer increases his amount at risk. Losses deducted in a year are subject to recapture in a later year at ordinary income rates in the event, and to the extent, a taxpayer's adjusted amount at risk falls below zero.

         The at risk limitation applies on an activity-by-activity basis, and in the case of oil and gas properties, each property is treated as a separate activity. Thus, an investor's interest in each oil or gas property is treated separately so that a loss from any one property is limited to the at risk amount for that property and not the at risk amount for all the investor's oil and gas properties. It is uncertain how this rule is implemented in the case of multiple oil and gas properties owned by a single partnership. However, for taxable years ending on or before the date on which further guidance is published, the IRS will permit aggregation of properties owned by a partnership in computing a partner's at risk limitation with respect to such partnership. If an investor partner must compute his at risk amount separately with respect to each property owned by the partnership, he may not be allowed to utilize his share of losses or deductions attributable to a particular property even though he has a positive at risk amount with respect to the partnership as a whole.

         Sale of Property. When a partnership sells property, it will recognize gain to the extent that the amount realized on the sale exceeds its basis in the property and will recognize loss to the extent that its basis exceeds the amount realized. In the case of a sale of an oil or gas property, each investor partner will compute his gain or loss individually based on his share of the amount realized, as allocated to him under the partnership agreement and the drilling program agreement, and his share of the basis in such property. The amount realized will include the amount of money received and the fair market value of any other property received. If the purchaser assumes a liability in connection with the sale or takes the property subject to a liability, the amount realized will include the amount of such liability.

         If gain is recognized on such sale, the portion of the gain that is treated as recapture of intangible drilling cost, depletion, or depreciation deductions will be treated as ordinary income and the remainder generally will constitute "Section 1231 gain." If loss is recognized on such sale, such loss generally will constitute "Section 1231 loss."

         Each investor partner will be required to report his share of the portion of the gain that constitutes recapture as ordinary income and must also take into account his share of the Section 1231 gains and losses along with his
Section 1231 gains and losses from other sources. The characterization of the investor partner's share of the Section 1231 gains and Section 1231 losses attributable to partnership properties as either ordinary or capital will depend on the total amount of the investor partner's Section 1231 gains and the total amount of his Section 1231 losses from all sources for the year. Generally, if the total amount of the gains exceeds the total amount of the losses, all such gains and losses will be treated as capital gains and losses, and if the total amount of the losses exceeds the total amount of the gains, all such gains and losses will be treated as ordinary income and losses. An investor partner's net
Section 1231 gains, however, will be treated as ordinary income to the extent of the investor partner's net Section 1231 losses during the immediately preceding five years, reduced by the Section 1231 losses previously recaptured under this rule.

         Termination of a Partnership. When a partnership is terminated, each investor partner in that partnership will be taxable, in the taxable year in which the termination occurs, on his share of partnership income, gain, loss, and deduction arising prior to the date of termination. General and limited partners must also take into account their shares of gains or losses resulting from the sale or other disposition of partnership assets in liquidation of the partnership.

         Upon the termination of a partnership, each investor partner in the partnership will be required to recognize gain to the extent that the amount of money distributed to him exceeds the basis of his interests or his amount at risk with respect to the partnership. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations." An investor partner will recognize no loss unless he receives only money, unrealized receivables, and inventory. In such a case, the investor partner could recognize loss to the extent that the basis of his interests exceeds the aggregate of the money and the partnership basis of the property received. If, however, an investor partner receives more or less than his share of ordinary income items, including potential recapture of intangible drilling cost, depletion, and depreciation deductions, the investor partner will be required to recognize ordinary income or loss to that extent.

         An investor partner's basis in any distributed property will be equal to the basis of his interests, reduced by any money received. The investor partner's basis will first be allocated to ordinary income assets in an amount equal to the partnership basis in such assets, which generally will be zero. Any remaining basis will be allocated, in general, to other properties to the extent of the partnership's basis in those properties subject to reallocation among properties designed to reduce basis - value disparities to the extent possible. Thus, basis increases are allocated to properties with unrealized appreciation and basis decreases are allocated to properties with unrealized depreciation. Any basis adjustment remaining after the partnership's basis has been fully carried over and reallocated is first allocated among those properties with unrealized appreciation to the full extent of each property's unrealized appreciation. To the extent that the increase is not fully allocated at this point, it is allocated in proportion to the properties' respective fair market values.

         Sale of Interests. When an investor partner sells an interest, including by exercising the right of presentment, he will recognize gain or loss measured by the difference between the amount realized on the sale and his basis in the interest sold. The investor partner's amount realized will be the selling price plus his share of any liabilities that increased his basis in such interest. For a discussion of the computation of the tax basis in interests, see "Tax Aspects -- Special Features of Oil & Gas Taxation -- Basis and At Risk Limitations."

         To the extent that the portion of the amount realized attributable to ordinary income items, including potential recapture of intangible drilling cost, depletion, and depreciation deductions) exceeds the portion of the basis allocable to such items, which generally will be zero, the gain will be ordinary income. Therefore, a substantial portion of any gain realized upon the sale of interests may constitute ordinary income. So long as the investor partner holds his interests as a capital asset, generally, an asset held as an investment, the remainder of the gain will be capital gain and any loss will be capital loss. The investor partner will be required to recognize the full amount of the ordinary income portion even if it exceeds the overall gain on the sale (in which event the investor partner will also recognize capital loss to the extent the ordinary income exceeds the overall gain) or there is an overall loss on the sale (in which event the investor partner will recognize an offsetting capital loss equal to the ordinary income portion and an additional capital loss equal to the overall loss on the sale). Gain or loss realized by a general partner upon the sale of interests will generally constitute active income or loss, while gain or loss realized by a limited partner upon such a sale will constitute passive income or loss, which passive loss may be used to offset active income only upon a complete disposition of interests, except in circumstances where a limited partner has received his interest in a conversion. See "Tax Aspects -- Special Features of Oil & Gas Taxation -- Passive Activity Loss Limitations."

         Net capital gains of individual taxpayers currently are taxed at a minimum statutory rate (generally 20% for capital assets held for more than 12 months) which is less than the maximum statutory rate applicable to other income (39.6%). Net capital gains means the excess of net long-term capital gain over net short-term capital loss.

         Generally, the sale of an interest in a partnership has no effect on the partnership's basis in its assets. If, however, the partnership has made an election under Section 754 of the Internal Revenue Code, the partnership's basis in its assets is adjusted for the benefit of the purchase to reflect the gain or loss realized by a partner upon the sale of an interest in the partnership. As a result of the tax accounting complexities inherent in, and the substantial expense attendant to, the election to adjust the tax basis of partnership property upon sales of interests, the managing partner does not currently intend to make this election on behalf of either partnership. Under the partnership agreement, such election may be made only with the consent of the managing partner. The absence of any such election and of the power to compel the making of such an election may reduce the value of interests to a potential transferee and may be an additional impediment to the transferability of interests.

         An investor partner who sells interests must notify that partnership of the transaction and must attach a statement to his federal income tax return reciting certain facts regarding the sale. Such notice must be given in writing within 30 days of the sale, or, if earlier, by January 15 of the year following the year in which the sale occurs, and must include the names and addresses of the buyer and seller, the taxpayer identification numbers of the buyer and seller, if known, and the date of the sale. An investor partner who fails to furnish the relevant information to the partnership may be penalized $50 for each such failure, unless it is shown that such failure was due to reasonable cause and not willful neglect. In addition, the partnership will be required to notify the IRS of any sale of an interest of which it has notice or knowledge and to report the names, addresses, and taxpayer identification numbers of the buyer and seller, along with other required information. The partnership is also required to provide copies of the information it provides to the IRS to the buyer and seller.

         Section 1060 of the Internal Revenue Code may also require both the buyer and seller of an interest to file statements with their federal income tax returns stating their agreement, if any, concerning the allocation of the purchase price among assets.

         Farmouts and Backin Interests. One of the various ways in which a partnership, through the drilling program, may acquire an oil and gas lease is through a farmout, discussed above under "Proposed Activities -- Farmouts." Some farmouts may be characterized for tax purposes as partnerships entered into by the related drilling program and the other party to the farmout. The manner in which the parties to these farmouts agree to allocate income, gain, loss, deduction, and credit, or any item of income, gain, loss, deduction and for credit, may be disallowed under Section 704 of the Internal Revenue Code. See "-- Partnership Taxation -- Allocations." If the farmout creates a co-ownership arrangement, the drilling program may be required to capitalize a portion of the intangible drilling costs paid in excess of its fractional share of the working interest acquired under the agreement. If the farmout creates an arrangement that is classified as an association taxable as a corporation for federal income tax purposes, the tax benefits of investing in that partnership would be adversely affected, or eliminated See -- "Partnership Taxation -- Partnership Classification." One type of farmout in which a drilling program might be involved is a transaction in which, in exchange for the drilling of a well on a particular drill site, the drilling party becomes entitled to an assignment of 100% of the leasehold interest in the drill site acreage, until such time as his or its drilling, completion and production costs are recovered out of production therefrom, with a lesser percentage thereafter, and a lesser fractional interest in the portion of the tract exclusive of the drill site acreage. The IRS has ruled, in Revenue Ruling 77-176, 1977-1 C.B. 77, that any transfer of rights in property other than the drill site acreage in this type of transaction would be deemed a sale of such other property by the party transferring the property on which gain or loss is realized. The IRS further ruled that, while the party receiving the acreage and incurring the cost of drilling the well on the drill site may elect to deduct such costs as intangible drilling and development costs, such party would realize ordinary income equal to the value of the acreage earned exclusive of the drill site acreage.

         The managing partner will attempt to structure any farmout or similar transaction in a way which either eliminates or minimizes to the fullest extent possible the tax consequences set forth in this ruling and the other adverse tax consequences described above. Nonetheless, the ruling may have adverse tax implications for a drilling program and the related partnership if and when a drilling program enters into such farmouts, since such drilling program may recognize gain or loss upon the transfer or receipt of an interest in the property.

GENERAL TAX PROVISIONS

         Following is a brief summary of some additional federal income tax laws which may impact upon an investor partner.

OTHER TAX CONSEQUENCES

         Alternative Minimum Tax. The individual alternative minimum tax is imposed at graduated rates of 26% and 28% on "alternative minimum taxable income" in excess of exemption amounts. The tax thus computed is reduced by the taxpayer's regular tax liability.

         Alternative minimum taxable income is computed by increasing regular taxable income by tax preference items and recomputing certain items. For an individual taxpayer, adjustments include such items as the difference between accelerated depreciation deductions and depreciation deductions under the alternative system of Section 168(g) of the Internal Revenue Code using the 150 percent declining balance method with respect to tangible personal property and the straight-line method with respect to real property.

         The passive activity limitations also apply for purposes of computing alternative minimum taxable income, although tax preference items taken into account for purposes of the passive activity rules are not taken into account in computing alternative minimum taxable income.

         Corporations are subject to an alternative minimum tax of 20% of alternative minimum taxable income to the extent that such amount exceeds the greater of (a) the corporation's federal income tax liability or (b) certain exemption amounts. Corporate items of tax preference include items similar to those described above for individuals, and a number of additional items.

         Because an investor partner's liability for the alternative minimum tax is computed by taking into account his regular income tax liability, the extent to which any tax preference items directly or indirectly resulting from an investment in interests would be subject to the alternative minimum tax will depend on the facts of his particular situation. For a taxpayer with substantial tax preference items, the alternative minimum tax could reduce the after-tax economic benefit of his investment in interests. Each potential investor should consult his tax advisor concerning the impact of the alternative minimum tax on his investment in interests.

         Tax Shelter Registration. An organizer of a "tax shelter" must register the tax shelter with the Secretary of the Treasury and obtain an identification number which must be included on the tax returns of investors in the shelter. Any person who organizes any "potentially abusive tax shelter" must maintain lists of investors therein and make such information available to the Secretary of the Treasury upon request.

         In view of the expansive definition of the term "tax shelter" under temporary regulations, the tax shelter registration provisions could be interpreted to apply to the partnerships. The managing partner will apply for and obtain a tax shelter registration number with respect to each partnership. The registration number of a partnership will be furnished to its general and limited partners, who must include the number on their tax returns for any year in which any deduction, loss, credit, other tax benefit or any income attributable to the partnership is claimed or reported, and must furnish the number to any transferee of their interests, together with other required information. The managing partner also must maintain lists of investors in the partnerships and make such lists available to the IRS on request.

         ISSUANCE OF A REGISTRATION NUMBER DOES NOT INDICATE THAT THIS INVESTMENT OR THE CLAIMED TAX BENEFITS HAVE BEEN REVIEWED, EXAMINED OR APPROVED BY THE INTERNAL REVENUE SERVICE.

         Changes in Federal Income Tax Laws. Significant and fundamental changes in the nation's federal income tax laws have been made in recent years and additional changes are likely. Any such change may affect the partnerships and the general and limited partners. Moreover, judicial decisions, regulations or administrative pronouncements could unfavorably affect the tax consequences of an investment in a partnership. See "Tax Aspects -- Other Tax Consequences -- Changes in Federal Income Tax Laws."

         Compliance Provisions. Taxpayers are subject to several penalties and other provisions which encourage compliance with the federal income tax laws, including an addition to tax of 20% of a "substantial understatement" of federal income tax. This addition is imposed if an understatement of tax exceeds the greater of (a) 10% of the tax required to be shown on the return or (b) $5,000 ($10,000 for a corporation other than an S corporation or a personal holding company).

         Except in the case of understatements attributable to "tax shelter" items, an item of understatement will not give rise to the penalty if (a) there is or was "substantial authority" for the taxpayer's treatment of the item or
(b) all facts relevant to the tax treatment of the item are disclosed on the return or on a statement attached to the return. In the case of partnerships, the disclosure is to be made on the return of the partnership. However, an individual partner may make adequate disclosure with respect to partnership items if specific conditions are met.

         In the case of understatements attributable to "tax shelter" items, the substantial understatement penalty may be avoided only if the taxpayer establishes that, in addition to having substantial authority for his position, he reasonably believed the treatment claimed was more likely than not the proper treatment of the item. A "tax shelter"

item is one that arises from a partnership, or other form of investment, a significant purpose of which is the avoidance or evasion of federal income tax. An entity should not be considered to have a significant purpose of avoidance or evasion of federal income tax merely because it avails itself of percentage depletion allowances, intangible drilling cost deductions, or certain other deductions. The managing partner does not believe that tax avoidance is a significant purpose of either partnership and does not anticipate that these provisions would apply to any understatement attributable to the disallowance of a partnership item. Investors are cautioned, however, to consult their tax advisors with respect to the possible application of the substantial understatement penalty.

         Consistency Requirements. General and limited partners must generally treat partnership items on their federal income tax returns consistently with the treatment of such items on the partnership information return, unless an investor partner files a statement with the IRS identifying the inconsistency or otherwise satisfies the requirements for waiver of the consistency requirement. Failure to satisfy this requirement will result in an adjustment to conform the investor partner's treatment of the item with the treatment of the item on the partnership return. Intentional or negligent disregard of the consistency requirement may subject an investor partner to substantial penalties.

         Nominees. A person who holds a partnership interest as a nominee for another person must furnish to the partnership the name and address of the beneficial owner, along with any other information prescribed by form or regulations. A notice issued by the IRS requires the nominee to furnish to the partnership the nominee's name, address, and taxpayer identification number, the taxpayer identification number of the beneficial owner and information concerning the partnership interests held, acquired, and disposed of by the nominee on behalf of others during the partnership taxable year. The nominee also must provide certain information to the beneficial owner of the interest, and the partnership must furnish certain information to the nominee. Regulations to be issued may impose additional requirements. Any prospective investor who is acting as a nominee for another person should consult his tax advisor regarding these requirements.

         Social Security Benefits; Self-Employment Tax. A general partner's share of any income or loss attributable to interests will constitute "net earnings from self-employment" for both social security and self-employment tax purposes, while a limited partner's share of such items will not constitute net earnings from self-employment. Thus, no quarters of coverage or increased benefits under the Social Security Act will be earned by limited partners. If a general partner is receiving Social Security benefits, his taxable income attributable to his investment in interests may be taken into account in determining any reduction in benefits because of "excess earnings."

         Investment by Tax-Exempt Entities. Net income derived from the conduct of a trade or business regularly carried on by many tax-exempt entities, including charitable or other exempt organizations, pension, profit-sharing or stock bonus plans, Keogh plans, IRAs, and other employee benefit plans, may constitute unrelated business taxable income on which federal income tax is imposed. Unrelated business taxable income in excess of $1,000 of a tax-exempt entity which is a corporation is generally taxed at marginal corporate rates. Where the tax-exempt entity is a trust, unrelated business taxable income in excess of $1,000 is taxed at marginal trust rates. Ownership of a working or operating interest in oil or gas properties has been held to constitute income derived from the conduct of a trade or business, even where an unrelated third party is hired to operate the property and ownership is in the form of a partnership. To the extent a partnership borrows funds to acquire or improve a property or a tax-exempt entity borrows funds to acquire interests, a portion of the income from such "debt financed property" may be unrelated business taxable income even if otherwise excludable. For these reasons, it is expected that substantially all the income of the partnerships will constitute unrelated business taxable income. An otherwise tax-exempt investor partner may be required to file a tax return even if such investor does not realize net taxable income from a partnership exceeding $1,000.

         Fiduciaries of pension, profit sharing or stock bonus plans, Keogh plans, IRAs, other qualified employee benefit plans, and other plans or arrangements subject to ERISA, or to Section 4975 of the Internal Revenue Code, must determine whether an investment in interests will satisfy required standards, including, among other things:

         o        the exclusive purpose rule of Section 404(a)(1)(A) of ERISA,

         o        the prudence requirements of Section 404(a)(1)(B) of ERISA,

         o the diversification requirements of Section 404(a)(1)(C) of ERISA, and

         o the requirement of Section 404(a)(1)(D) of ERISA that the investment be in accordance with the governing instrument of the plan or arrangement.

         A fiduciary of an employee benefit plan or other arrangement is prohibited from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Internal Revenue Code. The United States Department of Labor has issued final regulations defining "plan assets" for these purposes. Under certain circumstances, the final regulations treat a portion of the underlying assets of an entity in which such a plan or arrangement invests as assets of the plan or arrangement. These regulations could apply to a partnership, unless the partnership satisfies one of the exceptions set forth in such regulations. It is anticipated that each partnership will qualify for the "publicly offered security" exception and that the underlying assets of a partnership should not be considered "plan assets" for purposes of these regulations. Such issue involves questions of fact, however, and counsel to the managing partner is not rendering any opinion as to whether interests will be considered "publicly offered securities" for purposes of ERISA. Each prospective investor which is or may be subject to ERISA or to Section 4975 of the Internal Revenue Code should consult with its advisors concerning the effect of its ownership of interests under these rules.

         State Law Tax Aspects. A partnership, through the related drilling program, will operate in states and localities which impose taxes on the partnership's assets or income or on each investor partner based upon his share of any income derived from partnership activities in such jurisdictions. Depending upon the location of the partnership's properties and applicable state and local laws, deductions or credits available to an investor partner for federal income tax purposes may not be available for state or local income tax purposes.

         It is anticipated that a significant portion of the partnerships' activities will be in Texas, which imposes a franchise tax on corporations and limited liability companies "doing business" in that state. General partners which are corporations or limited liability companies not otherwise considered to be doing business in Texas which invest through a partnership may be deemed to be doing business in Texas for purposes of this tax.

         To the extent a partnership operates in certain jurisdictions, estate or inheritance taxes may be payable therein upon the death of an investor partner. Therefore, an investor partner may be subject to income taxes, estate or inheritance taxes or both in states or localities in which the partnership does business as well as in his own state and domicile.

ANTICIPATED FEDERAL INCOME TAX DEDUCTIONS

         The managing partner expects that approximately 75% to 85% of an investor partner's capital contribution to a partnership will be deductible or eligible for deduction for federal tax purposes either in the tax year in which such capital contribution is made or in the subsequent tax year. Due to the application of the passive activity loss limitations, the percentages of capital contributions of limited partners that will be deductible will depend largely upon each such limited partner's tax situation independent of his investment in interests, and are thus impossible to estimate. These estimates are based upon the managing partner's assumptions concerning the offering termination dates for the partnerships and the managing partner's previous experience concerning the deductibility of the costs of drilling and completing wells and current federal income tax law. Further, the estimates are based upon a number of factual assumptions, including an assumption that contracts calling for the expenditure of a substantial portion of the capital of each partnership will be entered into in such year and that such expenditures will meet applicable statutory and judicial requirements for deductibility in that year. See "Risk Factors -- Tax Risks -- Current Tax Deductions." ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THESE ESTIMATED PERCENTAGES OF CAPITAL CONTRIBUTIONS WILL BE DEDUCTIBLE OR ELIGIBLE FOR DEDUCTIBILITY IN THE YEAR IN WHICH THE CAPITAL CONTRIBUTION IS MADE.

INDIVIDUAL TAX ADVICE SHOULD BE SOUGHT

         THE TAX CONSIDERATIONS ATTENDANT TO AN INVESTMENT IN A PARTNERSHIP ARE COMPLEX AND VARY WITH INDIVIDUAL CIRCUMSTANCES. EACH PROSPECTIVE INVESTOR PARTNER SHOULD REVIEW SUCH TAX CONSEQUENCES WITH HIS TAX ADVISOR.


                       COMPETITION, MARKETS AND REGULATION

COMPETITION

         There are a large number of companies and individuals engaged in exploration for oil and gas and development of oil and gas properties. Accordingly, the partnerships will encounter strong competition from independent operators and major oil companies in acquiring oil and gas leases suitable for development by the partnerships and the related drilling programs. Many of the companies so engaged have financial resources and staffs considerably larger than those available to the partnerships.

MARKETS FOR SALE OF PRODUCTION

         The ability of a partnership to market oil and natural gas found and produced, if any, will depend on numerous factors beyond the control of the partnership, the effect of which factors cannot be accurately predicted or anticipated. Some of these factors include, without limitation the availability of other domestic and foreign production, the marketing of competitive fuels, the proximity and capacity of pipelines, fluctuations in supply and demand, the availability of a ready market, the effect of United States federal and state regulation of production, refining, transportation and sales and general national and worldwide economic conditions. At the present time worldwide oil production capacity and gas production capacity in certain areas of the United States exceed demand. This has resulted in a substantial decline in the price of oil and natural gas in the United States. Although future levels of production by members of OPEC or the degree to which oil prices will be affected by those levels of production cannot be predicted, it is possible that prices for any oil and gas produced from a program well will be lower than those currently available. There is no assurance that a partnership will be able to market any oil or natural gas produced by it, or, if such oil or natural gas is marketed, that favorable prices can be obtained by the partnership. See "Risk Factors -- General Risks Relating to Oil and Natural Gas -- Dependence on Future Prices, Supply and Demand for Oil and Gas."

         The United States natural gas market has undergone several significant changes over the past few years. The majority of federal price ceilings were removed in 1985 and the remainder were lifted by the Natural Gas Wellhead Decontrol Act of 1989. Thus for the first time in many years, the United States natural gas market is operating in a free market environment in which the contracts between the seller and buyer determine the price of gas.

         At the same time, the domestic natural gas industry has also seen a dramatic change in the manner in which gas is bought, sold, and transported. Newly developed supplies of natural gas are, in most cases, no longer sold to a pipeline company. Instead, the pipeline company now serves the role of transporter primarily, and gas producers are free to sell their product to marketers, local distribution companies, end users, or a combination thereof. This process, which began with the issuance of the Federal Energy Regulatory Commission ("FERC") open access transportation program, often known as Order No. 436, and culminated with the implementation of FERC Order No. 636 - the restructuring rule, has greatly enhanced a producer's ability to avoid shut-ins or curtailments because in the new gas environment, a producer now has a multitude of buyers to choose from.

         Recent trends indicate substantial improvement in the price received for natural gas. Many analysts believe that the industry is finally experiencing the combined effects of declining deliverability, reduced reserve replacement and increased demand for natural gas as a fuel of choice. While this trend is expected to continue, natural gas prices will still probably remain somewhat seasonal in nature and, for this reason, it is particularly difficult to estimate accurately future prices of gas, and any assumptions concerning future prices may prove incorrect. See "Competition, Markets and Regulation".

         The United States average daily production of oil declined from 9.0 million barrels in 1985 to approximately 6.0 million barrels in 1999. The reduced production level is in part the result of decreased drilling activity in the United States. Drilling activity is measured by the United States rig count. The United States rig count hit an historical high in 1981 of over 4,500 rigs and was 771 rigs as of the end of 1999. Another factor contributing to the reduction of United States oil production is the plugging and abandoning of wells which are uneconomical due to the significant decrease in the price of oil.

         The United States import levels for oil have increased significantly since 1985. In 1985, imports of foreign oil represented 27% of the United States' demand. During the year 1999 imports averaged approximately 58% of the United States' consumption.

         In view of the many uncertainties affecting the supply and demand for oil, gas, and refined petroleum products, the managing partner is unable to predict future oil and gas prices or the overall effect, if any, that the decline in demand for and the oversupply of such products will have on a partnership.

REGULATION OF PRODUCTION

         The production of oil and gas found by a drilling program, if any, will be subject to United States federal and state laws and regulations, and orders of regulatory bodies under those laws and regulations, governing a wide variety of matters, including the drilling and spacing of wells on producing acreage, allowable rates of production, marketing, prevention of waste and pollution, and protection of the environment. Such laws, regulations, and orders may restrict the rate of oil and gas production below the rate which would otherwise exist in the absence of such laws, regulations, and orders, and may restrict the number of wells which may be drilled on a particular oil and gas lease.

NATURAL GAS PRICES

         The Natural Gas Wellhead Decontrol Act of 1989 was enacted on July 26, 1989, and provides that all gas prices are decontrolled at the wellhead effective January 1, 1993. Accordingly, sales of natural gas by a partnership generally will not be subject to the maximum lawful price ceilings set by the Natural Gas Policy Act of 1978, as amended. Thus, market conditions will determine the prices that a partnership receives from the sale of natural gas produced from program wells.

OIL AND LIQUID HYDROCARBON PRICE CONTROLS

         There are currently no federal price controls on oil production, and sales of oil, condensate, and natural gas liquids by a partnership can be made at uncontrolled market prices. However, there can be no assurance that Congress will not enact controls at any time.

         State statutory provisions relating to oil and gas generally require permits for the drilling of wells and also cover the spacing of wells, the prevention of waste, the rate of production, the prevention and clean-up of pollution, and other matters. For example, the Railroad Commission of Texas determines the amount of gas producers can produce and purchasers can take from oil and gas leases located within the State of Texas.

POSSIBLE LEGISLATION

         Currently there are many legislative proposals pertaining to regulation of the oil and gas industry, which proposals may directly or indirectly affect the activities of a partnership. No prediction can be made as to what additional energy legislation may be proposed, if any, nor which bills may be enacted nor when any such bills, if enacted, would become effective.

REGULATION OF THE ENVIRONMENT

         The exploration, development, and production of oil and gas is subject to various federal and state laws and regulations to protect the environment. Various states and governmental agencies are considering, and some have adopted, other laws and regulations regarding environmental control which could adversely affect the business of a partnership. Compliance with such legislation and regulations, together with any penalties resulting from noncompliance therewith, will increase the cost of oil and gas development and production. All or a portion of these costs may ultimately be borne by a partnership.

         The preceding discussion of regulation of the oil and gas industry is necessarily brief, and is not intended to constitute a complete discussion of the various statutes, rules, regulations, or governmental orders to which the partnerships' and the drilling programs' operations may be subject.


                    LIABILITY OF GENERAL AND LIMITED PARTNERS

GENERAL PARTNERS

         By law, each general partner in a partnership is liable for all of the liabilities and recourse obligations of the partnership. Accordingly, a single general partner legally could be held responsible for the liabilities and obligations of an entire partnership. Furthermore, under some circumstances, joint working interest owners may be jointly and severally liable for obligations arising in connection with the development and operation of the oil and gas lease in which they jointly own an interest. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Joint Working Interest Owners." Because a partnership will own a working interest in leases in which the participants in the drilling program, and likely others, own working interests, the partnership, and therefore the general partners of that partnership, could be liable for obligations of all such joint working interest owners.

         Under the terms of the partnership agreements, the general partners and the managing partner of each partnership will agree that, as among themselves, each general partner and the managing partner will be responsible only to pay his pro rata share of that partnership's liabilities and obligations, and will be entitled to contribution from other general partners and the managing partner of a partnership if he incurs liability in excess of his pro rata share. Furthermore, the managing partner will indemnify each general partner of the partnership. The managing partner will undertake to indemnify each general partner for any and all partnership-related obligations and liabilities otherwise allocable to or paid by such general partner which are in excess of such general partner's share of the partnership's undistributed assets. However, such contribution rights and indemnity do not legally negate a general partner's liability for a partnership's obligations, and a general partner still could be subject to liability in excess of the amount of his capital contribution if the managing partner should become bankrupt or for any other reason are unable to meet the financial commitments of the indemnity. This liability could result in the necessity for a general partner to make additional payments to the partnership. Due to the uncertain nature of any such liability, it is not possible to determine the amount of any such liability.

         The managing partner will conduct the operations of each partnership in a manner designed to reduce the risk that a general partner could be required to make such additional payments. See "Insurance."

LIMITED PARTNERS

         Under Delaware law, a limited partner is not liable for the obligations of a limited partnership unless he is also a general partner or, in addition to the exercise of his rights and powers as a limited partner, he participates in the control of the partnership's business, and then only to persons who transact business with the limited partnership reasonably believing, based upon the limited partner's conduct, that the limited partner is a general partner. Delaware law provides that certain acts, including the exercise of the right to vote on matters specified in the partnership agreement, do not constitute participation by a limited partner in the control of a limited partnership's business. Assuming that a limited partner does not take part in the control of a partnership's business and that he otherwise acts in conformity with the provisions of the partnership agreement, his liability under Delaware law will be limited, subject to possible exceptions, generally to the amount of capital he has contributed to the partnership. Under Delaware law (i) a limited partner is obligated to a partnership to perform any promise to contribute cash or property or perform services, even if he is unable to perform because of death, disability, or other reason, and such obligation may be enforced by a third party creditor of the partnership and (ii) a limited partner may be liable to the extent of prohibited distributions (as described below) made to the limited partner, if he knew, at the time of the distribution, that it was prohibited. A limited partner's liability for the return of any distribution terminates, however, after the expiration of three years from the date of the distribution. Under Delaware law, a limited partner may not receive a distribution from a partnership to the extent that at the time of and after giving effect to the distribution, all liabilities of the partnership, other than liabilities to limited partners on account of their interests, exceed the fair value of the partnership's assets. Under Delaware law, an assignee who becomes a substituted limited partner of a partnership is liable for the obligation of his assignor to make capital contributions, except that the assignee is not obligated for liabilities unknown to him at the time he became a limited partner and that could not be ascertained from the partnership agreement.

         It is currently anticipated that the partnerships will conduct substantially all of their business in the states of Texas, Oklahoma, Kansas and New Mexico, where each partnership will register to do business as a foreign limited partnership. A partnership may also be deemed to be conducting business in various states, other than Texas, Oklahoma, Kansas and New Mexico, in which the partnership acquires and operates properties. The applicability of state laws to limited partners of a limited partnership such as a partnership in such a situation and limitations of the liability of limited partners for the obligations of the limited partnership have not been clearly established in many jurisdictions. If it were determined that the right or exercise of the right by the limited partners as a group to remove or replace the managing partner, to make certain amendments to the partnership agreement, or to take other action under the partnership agreement, constitute "control" of a partnership's business for the purposes of the statutes of any relevant jurisdiction, a limited partner might be held personally liable for a partnership's obligations under the laws of such jurisdiction. Further, under the laws of certain jurisdictions, a limited partner might be liable for other amounts, such as the amount of any undistributed profits to which such limited partner is entitled, with interest, or interest on the amount of capital contributions rightfully returned to him. Maintenance of limited liability will require compliance with legal requirements in such jurisdictions. The partnerships and the drilling programs will operate in such a manner as its managing partner deems reasonable, necessary and appropriate to preserve the limited liability of limited partners.

         The following table summarizes the key differences in the treatment afforded limited partners, general partners and the managing partner under Delaware law.

                                              LIMITED PARTNERS             GENERAL PARTNERS            MANAGING PARTNER
                                              ----------------             ----------------            ----------------

General liability for all of the                     No                             Yes                        Yes
obligations of a partnership

Limited liability for the obligations                Yes                            No                         Yes
of a partnership to the extent of
capital contributions                                                  (subject to indemnification)

Right to indemnification by us for             Not Applicable                       Yes                        Yes
any amounts due in excess of
capital contributions to the
partnership

Right to participate in the                          No                             No                         Yes
management and operations of the                                                (delegated
partnership                                                                 to managing partner)

Right to deduct intangible drilling    Yes (but limited to deductions       Yes (not limited to           Yes (not limited to
costs                                  against income from passive          deductions against            deductions against
                                       activities)                          income from passive           income from passive
                                                                            activities  but subject       activities  but subject
                                                                            to "At Risk" and basis        to "At Risk" and basis
                                                                            limitations)                  limitations)

         SUMMARY OF PARTNERSHIP AGREEMENT AND DRILLING PROGRAM AGREEMENT

         The following is a summary of the provisions of the partnership agreements and the drilling program agreements. This summary is qualified in all respects by reference to the full text of the Form of Partnership Agreement, which appears as Exhibit A to this prospectus; and the Form of Drilling Program Agreement, which appears as Exhibit B to this prospectus. Each prospective purchaser is urged to review, and be advised with respect to the effect of, the provisions of the partnership agreement and the drilling program agreement.

TERM

         Each partnership will be organized under the Delaware Revised Uniform Limited Partnership Act. Each drilling program will be a partnership for income tax purposes only and, for all other purposes, is intended to be an agreement among Mewbourne Oil Company, as drilling program manager, and the managing partner and a partnership as joint owners or tenants-in-common of undivided working interests in the drilling program's oil and gas properties. Each partnership and the related drilling program will continue until terminated as provided for in the partnership agreement and the drilling program agreement. See "-- Dissolution, Liquidation and Termination" below.

RIGHTS AND POWERS OF PARTNERS

         General and Limited Partners. Under the terms of the partnership agreements, general and limited partners will have the following rights and powers with respect to their respective partnership:

                  (a) to share all charges, credits, and distributions in accordance with the partnership agreement and share all charges, credits, and distributions of the related drilling program through the partnership as discussed under "Participation in Costs and Revenues",

                  (b) to inspect at their expense books and records relating to the activities of the partnership through the drilling program, upon adequate notice and at all reasonable times, other than geophysical, geological and other similar data and information and studies, maps, evaluations, and reports derived therefrom which for a reasonable period of time may be kept confidential because the managing partner has agreed to keep such matters confidential or has determined in good faith that such matters should be kept confidential considering the interests of the partnership and each of its partners, and upon written request at their expense to have a copy of a list of names and addresses of all partners mailed to them,

                  (c) to have on demand true and full information of all activities of the partnership, through the drilling program, and a formal account of affairs whenever circumstances render it just and reasonable,

                  (d) to have dissolution and winding up of the partnership by decree of court as provided under Delaware law,

                  (e) to reconstitute the partnership with a new managing partner upon the withdrawal or retirement of the managing partner from the partnership, directly or as a result of a bankruptcy, dissolution, or similar event that would dissolve the partnership, which causes the dissolution of the partnership upon the election of a majority in interest of the general and limited partners,

                  (f) to terminate any contract between the partnership and the managing partner or any affiliate of the managing partner by a vote or written consent of a majority in interest of the general and limited partners, without penalty upon 60 days' written notice,

                  (g) to approve the sale of all or substantially all of the assets of the partnership, except upon liquidation of the partnership, by the affirmative vote of a majority in interest of the general and limited partners, except in connection with a roll-up transaction which requires the affirmative vote of at least 66% in interest of the general and limited partners,

                  (h) to dissolve the partnership at any time upon the election of a majority in interest of the general and limited partners,

                  (i) to permit the assignment by the partnership or the managing partner of their obligations under the drilling program agreement, if such permission is required under the drilling program agreement, by the affirmative vote of a majority in interest of the general and limited partners,

                  (j) to agree to the termination or amendment, except for certain conformatory amendments and amendments necessary to conform to the Internal Revenue Code or that do not adversely affect the general and limited partners, of the drilling program agreement or the waiver of any rights of the partnership under the drilling program agreement by the affirmative vote of a majority in interest of the general and limited partners,

                  (k) to remove the managing partner and substitute a new managing partner to operate and carry on the business of the partnership or, to remove the drilling program manager and substitute a successor to act in such capacity by the affirmative vote of a majority in interest of the general and limited partners, and

                  (l) to propose and vote on certain matters affecting the partnership as provided in the partnership agreement.

         Limited Partners. Limited partners of a partnership will take no part in the control of the business or affairs of the partnership or the related drilling program and will have no voice in the management or operations of that partnership or drilling program. This lack of management and control is necessary to insulate the limited partners from liability in excess of their investment in the partnership and their share of undistributed profits from the partnership. See "Risk Factors -- Particular Risks Relating to the Interests -- Liability of Limited Partners" and "Liability of General and Limited Partners -- Limited Partners." Notwithstanding the foregoing, limited partners shall:

         o have the rights described in paragraphs (a) through (l) under the caption "general and limited partners" above, and

         o have their liability for operations of the partnership and the drilling program limited to the amount of their capital contributions and to their shares of partnership capital and undistributed net revenues of the partnership, if any; provided, however, that under Delaware law the limited partners may under certain circumstances be required to repay the partnership amounts previously distributed to them by the partnership if the partnership does not have sufficient other assets to satisfy the claims of creditors.

         General Partners. The general partners will delegate to the managing partner the responsibility for the day-to-day operations of the partnerships. In addition, the general partners will covenant not to exercise the following rights granted to them under Delaware law:

         o        the right to withdraw from the partnership,

         o the right to act as agent of the partnership or to execute documents on behalf of the partnership, and

         o the right to act other than together with other general partners constituting a majority in interest of the general and limited partners to cause the managing partner on behalf of the partnership to convey partnership property or take any other action binding on the partnership.

A general partner who violates such covenants is obligated to indemnify the partnership and the other partners for any loss or liability caused by such violation. Furthermore, in the event of a dissolution caused by a withdrawing general partner, upon reconstitution of the partnership, the withdrawing general partner shall remain subject as a general partner to any liabilities or obligations of the partnership arising prior to such withdrawal. Upon withdrawal from the partnership, a general partner is entitled to continue to receive any distributions to which he is otherwise entitled under the partnership agreement for the period prior to his withdrawal; however, such general partner shall not be entitled to receive the fair value of his interest in the partnership as of the date of such withdrawal based upon his right to share in distributions from the partnership, and neither the partnership nor the managing partner has any obligation to repurchase any interest in the partnership from the withdrawing general partner. The withdrawing general partner will no longer be entitled to receive any distributions nor shall such general partner have any rights as an investor partner under the partnership agreement. The sharing ratios will be recalculated among the general and limited partners without regard to the withdrawing general partner's capital contribution. See "-- Reconstitution of the Partnership" below.

RIGHTS AND POWERS OF THE MANAGING PARTNER

         The managing partner has full and exclusive power, except as limited by the partnership agreement and applicable law, to manage, control, administer, and operate the properties, business, and affairs of a partnership. The managing partner has the authority to enter into a drilling program agreement on behalf of a partnership. Under the drilling program agreements, Mewbourne Oil Company as drilling program manager will have the power and authority to act on behalf of a partnership with respect to the management, control, and administration of the business and affairs of the related drilling program and the properties subject to the drilling program agreement.

         Under the partnership agreements, the managing partner is required to devote only such time and effort to the business of the partnership as may be necessary to promote adequately the interests of that partnership and the mutual interests of the partners. The managing partner is permitted to engage in any other business ventures, including the ownership and management of oil and gas properties and the organization and management of other drilling programs.
See "Conflicts of Interest."

INDEMNIFICATION OF THE MANAGING PARTNER AND ITS AFFILIATES

         The partnership agreements provides that neither the managing partner nor any of its affiliates shall be liable to a partnership or the general and limited partners for any loss suffered by the partnership which arises out of any action or inaction performed or omitted by the managing partner or such affiliate, if the managing partner in good faith has determined, as of the time of the conduct or omission, that the course of conduct or omission was in the best interest of the partnership, the managing partner or such affiliate was acting on behalf of or performing services for the partnership, and that such conduct or omission did not constitute negligence or misconduct. The drilling program manager and its affiliates, under the drilling program agreement, have similar liability.

         The partnership agreements also provide that the managing partner and its affiliates shall be indemnified by a partnership, only from the tangible net assets of the partnership and not from other assets of the partners, from and against all losses, judgments, liabilities, expenses, and settlements sustained by them in connection with acts performed or omitted by the managing partner or affiliates acting on behalf of or performing services for that partnership or the related drilling program; provided that, unless otherwise ordered by a court, the managing partner has determined in good faith, as of time of the conduct or omission, that the course of conduct or omission was in the best interests of the partnership and that the conduct or omission did not constitute negligence or misconduct. Each partnership is authorized to purchase insurance against liabilities asserted against and expenses incurred by such persons in connection with the partnership's activities, provided that the partnership will not bear the cost of that portion of any insurance, other than insurance customary for the partnership's business, which insures the managing partner for any liability for which the managing partner may not be indemnified as discussed above. The drilling program manager has similar rights with respect to insurance, and the drilling program manager and its affiliates are entitled to similar indemnification under the drilling program agreement.

         The partnership agreements further limit indemnification of the managing partner by providing that the managing partner, its affiliates and any person acting as a broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of a violation of federal or state securities laws unless:

         o there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs,

         o such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs, or

         o a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

         Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to the managing partner by a partnership agreement, the partnership has been advised that in the opinion of the Securities and Exchange Commission and certain state securities authorities such indemnification is against public policy as expressed in the Securities Act of 1933, and is therefore unenforceable.

RIGHT OF PRESENTMENT

         Each investor partner in a partnership may request that the managing partner purchase for cash all, but not less than all, of that investor partner's interests subject to certain limitations. The managing partner may also cause its affiliate to fulfill its obligation to purchase such investor's interests. Unless extended by the managing partner, partners in a partnership formed in 1999 may make such requests in each of the years 2003 through 2008 and partners in a partnership formed in 2000 may make such request in each of the years 2004 through 2008. If the interests are subsequently listed on a national securities exchange or are traded through the National Association of Securities Dealer's Automated Quotation System or in the over-the-counter market, the right of presentment may be terminated at the option of the managing partner. Any such listing could have an adverse effect on the tax consequences of an investment in interests. See "Tax Aspects - Classification of a Partnership for Tax Purposes" and "Tax Aspects - General Features of Partnership Taxation - Passive Activity Loss Limitations." If the obligation of the managing partner or its purchaser designee to purchase interests from general and limited partners is determined to violate any existing or future laws, such obligation will be eliminated or modified appropriately. See "Terms of the Offering -- Right of Presentment."

ASSIGNABILITY OF INTERESTS

         Assignability of interests is limited. Except by gift or operation of law or when consented to by the managing partner, an investor partner in a partnership may assign only whole interests unless the investor partner owns less than a whole interest and transfers all his interests to one person or unless such assignment is to the partnership, the managing partner, an affiliate of the managing partner, or a third person specified by the managing partner, and an investor partner must retain at least a whole interest in the event fewer than all of his interests are assigned to any person other than the partnership, the managing partner, an affiliate of the managing partner, or a third person specified by the managing partner. In addition, general and limited partners who are residents of either the State of California or Iowa are subject to additional restrictions concerning the amount of their interests that may be transferred. See "Terms of the Offering - Additional Requirements." interests may only be assigned to a person otherwise qualified to become a substituted general partner or a limited partner, as the case may be. In no event may any assignment be made which, in the opinion of counsel to that partnership, would result in the partnership being considered to have been terminated for purposes of Section 708 of the Internal Revenue Code or might result in a change in the status of the partnership to a "publicly traded partnership" within the meaning of Section 7704 of the Internal Revenue Code, unless the managing partner consents to such an assignment, or which, in the opinion of counsel to the partnership, may not be effected without registration under the Securities Act or 1933 or would result in the violation of any applicable state securities laws. A partnership will not be required to recognize any assignment until the instrument of assignment has been delivered to the managing partner. In the case of a mere assignee of interests, the transferring general partner or limited partner retains all rights other than the right to receive distributions as a general partner or limited partner. However, an assignee of interests may become a substituted general partner or limited partner, as the case may be, and thus be entitled to all of the rights of a general partner or limited partner, only upon meeting certain conditions, including:

         o obtaining the consent of the assignor and the managing partner to such substitution,

         o paying all costs and expenses incurred in connection with such substitution,

         o        making certain representations to the managing partner, and

         o executing appropriate documents to evidence its agreement to be bound by all of the terms and provisions of the applicable partnership agreement.

         A partnership will amend its records at least once each calendar quarter to effect the substitution of substituted partners. In the case of assignments, where the assignee does not become a substituted partner, a partnership shall recognize the assignment not later than the last day of the calendar month following receipt of notice of assignment and required documentation. The restrictions on transfer contained in the partnership agreement of a partnership may have the effect of reducing interest in the partnership as a potential acquisition target or encouraging persons considering an acquisition or takeover of the partnership to negotiate with the partnership's managing partner rather than pursue non-negotiated acquisition or takeover attempts, although no assurance can be given that they will have that effect.

         The interest of the managing partner in a partnership may not be assigned except in limited circumstances set forth in the partnership agreement, including without limitation assignments to affiliates of the managing partner that agree to assume a proportionate share of the obligations of the assigning managing partner, dispositions arising out of the merger, consolidation, reorganization, or similar transaction of the managing partner, and any pledge by the managing partner. The rights and obligations of the managing partner and its affiliates with respect to a drilling program under the drilling program agreement may be assigned to affiliates and successors in interest by reason of merger, consolidation, reorganization, or similar transaction, without the consent of a majority in interest of the general and limited partners of the partnership, subject to limitations set forth in the drilling program agreement, and the managing partner and its affiliates will have the right at any time to mortgage or pledge its interest in properties of the drilling program.

REMOVAL OR WITHDRAWAL

         A majority in interest of the general and limited partners shall have the right to remove the managing partner and to elect and substitute a new managing partner. In such event, the removed managing partner shall be required to offer to sell a minimum of 20% of, and shall have the right to offer to sell the remaining 80% of such managing partner's interest in the partnership to the new managing partner at a price and method of payment mutually agreeable to the removed managing partner and the new managing partner. If the new managing partner and the removed managing partner are unable to agree within 10 days on the purchase price of such interest, the new managing partner and the removed managing partner shall select a mutually agreeable independent expert to determine such purchase price. In addition, a majority in interest of the general and limited partners shall have the right to remove Mewbourne Oil Company as the drilling program manager. In such event, Mewbourne Oil Company and its affiliates shall have the right to offer to sell up to 100% of their collective ownership interests in oil and gas leases subject to the drilling program agreement to the new drilling program manager. The method of payment for the removed managing partner's and Mewbourne Oil Company's interest must be fair and must protect the solvency and liquidity of the partnership.

         In the event the managing partner withdraws or retires from a partnership and such withdrawal or retirement causes dissolution of the partnership, a majority in interest of the general and limited partners shall be entitled to reconstitute the partnership and elect and substitute a new managing partner. Such new managing partner shall be entitled to acquire the partnership interest of the retiring managing partner on the same basis and in the same manner as set forth above. The managing partner may not voluntarily withdraw from a partnership prior to the later to occur of:

         o the completion of the partnership's primary drilling activities under the related drilling program, and

         o the fifth anniversary of the date that general and limited partners were admitted to the partnership.

         In order to exercise its right of withdrawal, the managing partner must give the general and limited partners at least 120 days' advance written notice.

DISSOLUTION, LIQUIDATION AND TERMINATION

         A partnership shall be dissolved upon:

         o        the occurrence of December 31, 2050,

         o the vote or consent in writing of a majority in interest of the general and limited partners at any time,

         o the sale, disposition, or termination of all or substantially all of the oil and gas leases then owned by the partnership,

         o the withdrawal, bankruptcy, insolvency, or dissolution in certain circumstances of the managing partner, the occurrence of any other event which would permit a trustee or receiver to acquire control of the property or affairs of the managing partner or any other event of withdrawal from the partnership by the managing partner as provided for by law; provided that neither the dissolution of the managing partner as a consequence of merger, consolidation, recapitalization, or other corporate reorganization effected under the partnership agreement shall cause dissolution of the partnership,

         o the adjudication of insolvency or bankruptcy of the partnership, or an assignment by the partnership for the benefit of creditors,

         o        the withdrawal or retirement of the managing partner, or

         o the occurrence of any other event which, under applicable law, causes the dissolution of the partnership.

         If dissolution of a partnership occurs due to the withdrawal or bankruptcy of a general partner, the partnership shall not be terminated but shall automatically be reconstituted. Upon dissolution of a partnership for any reason other than bankruptcy or withdrawal of a general partner, unless it is reconstituted as provided under "-- Rights and Powers of Partners" above, the managing partner or a liquidator appointed by the managing partner shall wind up the affairs of the partnership and make final distribution of its assets. In the event the managing partner is unable to serve as liquidator, the liquidator shall be appointed by a majority in interest of the general and limited partners.

         After making a proper accounting and paying or making provision for the payment of existing and contingent liabilities, the liquidator of a partnership shall sell all remaining assets of the partnership for cash at the best price available therefor and distribute the proceeds of such sales to the partners. In the case of a sale in liquidation, the liquidator shall adjust the capital accounts of the partners under the terms of the partnership agreement to account for all gain and loss on such sales and shall distribute the proceeds of such sales to the partners in accordance with their respective capital account balances, as so adjusted. partners in a partnership will not be obligated to restore any negative balance in their capital accounts after the liquidation of their interests in a partnership. The distribution of cash or properties to the partners will constitute a complete distribution to the partners of their respective interests in that partnership and its property.

         In the event of a dissolution and liquidation of a partnership as a result of an exchange or tender offer, the liquidator may assume the sale of all remaining assets of the partnership for cash at the respective fair market values of such assets and then debit or credit each partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets. If such exchange or tender offer is conducted through a sale of all or substantially all of the assets of a partnership or is otherwise binding on the partners, the liquidator shall distribute all securities or other assets received from the sale of the partnership assets to the partners proportionately based on the partners' positive capital account balances, as so adjusted. In the event of an exchange offer that is not binding upon all partners, the liquidator shall then exchange for securities offered in the exchange or tender offer partnership oil and gas properties having a fair market value equal to the sum of the positive balances in the capital accounts, as so adjusted, of the partners who elect to accept the exchange or tender offer. The liquidator shall distribute such securities to such accepting partners on a basis reflecting the partners' respective positive capital account balances, adjusted as provided above.

RECONSTITUTION OF A PARTNERSHIP

         In the event the managing partner of a partnership withdraws or retires from the partnership, directly or as a result of a bankruptcy, dissolution, or similar event that would dissolve the partnership, a majority in interest of general and limited partners, acting at a meeting to be held within 90 days following receipt of written notice of such event from the managing partner, shall be entitled to reconstitute the partnership and elect and substitute a new managing partner, which may be the retiring managing partner.

         In the event a majority in interest but less than all of the general and limited partners in a partnership elect to reconstitute the partnership, the partners' capital accounts shall be adjusted by assuming the sale of all assets of the partnership for cash at the respective fair market values of such assets as of the date of dissolution of the partnership and debiting or crediting each partner's capital account with its respective share of the hypothetical gains or losses resulting from such assumed sales in the same manner as such capital account would be debited or credited on the actual sales of such assets.

         The new managing partner shall then sell for cash partnership oil and gas properties having a fair market value equal to the fair market value of all partnership oil and gas properties times the ratio of the aggregate of the positive balances in the capital accounts, as so adjusted, of the general and limited partners that have not elected to reconstitute the partnership and the retiring managing partner, to the extent the retiring managing partner's aggregate partnership interest was not purchased by the new managing partner, to the positive balances of all partners. The new managing partner shall then distribute such cash to the general and limited partners that have elected not to reconstitute the partnership and to the managing partner, to such extent, in proportion to the positive balances of their respective capital accounts.

         The new managing partner, on behalf of the partners that have elected not to form the reconstituted partnership, shall retain for the benefit of the reconstituted partnership an undivided interest in all oil and gas properties of the partnership remaining after the distributions provided for above.

         The retiring managing partner shall have the right to elect to receive a distribution in kind of an undivided interest in partnership oil and gas properties having a fair market value equal to the fair market value of all partnership oil and gas properties times the ratio of the positive balance in the retiring managing partner's capital account to the positive balances of all partners.

         Each general partner of a partnership will covenant not to cause a dissolution of that partnership by voluntary withdrawal or other voluntary act. In the event of such a dissolution, however, upon reconstitution of the partnership, the withdrawing general partner shall remain subject as a general partner with respect to any liabilities or obligations of the partnership arising prior to such withdrawal. Upon withdrawal from the partnership, a general partner is entitled to continue to receive any distributions to which he is otherwise entitled under the partnership agreement for the period prior to his withdrawal; however, such general partner shall not be entitled to receive the fair value of his interest in the partnership as of the date of such withdrawal based upon his right to share in distributions from the partnership, and neither the partnership nor the managing partner has any obligation to repurchase any interest in the partnership from the withdrawing general partner. The withdrawing general partner will not be entitled to receive any distributions for the period subsequent to his withdrawal nor shall such general partner have any rights as an investor partner under the partnership agreement. The sharing ratios will be recalculated among the general and limited partners without regard to the withdrawing general partner's capital contribution. If the partnership is reconstituted due to the bankruptcy of a general partner, the trustee, receiver, or other successor in interest of the bankrupt general partner shall become liable for all of the debts and obligations of the bankrupt general partner.

AMENDMENTS

         A majority in interest of the general and limited partners of a partnership may require the amendment of the partnership agreement without the consent of the managing partner, except that any amendment which would increase the liability or duties of any partner, change the contributions required of a partner, provide for the reallocation of profits, losses, or deductions to the detriment of a partner, establish any new priority in one or more partners as to the return of capital contributions or as to profits, losses, deductions, or distributions to the detriment of a partner or cause the partnership to be taxed as a corporation, must be approved by such partner before it will be binding upon him. Minor and conformatory amendments and amendments that do not adversely affect the general and limited partners in any material respect may be made by the managing partner without the consent of the general and limited partners.

REPORTS TO PARTNERS

         The managing partner will furnish to the general and limited partners of each partnership semi-annual and annual reports which will contain financial statements, including a balance sheet and statements of income, partners' equity and cash flows, all of which shall be prepared in accordance with generally accepted accounting principles, which statements at fiscal year end will be audited by an independent certified public accountant. Financial statements furnished in a partnership's semi-annual reports will not be audited. Semi-annually, all general and limited partners will also receive a summary itemization of the transactions between the managing partner or any affiliate of the managing partner and the partnership showing all items of compensation received by the managing partner and its affiliates, including without limitation the average price paid by any affiliate of the managing partner during the two most recent calendar quarters for oil and gas produced by program wells purchased by such affiliate and the highest average price paid by any other substantial purchaser of comparable oil or gas produced in the field where such program wells are located. Annually beginning with the fiscal year ending December 31, 2000, as to a partnership formed in 1999, and ending December 2001, as to a partnership formed in 2000, oil and gas reserve estimates prepared by an independent petroleum engineer will also be furnished to the general and limited partners. Annual reports will be provided to the general and limited partners within 120 days after the close of the partnership fiscal year, and semi-annual reports will be provided within 75 days after the close of the first six months of the partnership fiscal year. In addition, the general and limited partners in a partnership shall receive on a monthly basis while the partnership is participating in the drilling and completion activities of a drilling program, reports containing a description of the partnership's acquisition of interests in prospects, including farmins and farmouts, and the drilling, completion and abandonment of wells thereon. All general and limited partners will receive a report containing information necessary for the preparation of their federal income tax returns and any required state income tax returns by March 15 of each calendar year or as soon as practicable thereafter. The managing partner will furnish to the general and limited partners information regarding differences between tax basis of accounting and the basis of generally accepted accounting principles in accordance with generally accepted accounting principles. In addition, the information specified by Form 10-Q, if such report is required to be filed with the Securities and Exchange Commission, will be furnished to the general and limited partners within 45 days after the close of each quarterly fiscal period. General and limited partners in a partnership will also receive in such monthly reports a summary of the status of wells drilled by the partnership. The managing partner may provide such other reports and financial statements as it deems necessary or desirable.

ACCESS TO LIST OF GENERAL AND LIMITED PARTNERS

         An alphabetical list of the investor's names, addresses and business telephone numbers of the general and limited partners in a partnership identified as general partners or limited partners along with the number of interests held by each of them will be maintained as a part of the books and records of the partnership and will be available for inspection by any general and limited partners or his or her designated agent at the principal office of the partnership upon the request of an investor partner. The investor list will be updated at least quarterly to reflect changes in the information contained in such list. A copy of the investor list for a partnership will be mailed to any investor partner in the partnership requesting the investor list within ten (10) days of the request. The copy of the investor list will be printed in alphabetical order, on white paper, and in a readily readable type size, in no event smaller than 10-point type. A reasonable charge for copy work may be charged by the partnership. The purposes for which an investor partner may request a copy of the investor list include, without limitation, matters relating to general and limited partners' voting rights under the partnership agreement and the exercise of general and limited partners' rights under federal proxy laws. If the managing partner neglects or refuses to exhibit, produce, or mail a copy of the investor list as requested, the managing partner will be liable to any investor partner requesting the list for the costs, including attorneys fees, incurred by that investor partner for compelling the production of the investor list, and for actual damages suffered by any investor partner by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the investor list is to secure the list of general and limited partners or other information for the purpose of selling such list or information or copies of such list, or of using the same for a commercial purpose other than in the interest of the applicant as an investor partner relative to the affairs of the partnership. The managing partner may require the investor partner requesting the investor list to represent that the list is not requested for a commercial purpose unrelated to the investor partner's interest in the partnership. The above remedies in favor of an investor partner requesting copies of the investor list are in addition to, and shall not in any way limit, other remedies available to general and limited partners under federal law, or the laws of any state.

POWER OF ATTORNEY

         In signing the special subscription instructions and the subscription agreement in the form attached as Exhibit C and Exhibit D to this prospectus, each investor adopts the terms and provisions of the partnership agreement for the partnership to which such investor is admitted, including representations and warranties contained in the partnership agreement, and makes the power of attorney set forth in Section 10.3 of the partnership agreement. Pursuant to the partnership agreement, each investor partner of a partnership will appoint the managing partner as his attorney-in-fact, on his behalf and in his name, to execute, swear to and file all documents or instruments necessary or desirable:

         o to comply with the laws of any state in which the partnership does business,

         o to amend the partnership agreement to admit a new or substituted general partner or limited partner or make changes required by amendments thereto adopted by the general and limited partners,

         o to amend the partnership agreement to effect the conversion of the general partners to limited partners,

         o        to conduct the business and affairs of the partnership,

         o to reflect the agreement of all of the general and limited partners if the required majority in interest of the general and limited partners has approved any action under the partnership agreement and amendments to the partnership agreement to implement such action, and

         o to perform other ministerial acts in connection with the partnership and its operations, all subject to compliance with the partnership agreement.

         Such appointment shall constitute a power coupled with an interest, shall not be revocable and shall be effectuated under Section 10.3 of the partnership agreement by an investor partner's execution of such special subscription instructions and subscription agreement.

                                 LEGAL OPINIONS

         The validity of the interests offered by this prospectus and federal income tax matters as discussed under "Tax Aspects" in this prospectus has been passed upon by Vinson & Elkins L.L.P., 3700 Trammel Crow Center, 2001 Ross Avenue, Dallas, Texas 75201-2975.

                                     EXPERTS

         The balance sheet of Mewbourne Development Corporation as of June 30, 1999 and the balance sheet of Mewbourne Energy Partners 00-A, L.P. as of February 15, 2000 included in this Registration Statement on Form S-1, have been included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

         The information included in this Registration Statement on Form S-1 regarding the summary of the reserve report as of December 31, 1999, for Mewbourne Development Partners 92 GP, Mewbourne Development Partners 93- A, L.P., Mewbourne Development Partners 93-B, L.P., Mewbourne Development Partners 94-A, L.P., Mewbourne Development Partners 94-B, L.P. Mewbourne Development Partners 94-C, L.P., Mewbourne Energy Partners 94 Private L.P., Mewbourne Energy Partners 95-A, L.P., Mewbourne Energy Partners 95-B, L.P., Mewbourne Energy Partners 96- A, L.P., Mewbourne Energy Partners 97-A, L.P., and Mewbourne Energy Partners 98-A, L.P. was audited by Garb Grubbs Harris & Associates, Inc. and is included in this prospectus in reliance upon the report of such firm as experts with respect to the matters covered by its report and the giving of its report.

                       WHERE YOU CAN FIND MORE INFORMATION

         We have filed a registration statement on behalf of the partnerships with the Securities and Exchange Commission under the Securities Act of 1933 relating to the interests being offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain portions of which have been omitted pursuant to the rules and regulations of the Securities and Exchange Commission.

         For further information about us, the partnerships and the interests being offered, please review the registration statement, including the exhibits that are filed with it. Statements made in the registration statement that describe documents may not necessarily be complete. We recommend that you also review the documents that we have filed with the registration statement to obtain a more complete understanding of those documents. A copy of the registration statement is available for inspection without charge at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., 20549, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60604. The registration statement may also be obtained from the Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Copies of any materials filed as a part of the registration statement may be obtained for a fee from the Public Reference Section of the Securities and Exchange Commission at 450 Fifth Street, N.W., Washington, D.C., 20549.

         The delivery of this prospectus at any time does not imply that the information contained in this prospectus is correct as of any time subsequent to the date of this prospectus.

                          INDEX TO FINANCIAL STATEMENTS


Financial Statement of Mewbourne Development Corporation:
    Report of Independent Accountants............................................................     F1-1
    Balance Sheet as of June 30, 1999............................................................     F1-2
    Notes to Balance Sheet.......................................................................     F1-3

Unaudited Financial Statement of Mewbourne Development Corporation:
    Unaudited Balance Sheet as of December 31, 1999..............................................     F2-1
    Notes to Unaudited Balance Sheet.............................................................     F2-2

Financial Statement of Mewbourne Energy Partners 00-A, L.P.:
    Report of Independent Accounts...............................................................     F3-1
    Balance Sheet as of February 15, 2000........................................................     F3-2
    Note to Balance Sheet........................................................................     F3-3



         THE FOLLOWING FINANCIAL STATEMENTS INCLUDE THOSE OF THE MANAGING PARTNER, MEWBOURNE DEVELOPMENT CORPORATION, IN WHICH THE GENERAL AND LIMITED PARTNERS WILL ACQUIRE NO INTEREST.

                        MEWBOURNE DEVELOPMENT CORPORATION

                            BALANCE SHEET WITH REPORT
                           OF INDEPENDENT ACCOUNTANTS

                                  JUNE 30, 1999

                        REPORT OF INDEPENDENT ACCOUNTANTS




September 8, 1999



To the Board of Directors
of Mewbourne Development Corporation


In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Mewbourne Development Corporation as of June 30, 1999 in conformity with accounting principles generally accepted in the United States. This balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit of this balance sheet in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.





PricewaterhouseCoopers LLP
Dallas, Texas






                                     F1 - 1

                        MEWBOURNE DEVELOPMENT CORPORATION
                                  BALANCE SHEET
                                  JUNE 30, 1999


ASSETS
Current assets:
     Cash and cash equivalents                                            $ 1,640,269
     Accounts receivable, related party                                       292,781
                                                                          -----------

         Total current assets                                               1,933,050

Marketable securities available for sale                                    1,236,475
Investments in partnerships                                                   111,647
Oil and gas properties - full-cost method, net                              4,038,099
                                                                          -----------

         Total assets                                                     $ 7,319,271
                                                                          ===========


LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable, related party                                      $    95,581
                                                                          -----------

Deferred income taxes                                                       1,174,610
                                                                          -----------

Stockholder's equity:
     Common stock, $1 par value, 1,000 shares authorized,
         issued and outstanding                                                 1,000
     Paid-in capital in excess of par value of common stock                 1,190,262
     Retained earnings                                                      4,704,435
     Net unrealized gain on marketable securities available for sale          153,383
                                                                          -----------

         Total stockholder's equity                                         6,049,080
                                                                          -----------

              Total liabilities and stockholder's equity                  $ 7,319,271
                                                                          ===========




        The accompanying notes are an integral part of this balance sheet



                                     F1 - 2

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET


1.     SIGNIFICANT ACCOUNTING POLICIES

       FINANCIAL STATEMENT PRESENTATION

       Mewbourne Development Corporation (the "Company") is a wholly-owned subsidiary of Mewbourne Holdings, Inc. (the "Stockholder"). The Company is principally involved in the exploration and production of oil and gas in Texas, Oklahoma and New Mexico.

       The Company follows the full-cost method of accounting for its oil and gas activities, all of which are located in the Continental United States. Under the full-cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. Depreciation, depletion and amortization of oil and gas properties is computed on the units-of-production method, using the proved reserves underlying the oil and gas properties. At June 30, 1999, all capitalized costs were subject to amortization. Gains and losses on the sale or other disposition of properties are not recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas.

       Capitalized costs are subject to a ceiling test that limits such costs to the aggregate of the present value of future net revenues of proved reserves discounted at 10%, based on current economic and operating conditions and the lower of cost or fair value of unproved properties.

       REVENUE RECOGNITION

       Revenue is normally recognized from jointly owned properties as oil and gas is produced and sold for the Company's account, although the various interest owners may take more or less than their proportionate ownership of the production. The Company uses the entitlements method of accounting for imbalances. There are no material imbalances at June 30, 1999.

       MANAGEMENT ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments, those with original maturities of three months or less at the date of acquisition, to be cash equivalents.

       A substantial portion of the Company's cash and cash equivalents is maintained in one financial institution.



                                     F1 - 3

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET


1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       SECURITIES

       All securities are intended to be held for investment purposes and are therefore classified as "available for sale" which requires that such securities be carried at fair value with unrealized holding gains or losses, net of related income tax effects, recorded as a separate component of stockholder's equity. Realized gains and losses on sales of securities are determined utilizing the specific identification method.

       INVESTMENTS IN PARTNERSHIPS

       The Company is managing partner of several oil and gas partnerships. The Company accounts for its investment in partnerships using the equity method of accounting.

2.     MARKETABLE SECURITIES

       Reconciliation of cost to market value as of June 30, 1999 is as follows:


                                                           GROSS
                                                         UNREALIZED         MARKET
                                            COST           GAINS            VALUE
                                         ----------      ----------      -----------
JUNE 30, 1999
     U.S. Treasury Bonds                 $  989,084      $  247,391      $ 1,236,475
                                         ----------      ----------      -----------
                                         $  989,084      $  247,391      $ 1,236,475
                                         ==========      ==========      ===========


       As of June 30, 1999, the cost of U.S. Treasury Bonds includes $582,084 of accrued interest income.

       Included in the Company's securities portfolio as of June 30, 1999 are debt securities with a market value of $1,236,475 with scheduled maturities as follows:

              Six to ten years                                   $   707,100
              More than ten years                                    529,375
                                                                 -----------
                                                                 $ 1,236,475
                                                                 ===========

       For the year ended June 30, 1999, as a result of net unrealized gains and losses on marketable securities, stockholder's equity decreased by $57,427, net of deferred income tax of $35,197.



                                     F1 - 4

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET


3.     OIL AND GAS PROPERTIES

       Oil and gas properties consist of the following as of June 30, 1999:

              Proved oil and gas properties                                    $  8,296,043
              Accumulated depreciation, depletion and amortization               (4,257,944)
                                                                               -------------
              Net proved oil and gas properties                                $  4,038,099
                                                                               =============


4.     INCOME TAXES

       Federal income tax expense is calculated on a current basis at the Stockholder (consolidated) level and is allocated to its subsidiaries based on their respective taxable income or loss, and a payable or receivable is established with the Stockholder. As of June 30, 1999, federal income tax payable to the Stockholder was $0.

       In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company calculates its deferred tax liability as if it were a separate tax paying entity. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at the balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

       The deferred tax liability is comprised of the following temporary differences as of June 30, 1999:

              Oil and gas properties                                           $ 1,080,601
              Unrealized gain on marketable securities                              94,009
                                                                               -----------
                                                                               $ 1,174,610
                                                                               ===========

5.     RELATED PARTY TRANSACTIONS

       Under the terms of an operating agreement, substantially all services and charges relating to the oil and gas properties in which the Company invests are billed by and paid to a wholly-owned subsidiary of the Stockholder as operator of the oil and gas properties.

6.     SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

       The estimates of proved oil and gas reserves utilized in the preparation of these financial statements were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared under existing economic and operating conditions with no provision for price and cost escalation except by contractual agreement. Proved oil and gas reserves are defined as estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. These estimates may change as future information becomes available. All of the Company's reserves are located onshore in the Continental United States.



                                     F1 - 5

                        MEWBOURNE DEVELOPMENT CORPORATION

                             NOTES TO BALANCE SHEET


6.     SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED) (CONTINUED)

       As of June 30, 1999, the Company had proved oil reserves of 90,064 barrels, and proved gas reserves of 4,824,029 thousand cubic feet (mcf). Future net cash flows from these reserves are as follows as of June 30, 1999:

       Future cash inflows                                                                   $ 11,583,250
       Future production costs                                                                 (5,189,037)
       Future development costs                                                                  (169,859)
       Future income tax expense                                                               (1,172,753)
                                                                                             -------------

                                                                                                5,051,601

       Discount at 10%                                                                         (1,973,951)
                                                                                             -------------

       Standard measure of discounted future net cash flows from estimated production of proved oil and gas reserves after
           income taxes                                                                      $  3,077,650
                                                                                             ============



                                     F1 - 6

                        MEWBOURNE DEVELOPMENT CORPORATION


                            BALANCE SHEET (UNAUDITED)




                                DECEMBER 31, 1999

                        MEWBOURNE DEVELOPMENT CORPORATION

                                  BALANCE SHEET
                                   (UNAUDITED)
                                DECEMBER 31, 1999



                                           ASSETS
Current assets:
     Cash and cash equivalents                                              $ 1,021,084
     Accounts Receivable, related party                                         325,286

         Total current assets                                                 1,346,370

Marketable securities available for sale                                      1,231,430
Investment in partnerships                                                      124,588
Oil and gas properties-full-cost method, net                                  5,022,084
                                                                            -----------

         Total assets                                                       $ 7,724,472
                                                                            ===========

                            LIABILITIES AND STOCKHOLDER'S EQUITY

Current liabilities:
     Accounts payable, related party                                        $         0
                                                                            -----------

Deferred income taxes                                                         1,147,512
                                                                            -----------

Stockholder's equity:
     Common stock, $1.00 par value, 1,000 shares authorized,                      1,000
       issued and outstanding
     Paid-in capital in excess of par value of common stock                   1,190,262
     Retained earnings                                                        5,262,598
     Net unrealized gain on marketable securities available for sale            123,100
                                                                            -----------

         Total stockholder's equity                                           6,576,960
                                                                            -----------

              Total liabilities and stockholder's equity                    $ 7,724,472
                                                                            ===========



       The accompanying notes are an integral part of this balance sheet.



                                     F2 - 1

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                 -------------


1.     SIGNIFICANT ACCOUNTING POLICIES

       FINANCIAL STATEMENT PRESENTATION

       Mewbourne Development Corporation (the "Company"), is a wholly-owned subsidiary of Mewbourne Holdings, Inc. (the "Stockholder"). The Company is principally involved in the exploration and production of oil and gas in Texas, Oklahoma, and New Mexico.

       The Company follows the full-cost method of accounting for its oil and gas activities, all of which are located in the Continental United States. Under the full-cost method, all productive and nonproductive costs incurred in the acquisition, exploration and development of oil and gas properties are capitalized. All such costs are directly identified with acquisition, exploration and development activities and do not include any costs related to production, general corporate overhead, or similar activities. Depreciation, depletion, and amortization of oil and gas properties is computed on the units-of-production method, using the proved reserves underlying the oil and gas properties. Gains and losses on the sale or other disposition of properties are not recognized unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas. Capitalized costs in unproved properties are not amortized until proved reserves associated with the property can be determined or until impairment occurs. At December 31, 1999, $347,396 of unevaluated costs were excluded from amortization.

       Capitalized costs are subject to a ceiling test that limits such costs to the aggregate of the present value of future net revenues of proved reserves discounted at 10%, based on operating conditions, oil and gas prices at the balance sheet date, and the lower of cost or fair value of unproved properties.

       REVENUE RECOGNITION

       Revenue is normally recognized from jointly owned properties as oil and gas is produced and sold for the Company's account, although the various interest owners may take more or less than their proportionate ownership of the production. The Company uses the entitlements method of accounting for imbalances. There are no material imbalances at December 31, 1999.

       MANAGEMENT ESTIMATES

       The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

       CASH AND CASH EQUIVALENTS

       The Company considers all highly liquid investments, those with original maturities of three months or less to be cash equivalents. A substantial portion of the Company's cash and cash equivalents is maintained in one financial institution.



                                     F2 - 2

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                 -------------


1.     SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

       SECURITIES

       All securities are intended to be held for investment purposes and are therefore classified as "available for sale." Accordingly, such securities are carried at fair value with unrealized holding gains or losses, net of related income tax effects, recorded as a separate component of stockholder's equity. Realized gains and losses on sales of securities are determined utilizing the specific identification method.

       INVESTMENTS IN PARTNERSHIPS

       The Company is Managing Partner of several oil and gas partnerships. The Company accounts for its investments in partnerships using the equity method of accounting.

2.     MARKETABLE SECURITIES

       Reconciliation of cost to market value as of December 31, 1999 is as follows:

                                                     GROSS
                                                   UNREALIZED         MARKET
                                      COST           GAINS            VALUE
                                   -----------    -----------      -----------

U.S. Treasury Bonds                $ 1,032,882     $ 198,548       $ 1,231,430

       As of December 31, 1999, the cost of U.S. Treasury Bonds includes $625,882 of accrued interest income, of which $43,798 was recognized for the period ended December 31, 1999. All U.S. Treasury Bonds have maturity dates between five to twenty years.

       Included in the Company's securities portfolio as of December 31, 1999 are debt securities with a market value of $1,231,430 with scheduled maturities as follows:

               Six to ten years                     $   711,180
               More than ten years                      520,250
                                                    -----------
                                                    $ 1,231,430
                                                    ===========

3.     OIL AND GAS PROPERTIES

       Oil and gas properties consist of the following as of December 31, 1999:

                  Unproved oil and gas properties                                 $    347,396
                  Proved oil and gas properties                                      9,240,573
                  Accumulated depreciation, depletion, and amortization             (4,565,887)
                                                                                  ------------
                  Net oil and gas properties                                      $  5,022,082
                                                                                  ============



                                     F2 - 3

                        MEWBOURNE DEVELOPMENT CORPORATION

                        NOTES TO UNAUDITED BALANCE SHEET

                                 -------------


4.     INCOME TAXES

       Federal income tax expense calculated on a current basis at the Stockholder (consolidated) level is allocated to its subsidiaries based on their respective taxable income or loss, and a payable or receivable is established with the stockholder. As of December 31, 1999, federal income tax payable to shareholders was zero.

       In accordance with Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, the Company calculates its deferred tax liability as if it were a separate tax paying entity. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at the balance sheet date based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

       As of December 31, 1999, the Company's deferred tax liability is comprised of the following temporary differences:

              Oil and gas properties                                   $ 1,072,063
              Unrealized gain on marketable securities                      75,449
                                                                       -----------
                                                                       $ 1,147,512
                                                                       ===========

5.     RELATED PARTY TRANSACTIONS

       Under the terms of an operating agreement, substantially all services and charges relating to the oil and gas properties in which the Company invests are billed by and paid to a wholly-owned subsidiary of the Stockholder as operator of the oil and gas properties.

6.     SUPPLEMENTAL OIL AND GAS INFORMATION (UNAUDITED)

       The estimates of proved oil and gas reserves utilized in the preparation of the balance sheet were estimated in accordance with guidelines established by the Securities and Exchange Commission and the Financial Accounting Standards Board, which require that reserve reports be prepared using oil and gas prices and operating conditions at the balance sheet date with no provision for price and cost escalation except by contractual agreement. Proved oil and gas reserves are defined as estimated quantities of crude oil, natural gas, and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. These estimates may change as future information becomes available. All of the Company's reserves are located onshore in the continental United States.

       As of December 31, 1999, the Company had proved oil reserves of 100,828 barrels and proved gas reserves of 5,516,047 thousand cubic feet (mcf). Future net revenues and the present value of these reserves are as follows as of December 31, 1999:

              Future cash inflows                                                 $ 14,279,700
              Future production costs                                               (6,331,933)
              Future development costs                                                (317,173)
              Future income tax expense                                             (1,294,524)
                                                                                  ------------
                                                                                     6,336,070
              Discount at 10%                                                       (2,568,903)
                                                                                  ------------
              Standard measure of discounted future net cash flows
                from estimated production of proved oil and gas
                reserves after income taxes                                       $  3,767,167
                                                                                  ============



                                     F2 - 4

                                MEWBOURNE ENERGY
                               PARTNERS 00-A, L.P.

                          BALANCE SHEET WITH REPORT OF
                             INDEPENDENT ACCOUNTANTS

                      FEBRUARY 15, 2000 (DATE OF INCEPTION)

                        REPORT OF INDEPENDENT ACCOUNTANTS


February 28, 2000

To the Board of Directors
Mewbourne Development Corporation


In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Mewbourne Energy Partners 00-A, L.P. as of February 15, 2000 (date of inception) in conformity with accounting principles generally accepted in the United States. This balance sheet is the responsibility of the Company's management; our responsibility is to express an opinion on this balance sheet based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States, which require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet, assessing the accounting principles used and significant estimates made by management, and evaluating the overall balance sheet presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.



PricewaterhouseCoopers LLP
Dallas, Texas



                                     F3 - 1

                      MEWBOURNE ENERGY PARTNERS 00-A, L.P.

                                  BALANCE SHEET
                                FEBRUARY 15, 2000


ASSETS
     Cash                                                 $ 100
                                                          -----

         Total assets                                     $ 100
                                                          -----

PARTNERS' CAPITAL
     Partners' capital                                    $ 100
                                                          -----

         Total partners' capital                          $ 100
                                                          -----



        The accompanying note is an integral part of this balance sheet.



                                     F3 - 2

                      MEWBOURNE ENERGY PARTNERS 00-A, L.P.

                              NOTE TO BALANCE SHEET


1.     ORGANIZATION

       Mewbourne Energy Partners 00-A, L.P. (the "Partnership") was formed on February 15, 2000. The Partnership was organized to offer partnership interests and to participate in a program consisting of the acquisition, drilling and development of oil and gas prospects. The offering of limited and general partner interest has not begun; as such, the Partnership's operations have not commenced. Mewbourne Development Corporation ("MDC") serves as managing partner.



                                     F3 - 3

                                    EXHIBIT C




                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                    MEWBOURNE ENERGY 99-00 DRILLING PROGRAMS

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                        SPECIAL SUBSCRIPTION INSTRUCTIONS

                    Mewbourne Energy 99-00 Drilling Programs


     Checks for Interests should he made payable to "Bank of America of Texas, Escrow Agent for Mewbourne" and should be given to the subscriber's broker for submission to the Escrow Agent. The minimum subscription is $10,000 (ten Interests); additional purchases above such minimum may be made in increments of $1,000 (one Interest). In the event that a subscriber purchases Interests in a particular Partnership on more than one occasion during an offering period, the minimum purchase on each occasion is five Interests. THE FOLLOWING SPECIAL SUBSCRIPTION INSTRUCTIONS ARE IN ADDITION TO THE INSTRUCTIONS SET FORTH IN THE SUBSCRIPTION AGREEMENT ATTACHED AS EXHIBIT D TO THE PROSPECTUS.

TRANSFER OF INTERESTS:

     o If a resident of MISSOURI, I am aware that the Commissioner of Securities of Missouri classifies the securities (the Interests) as being ineligible for any transactional exemption under the Missouri Uniform Securities Act (Section 409.402(b), RsMo. 1969). Therefore, unless the securities are again registered under such Act, the offer for sale or resale thereof in the State of Missouri may be subject to the sanctions of the Act.

SUBSCRIBERS OF INTERESTS:

     o If a resident of MICHIGAN, in addition to the requirement set forth below, I hereby represent that the investment in the Partnerships does not exceed ten percent of my individual or joint net worth (exclusive of home, home furnishings and automobiles).

     o If a resident of NEW HAMPSHIRE, I hereby represent that I have (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings, and automobiles), or (b) an individual net worth of at least $125,000 (exclusive of home, home furnishings, and automobiles) and $50,000 of taxable income.

     o If a resident of TENNESSEE, I hereby represent that I have (a) an individual net worth of at least $250,000 (exclusive of home, home furnishings and automobiles) and had during the last tax year and estimate that I will have during the current tax year, a gross income of at least $65,000, or (b) a net worth of at least $500,000 (exclusive of home, home furnishings and automobiles).

SUBSCRIBERS OF LIMITED PARTNER INTERESTS:

     o If a resident of ARIZONA and investing as a Limited Partner of the Partnership, I have either: (a) a net worth of at least $225,000 (exclusive of home, furnishings and automobiles) or (b) have a net worth of at least $75,000 and an annual gross income of at least $75,000 (exclusive of home, furnishings and automobiles). I hereby represent that the investment in the Partnerships does not represent more than ten percent of my net worth, less the value of my other investments in limited partnership interests.

SUBSCRIBERS OF GENERAL PARTNER INTERESTS:

     o If a resident of ALABAMA, ARIZONA, IOWA, KANSAS, MAINE, MASSACHUSETTS, MISSISSIPPI, MISSOURI, NEW MEXICO, NORTH CAROLINA, OHIO, OREGON, PENNSYLVANIA, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE, TEXAS, UTAH, VIRGINIA, WASHINGTON or WEST VIRGINIA, and investing as a General Partner of the Partnership, I have either (a) a minimum net worth of $225,000 without regard to the investment in a Partnership (exclusive of home, home furnishings and automobiles) and as to the residents of Alabama, Maine, Massachusetts, North Carolina, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, Washington and West Virginia a minimum annual gross income of $100,000 for the current year and for the two previous years and as to residents of Arizona, Iowa, Kansas, Michigan, Mississippi, Missouri, Ohio, Oregon and South Dakota income of $60,000 or more for the previous year and the expectation of an annual taxable income of $60,000 or more for the current year and for the next succeeding year); or (b) a minimum net worth in excess of $1,000,000, inclusive of home, home furnishings and automobiles; or (c) a minimum net worth of $500,000 (exclusive of home, home furnishings and automobiles) or (d) a minimum annual gross income of $200,000 in the current year and the two previous years.

                        ATTENTION PENNSYLVANIA RESIDENTS

     o Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the Partnership's ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

                         ATTENTION CALIFORNIA INVESTORS

     o Subscriptions for Limited Partner Interests: If a resident of CALIFORNIA and subscribing for Limited Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year or estimates that he/she will have during the current tax year, a gross annual income of $65,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles).

     o Subscriptions for General Partner Interests: If a resident of CALIFORNIA and subscribing for General Partner Interests, I have either (a) a net worth of at least $250,000 or more (exclusive of home, home furnishings and automobiles) and had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $120,000 or more, or (b) a net worth of $500,000 or more (exclusive of home, home furnishings and automobiles), or (c) a net worth of $1,000,000 or more (inclusive of home, home furnishings and automobiles), or (d) had during the last tax year, or estimates that he/she will have during the current tax year, a gross annual income of $200,000 or more.

     o As a condition of qualification of the Interests for sale in the State of CALIFORNIA, each California subscriber, through the execution of the Subscription Agreement, acknowledges his/her understanding that the California Department of Corporations has adopted certain regulations and guidelines which apply to oil and gas interests to the public in the State of California and that the offering may not comply with all of the rules set forth in Title 10 of the California Administrative Code, including rules pertaining to compensation, democracy rights and reports. Even in light of such non-compliance, I affirmatively state that I still want to invest in the Partnership.

     o Assignability or transfer of Interests must be limited so that no assignee or assignor, transferee or transferor may hold less than $5,000 in Interests.

     o A RESIDENT OF CALIFORNIA SHOULD BE AWARE THAT IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES. CERTIFICATES REPRESENTING INTERESTS IN THE MEWBOURNE DEVELOPMENT 99-00 DRILLING PROGRAM WILL BEAR A LEGEND STATING THIS RESTRICTION ON TRANSFER.

     As a condition of qualification of the Interests for sale in the State of California, the following rule is hereby delivered to each California purchase.

     California Administrative Code, Title 10, CH. 3. Rule 260.141.11. Restriction on transfer. (a) The issuer of any security upon which a restriction on transfer has been imposed pursuant to Sections 260.102.6, 260.141.10, and
260.534 shall cause a copy of this section to be delivered to each issuee or transferee of such security at the time the certificate evidencing the security is delivered to the issuee or transferee.

     (b) It is unlawful for the holder of any such security to consummate a sale or transfer of such security, or any interest therein, without the prior written consent of the Commissioner (until this condition is removed pursuant to Section
260.141.12 of these rules), except:

          (1) to the issuer;

          (2) pursuant to the order or process of any court;

          (3) to any person described in subdivision (i) of Section 25102 of the Code or Section 260.105.14 of these rules;

          (4) to the transferor's ancestors, descendants or spouse, or any custodian or trustee for the account of the transferor or the transferor's ancestors, descendants, or spouse; or to a transferee by a trustee or custodian for the account of the transferee or the transferee's ancestors, descendants or spouse;

          (5) to the holders of securities of the same class of the same issuer;

          (6) by way of gift or donation inter vivos or on death;

          (7) by or through a broker-dealer licensed under the Code (either acting as such or as a finder) to a resident of a foreign state, territory or country who is neither domiciled in this state to the knowledge of the broker-dealer, nor actually present in this state if the sale of such securities is not in violation of any securities law of the foreign state, territory or country concerned;

          (8) to a broker-dealer licensed under the Code in a principal transaction, or as an underwriter or member of an underwriting syndicate or selling group;

          (9) if the interest sold or transferred is a pledge or other lien given by the purchaser to the seller upon a sale of the security for which the Commissioner's written consent is obtained or under this rule not required;

          (10) by way of a sale qualified under Section 25111, 25112, 25113 or 25121 of the Code, of the securities to be transferred, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (11) by a corporation to a wholly-owned subsidiary of such corporation, or by a wholly-owned subsidiary of a corporation to such corporation;

          (12) by way of an exchange qualified under Section 25111,25112 or 25113 of the Code, provided that no order under Section 25140 or subdivision (a) of Section 25143 is in effect with respect to such qualification;

          (13) between residents of foreign states, territories or countries who are neither domiciled nor actually present in this state;

          (14) to the State Controller pursuant to the Unclaimed Property Law or to the administrator of the unclaimed property law of another state;

          (15) by the State Controller pursuant to the Unclaimed Property Law or by the administrator of the unclaimed property law of another state if, in either such case, such person (i) discloses to potential purchasers at the sale that transfer of the securities is restricted under this rule, (ii) delivers to each purchaser a copy of this rule, and (iii) advises the Commissioner of the name of each purchaser;

          (16) by a trustee to a successor trustee when such transfer does not involve a change in the beneficial ownership of the securities; or

          (17) by way of an offer and sale of outstanding securities in an issuer transaction that is subject to the qualification requirement of
     Section 25110 of the Code but exempt from that qualification requirement by subdivision (f) of Section 25102;

provided that any such transfer is on the condition that any certificate evidencing the security issued to such transferee shall contain the legend required by this section.

         (c) The certificates representing all such securities subject to such a restriction on transfer, whether upon initial issuance or upon any transfer thereof, shall bear on their face a legend, prominently stamped or printed thereon in capital letters of not less than 10-point size, reading as follows:

          "IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR ANY INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES."

                                    EXHIBIT D




                             SUBSCRIPTION AGREEMENT

                    MEWBOURNE ENERGY 99-00 DRILLING PROGRAMS

                             SUBSCRIPTION AGREEMENT
                    Mewbourne Energy 99-00 Drilling Programs

         The undersigned hereby subscribes for, and if accepted by Mewbourne Development Corporation (the "Managing Partner"), in its capacity as managing general partner of the limited partnership indicated below (the "Partnership"), agrees to purchase that certain dollar amount indicated below of Interests at $1,000 per Interest. Enclosed please find my check in the amount of $______ made payable to "Bank of America of Texas, Escrow Agent for Mewbourne." Defined terms used and not defined herein shall have the meaning assigned to such terms in the Agreement of Partnership for the Partnership, dated , 2000 (the "Agreement of Partnership"). With respect to this purchase, being aware that a broker may sell to me only if I qualify according to the express standards stated herein in the Special Subscription Instructions attached as Exhibit C to the Prospectus and in the Prospectus, I hereby:

INITIAL
-------
                           (a) Acknowledge that I have received a copy of the
-----             Prospectus for the Partnership.

                           (b) Represent that I have either (a) a minimum annual
-----             gross income of $60,000 and a minimum net worth of $60,000
                  (exclusive of home, home furnishings and automobiles; or (b) a minimum net worth of $225,000 (exclusive of home, home furnishings and automobiles).

                           (c) If a resident of ALABAMA, ARIZONA, CALIFORNIA,
-----             IOWA, KANSAS, MAINE, MASSACHUSETTS, MICHIGAN, MISSISSIPPI,
                  MISSOURI, NEW HAMPSHIRE, NEW MEXICO, NORTH CAROLINA, OHIO,
                  OREGON, PENNSYLVANIA, SOUTH CAROLINA, SOUTH DAKOTA, TENNESSEE,
                  TEXAS, UTAH, VIRGINIA, WASHINGTON OR WEST VIRGINIA, represent that I am aware of and satisfy the additional suitability and other requirements stated in Exhibit C to the Prospectus.

                           (d) Represent that I am an "Eligible Citizen" as
-----             defined in the Prospectus.

                           (e) Represent that (i) if an individual, I am over 21
----- years of age, (ii) if an association, all of the members are of such age, (iii) if a corporation, it is authorized and otherwise duly qualified to hold an interest in the Partnership and to hold Leases and interests therein and is (or at the request of the Managing Partner will promptly become) qualified to do business in each jurisdiction in which the business or activities of the Partnership necessitate such qualification, and (iv) if a fiduciary, I would qualify under clauses (i), (ii) or (iii) of this Section (f) and is acting for a person who would so qualify or for a person who would so qualify except that such person is under 21 years of age.

                           (f) Except as set forth in (g) below, represent that
----- I am purchasing Interests for my own account and will be sole party in interest with respect to the acquired Interests and will have all legal, beneficial and equitable rights in such Interests.

                           (g) If a fiduciary, represent that (i) I am
----- purchasing for a person or entity having the appropriate income and/or net worth and is an "Eligible Citizen" as specified in (b) through (f) above, (ii) if I am the donor of the funds for investment in the Partnership, I have the appropriate income and/or net worth specified in this Subscription Agreement, and (iv) if either the beneficiary of the fiduciary account is, or I am, a resident of NORTH
                  CAROLINA, the suitability standards set forth in this Subscription Agreement are met by me or the fiduciary account or by the donor who directly or indirectly supplies the funds for the investment in the Interests.

                           (h) Certify that the number shown as my Social
----- Security or Taxpayer Identification Number on the signature page is correct and that I am not subject to backup withholding under the Code.

                           (i) Represent that I have the right, power and
----- authority to enter into this Subscription Agreement, the Agreement of Partnership, to become an Investor Partner and to perform my obligations thereunder.

                           (j) Agree that my completion and execution of this
----- Subscription Agreement also constitutes my execution of the Agreement of Partnership and the Certificate of Limited
                  Partnership of the Partnership, and if this Subscription is accepted by the Managing Partner in its sole discretion, I will become a Limited Partner or General Partner in the Partnership and will be bound by the terms and provisions of the Agreement of Partnership of the Partnership.

-----                      (k) Agree that the Managing Partner in its sole and
                  absolute discretion shall have the right not to form the
                  Partnership and to terminate the offering of Interests therein at any time and to reject this subscription.

                           (l) Make the Power of Attorney set forth in Section
-----             10.2 of the Agreement of Partnership of the Partnership.

                           (m) Unless it is indicated on the next page that I am
----- a foreign person or foreign entity, (i) certify that, if the subscriber is an individual, the subscriber is not a nonresident alien for the purposes of United States federal income taxation or, if the subscriber is a corporation, partnership, trust, or estate, the subscriber is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and regulations promulgated thereunder), (ii) declare under penalties of perjury that the foregoing certification and the name, identifying number, home address (in the case of an individual) or office address (in the case of an entity), and place of incorporation (in the case of a corporation) of the subscriber is to the best of my knowledge and belief true, correct, and complete, and (iii) agree to inform the Managing
                  Partner if the subscriber becomes a nonresident alien or a foreign person at any time during the three year period immediately following the date of this Subscription Agreement.

                           (n) Agree not to file the statement described in
----- Section 6224(c)(3)(B) of the Internal Revenue Code prohibiting the Managing Partner, as the tax matters partner for the Partnership, from entering into a settlement on his behalf with respect to partnership items (as such term is defined in Code Section 6231(a)(3)) of the Partnership.

                           (o) Agree that the Managing Partner is authorized to
----- file a copy of this Subscription Agreement (or pertinent portions hereof) with the Internal Revenue Service pursuant to
                  Section 6224(b) of the Code if necessary to perfect my waiver of rights under this Subscription Agreement.

                           (p) Agree that the foregoing representations,
----- warranties and agreements shall remain true and accurate during the term of the Partnership, and I will neither take action nor permit action to be taken which would cause any of them to become untrue or inaccurate. In the event that I become aware that any such representation, warranty or agreement has become untrue or inaccurate at any time, I shall immediately notify the Managing Partner and provide the Managing Partner with such other information and statements and grant to the Managing Partner such power of attorney as the Managing Partner may request.

                           (q) Acknowledge that it is anticipated that there
----- will not be any market for resale of the Interests subscribed hereby and that assignment of such Interests is subject to certain restrictions described in "Summary of Partnership
                  Agreement and Program Agreement -- Assignability of Interests" in the Prospectus; accordingly, the investment subscribed to hereby is not liquid.


         THE UNDERSIGNED MUST INITIAL EACH OF THE ABOVE REPRESENTATIONS IN THE SPACE PROVIDED.

         NOTHING HEREIN SHALL BE DEEMED A WAIVER OF ANY RIGHTS OF ACTION WHICH I MAY HAVE UNDER ANY APPLICABLE FEDERAL OR STATE SECURITIES LAW.

                  (1) The purchase of Interests as a General Partner involves a risk of unlimited liability to the extent that the Partnership's liabilities exceed its insurance proceeds, the Partnership's assets, and indemnification by the Managing Partner, as described in "Risk Factors" in the Prospectus.

                  (2) The NASD requires the Soliciting Dealer or registered representative to inform potential investors of all pertinent facts relating to the liquidity and marketability of the Interests, including the following: (i) the risks involved in the offering, including the speculative nature of the investment and the speculative nature of drilling for oil and gas; (ii) the financial hazards involved in the offering, including the risk of losing my entire investment; (iii) the lack of liquidity of this investment; (iv) the restrictions of transferability of the Interests; and (v) the tax consequences of the investment.

         Subscriptions shall be accepted or rejected by the Managing Partner within 30 days of their receipt; if rejected, all funds shall be returned to the subscriber immediately. Any amendment to this Subscription Agreement shall be made only upon execution of a written consent by me, the Managing Partner, and the Partnership. This Subscription Agreement shall be governed and enforced in accordance with the laws of the State of Texas. The representations, warranties, and covenants contained herein will inure to the benefit of, and be binding upon me, the Managing Partner, the Partnership, and my and their respective successors, heirs, representatives, and assigns.

                         SEND SUBSCRIPTION AND CHECK TO:

                  BANK OF AMERICA OF TEXAS, N.A., ESCROW AGENT
                                3301 GOLDEN ROAD
                               TYLER, TEXAS 75701
                                 (903) 510-5041

                         TO BE COMPLETED BY APPLICANT(S)

         The undersigned subscribes to the Partnership indicated below in the amount indicated below. The minimum subscription per Partnership is $10,000 (ten Interests), with additional amounts available in $1,000 increments (one Interest).

SUBSCRIPTION: $______________           PARTNERSHIP: Mewbourne Energy Partners ____-A, L.P.

Type of Interests Purchased    [ ] General Partner Interes          IF NO SELECTION IS MADE, THE PARTNERSHIP CANNOT ACCEPT YOUR
                                                                    SUBSCRIPTION AND WILL HAVE TO RETURN THIS SUBSCRIPTION
                               [ ] Limited Partner Interes          AGREEMENT AND YOUR MONEY TO YOU.


Check one:
    Individual                          Employee Benefit Plan as defined in Sect               Keogh Plan (HR-10)
---                                 --- 3(3) of ERISA                                      ---
    Community Property                                                                         IRA, IRA Rollover or SEP
---                                 ---                                                    ---
    Tenants in Common                   Tax/Partnership                                        Other Qualified Plan
---                                 ---                                                    ---
    Joint tenants with right of         Corporation ______________________                     Tax-exempt under 501(c)(3)
--- survivorship                    ---            (Place of Incorporation)                ---
                                        Foreign person or entity                               Other (_____________) please specify
                                    ---                                                    ---


-----------------------------------------------------------------------------------------------------------------------------------
Print Name(s) in which Interests should be registered

-----------------------------------------------------------------------------------------------------------------------------------
Print Name(s) in which Interests should be registered

-----------------------------------------------------------------------------------------------------------------------------------
Mailing Address

----------------------------------------------------------                      -----------                   -----------
City                                                                            State                  Investor's State of Residence

------------------------      ------------------------                ------------------------------
Zip Code                            SS#/Tax ID#                                 Phone No.

------------------------------------------------
Account Number (if applicable)

CUSTODIAN OR CHECKS PAYABLE TO OTHERS (OPTIONAL)
Checks will be payable to the registration name and address shown above, unless otherwise specified below.

-----------------------------------------------------------------------------------------------------------------------------------
Person/Entity

-----------------------------------------------------------------------------------------------------------------------------------
For the Benefit of

-----------------------------------------------------------------------------------------------------------------------------------
Acct. No.

-----------------------------------------------------------------------------------------------------------------------------------
Mailing Address for Distribution Checks

-----------------------------------------------        -----------     -----------          ---------------------------------------
City                                                      State          Zip Code         Tax ID #


                         SIGNATURE AND POWER OF ATTORNEY

         I hereby appoint Mewbourne Development Corporation, with full power of substitution, my true and lawful attorney to execute, file, swear to and record any Certificate(s) of Limited Partnership or amendments thereto (including but not limited to any amendments filed for the purpose of the admission of any substituted Partners) or cancellation thereof, including any other instruments which may be required by law in any jurisdiction to permit qualification of the Partnership as a limited partnership or for any other purpose necessary to implement the Agreement of Partnership, and as more fully described in Article X of the Agreement of Partnership.

         I AM AWARE OF, AGREE AND SATISFY THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS IN THIS SUBSCRIPTION AGREEMENT AND IN THE SPECIAL SUBSCRIPTION INSTRUCTIONS ATTACHED AS EXHIBIT C TO THE PROSPECTUS.



--------------------------------------    -------------------------------------
      Signature of Applicant or              Signature of Joint Applicant or
      Authorized Representative*                Authorized Representative*

Date:                                     Date:
     ---------------------------------         --------------------------------

* An "Authorized Representative" may not execute this subscription agreement for individual investors residing in the following jurisdictions: MICHIGAN, NORTH CAROLINA, OHIO, PENNSYLVANIA, AND TENNESSEE.

SUBSCRIBERS ARE URGED TO CAREFULLY READ THE REPRESENTATIONS, AGREEMENTS AND SUITABILITY REQUIREMENTS SET FORTH HEREIN AND IN EXHIBIT D TO THE PROSPECTUS BEFORE EXECUTING THIS AGREEMENT.

A SUBSCRIBER MUST INITIAL IN THE SPACE PROVIDED EACH OF THE REPRESENTATIONS MADE BY THE SUBSCRIBER HEREIN.

                         FOR SOLICITING DEALER USE ONLY

-----------------------------------------------------------------------------------------------------------------------------------
Firm

----------------------------------------------------          ---------------------------------------------------------------------
Branch Office Address                                         Phone No.

---------------------------------------              --------          -------------------
City                                                 State             Zip Code

------------------------------------------------------------
Representative's Number

------------------------------------------------------------
Signature of Registered Representative

----------------------------------------------------          ---------------------------------------------------------------------
Print Name of Registered Representative                       Authorized Signature for Branch Manager+

+By signing on this line I hereby represent that I have discharged my affirmative obligations under Sections 3 and 4 of Rule 2810 of the NASD Rules of Fair Practice and that I have reasonable grounds to believe, on the basis of information obtained from the applicant concerning his/her investment objectives, other investments, financial situation and needs, and any other information known by the member, that: (i) the applicant is or will be in a financial position appropriate to enable him to realize to a significant extent the benefits described in the Prospectus, including the tax benefits; (ii) the applicant has a fair market net worth sufficient to sustain the risks inherent in the Limited Partnership, including loss of the investment and lack of liquidity; (iii) an investment in the Partnership is otherwise suitable for the applicant; and (iv) the applicant, along with one or more representatives, advisors or agents has the knowledge and experience in financial matters to be capable of evaluating the merits and risks of the offering. If this purchase is being executed in a discretionary account, the member has received prior written approval of the purchase by the customer. The member has informed the applicant of all pertinent facts relating to the liquidity and marketability of the Interests in the Partnership during the term of the investment, of the risks of unlimited liability regarding an investment as a General Partner, and of the passive loss limitations for tax purposes of an investment as a Limited Partner.


                               FOR MEWBOURNE DEVELOPMENT CORPORATION USE ONLY


                                        MEWBOURNE DEVELOPMENT CORPORATION
                                        Managing General Partner



                  ACCEPTED:             By:
                                           ----------------------------------
                                        Title:
                                              -------------------------------

                                        Date:
                                             --------------------------------

================================================================================

         NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                                   ----------

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

SUMMARY OF OFFERING.........................................................1
RISK FACTORS................................................................4
APPLICATION OF PROCEEDS....................................................15
PARTICIPATION IN COSTS AND REVENUES........................................18
COMPENSATION AND REIMBURSEMENT.............................................20
ESTIMATED DRILLING PROGRAM EXPENSES........................................22
DEFINITIONS................................................................23
TERMS OF THE OFFERING......................................................26
ADDITIONAL FINANCING.......................................................34
PLAN OF DISTRIBUTION.......................................................35
INVESTMENT OBJECTIVES......................................................36
PROPOSED ACTIVITIES........................................................36
MANAGEMENT.................................................................47
OWNERSHIP STRUCTURE OF MEWBOURNE COMPANIES.................................48
CONFLICTS OF INTEREST......................................................53
PRIOR ACTIVITIES...........................................................59
TAX ASPECTS................................................................72
COMPETITION, MARKETS AND REGULATION........................................91
LIABILITY OF GENERAL AND LIMITED PARTNERS..................................93
SUMMARY OF PARTNERSHIP AGREEMENT AND DRILLING PROGRAM AGREEMENT............95
LEGAL OPINIONS............................................................105
EXPERTS  .................................................................105
WHERE YOU CAN FIND MORE INFORMATION.......................................105
INDEX TO FINANCIAL STATEMENTS.............................................106

Exhibit A:    Form of Agreement of Partnership
Exhibit B:    Form of Drilling Program Agreement
Exhibit C:    Form of Special Subscription Instructions
Exhibit D:    Form of Subscription Agreement

     UNTIL 90 DAYS AFTER THE DATE OF THIS PROSPECTUS, AS AMENDED OR SUPPLEMENTED, ALL DEALERS EFFECTING TRANSACTIONS IN THESE SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

================================================================================


================================================================================







                                    MEWBOURNE
                                  ENERGY 99-00
                                DRILLING PROGRAMS
                    (PER PARTNERSHIP MINIMUM OFFERING AMOUNT)


                         1,000 LIMITED PARTNER INTERESTS
                             AT $1,000 PER INTEREST
                               MINIMUM PURCHASE OF
                         FIVE LIMITED PARTNER INTERESTS


                         1,000 GENERAL PARTNER INTERESTS
                             AT $1,000 PER INTEREST
                               MINIMUM PURCHASE OF
                         FIVE GENERAL PARTNER INTERESTS




                               ------------------

                                   PROSPECTUS

                               ------------------





                               ____________, 2000




================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

     All capitalized terms used and not defined in Part II of this Registration Statement shall have the meanings assigned to them in the prospectus which forms a part of this Registration Statement or the exhibits thereto.

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     Set forth below is an itemization of the estimated costs which will be incurred in connection with the sale of the securities registered hereby if 4,000 Limited Partner Interests and 16,000 General Partner Interests are sold.

     Costs of Offering:
     Securities Act of 1933 Registration Fee ...................................   $  5,560
     National Association of Securities Dealers, Inc. Filing Fee ...............      2,500
     Blue Sky Qualification Fees and Expenses ..................................     26,000*
     Printing ..................................................................     75,000*
     Legal Fees and Expenses ...................................................    200,000*
     Accounting Fees and Expenses ..............................................     10,000*
     Expenses of Mewbourne Development Corporation Incurred in Connection
      With the Distribution ....................................................    100,000*
     Miscellaneous .............................................................     50,000*
     Total .....................................................................   $469,060
                                                                                   ========
*    Estimated

------------


ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 5.4 of the partnership agreement provide that neither Mewbourne Development Corporation nor any of its affiliate shall have any liability to a partnership or to any partner thereof for any loss suffered by the partnership that arises out of any action or inaction performed or omitted by Mewbourne Development Corporation or such affiliate, unless the managing partner in good faith has determined that such course of conduct or omission was not intended to further the best interest of the partnership or that such course of conduct constituted negligence or misconduct on the part of Mewbourne Development Corporation or such affiliate. Section 6(f) of the drilling program agreements provides parallel protection from liability to Mewbourne Oil Company, in its individual capacity as the program manager, and affiliates of the program manager.

     Section 5.5 of the partnership agreements and Section 6(f) of the drilling program agreements provides, subject to various conditions, for indemnification of Mewbourne Development Corporation and its affiliates, and each permit, subject to certain conditions, for insurance to be purchased and maintained on behalf of Mewbourne Development Corporation and its affiliates against any liabilities asserted against or expenses incurred by Mewbourne Development Corporation and its affiliates in connection with activities of a partnership or drilling program, as the case may be.

     Section 17-108 of the Delaware Act provides that a Delaware limited partnership may indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

     Section 9 of the soliciting dealer agreements provide that the partnerships and Mewbourne Development Corporation have agreed to indemnify the soliciting dealers against certain liabilities, including certain liabilities under the Securities Act of 1933. In addition, Mewbourne Development Corporation may enter into similar agreements with certain soliciting dealers on behalf of the partnerships under which Mewbourne Development Corporation and the partnerships will indemnify those soliciting dealers against certain liabilities, including certain liabilities under the Securities Act of 1933.

     As permitted by Section 102(b)(7) of the Delaware General Corporation Law,
Article 10 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's Certification of Incorporation contains a limitation of liability provision under which a director will not be personally liable to Mewbourne Development Corporation, Mewbourne Oil Company or their respective stockholders for monetary damages resulting from breaches of his fiduciary duty of care as a director, subject to certain limitations.

     Article 7, Section 7 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's By- laws provides that Mewbourne Development Corporation or Mewbourne Oil Company, as the case may be, shall indemnify its officer or director to the fullest extent permitted under the Delaware General Corporation Law. Section 145 thereof permits indemnification of an officer or director upon a determination that such officer or director has met the applicable standard of conduct. Under Section 145, such officer or director is required to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Mewbourne Development Corporation and, with respect to any criminal action, without reasonable cause to believe his conduct was unlawful.
Section 145 does not authorize indemnification, in actions brought by or in the right of a corporation, against judgments, fines or amounts paid in settlement, nor does it provide for indemnification of expenses incurred in the defense or settlement of claims as to which a director or officer is adjudged to be liable to Mewbourne Development Corporation or Mewbourne Oil Company, as the case may be, unless specifically authorized by the Delaware Court of Chancery or the court in which such action is brought.

     The above discussion of the provisions of Section 5.5 of the Partnership Agreement, Section 6(f) of the drilling program agreement, Section 17-108 of the Delaware Act, Sections 102(b)(7) and 145 of the Delaware General Corporation Law, Article 10 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's Certificate of Incorporation, Article 7, Section 7 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's By-laws, and the soliciting dealer agreements is not intended to be exhaustive and is respectively qualified in its entirety by the applicable provisions of the partnership agreements and drilling program agreements, the forms of which are included as Exhibits A and B to the Prospectus forming a part of this Registration Statement and are hereby incorporated herein by reference, the Delaware Act and the Delaware General Corporation Law, Article 10 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's Certificate of Incorporation , which are included as Exhibits 3.3 and 3.5, respectively, to this Registration Statement and hereby incorporated herein by reference, Article 7, Section 7 of each of Mewbourne Development Corporation's and Mewbourne Oil Company's By- laws, which are included as Exhibits 3.4 and 3.6, respectively, to this Registration Statement and hereby are incorporated herein by reference, and by the soliciting dealer agreements, the form of which is set forth as Exhibit
1.1 to the Registration Statement and is hereby incorporated herein by reference.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

     In connection with the formation of a partnership, the organizational partner of such partnership will contribute $100 to the partnership's capital. Upon the initial admission of general and limited partners to that partnership, the subscription of the organizational partner in the partnership will be terminated and the $100 contribution will be returned to him. The partnerships have not otherwise sold or issued within the past three years any securities which were not registered under the Securities Act of 1933.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


EXHIBIT
NUMBER                             EXHIBIT
-------                            -------
   1.1   --    Form of Soliciting Dealer Agreement to be entered into between
               Mewbourne Development Corporation and the Soliciting Dealers.+

   1.2   --    Form of Dealer Manager Agreement.+

   3.1   --    Certificate of Limited Partnership of Mewbourne Energy Partners
               99-A, L.P.+

   3.2   --    Form of Amendment to Certificate of Limited Partnership of
               Mewbourne Energy Partners 99-A, L.P.+

   3.3   --    Certificate of Incorporation of Mewbourne Development
               Corporation.+

   3.4   --    Bylaws of Mewbourne Development Corporation.+

   3.5   --    Certificate of Incorporation of Mewbourne Oil Company.+

   3.6   --    Bylaws of Mewbourne Oil Company.+

   3.7   --    Form of Amendment to Certificate of Limited Partnership of
               Mewbourne Energy Partners 00-A, L.P.+

   4.1   --    Form of Agreement of Partnership of Mewbourne Energy Partners
               99-A, L.P.+

   4.2   --    Form of Subscription Agreement (filed as Exhibit D to the
               Prospectus forming a part of this Registration Statement).*

   4.3   --    Form of Special Subscription Instructions (filed as Exhibit C to the Prospectus forming a part of this Registration Statement).*

   4.4   --    Form of Certificate of Limited Partner Interest.+

   4.5   --    Form of Certificate of General Partner Interest.+

   4.6   --    Form of Agreement of Partnership of Mewbourne Energy Partners
               00-A, L.P. (filed as Exhibit A to the Prospectus forming a part of this Registration Statement).+

   5.1   --    Opinion of Vinson & Elkins L.L.P., as to the legality of the securities registered hereby.+

   8.1   --    Opinion of Vinson & Elkins L.L.P., as to certain tax matters arising in connection with the securities registered hereby.+

  10.1   --    Form of Drilling Program Agreement among Mewbourne Development
               Corporation, Mewbourne Oil Company and Mewbourne Energy Partners
               99-A, L.P.+

  10.2   --    Form of Escrow Agreement between Mewbourne Development
               Corporation and Bank of America Texas, N.A.+

  10.3   --    Form of Operating Agreement between Mewbourne Energy Partners -A,
               L.P., Mewbourne Development Corporation and Mewbourne Oil
               Company.+

EXHIBIT
NUMBER                             EXHIBIT
-------                            -------
  10.4   --    Form of Drilling Program Agreement among Mewbourne Development
               Corporation, Mewbourne Oil Company and Mewbourne Energy Partners
               00-A, L.P. (filed as Exhibit B to the Prospectus forming part A of this Registration Statement).+

  23.1   --    Consent dated July 28, 1999 of PricewaterhouseCoopers LLP, independent accountants.+

  23.2   --    Consent of Vinson & Elkins L.L.P. (included as part of Exhibits
               23.4).+

  23.3   --    Consent dated July 28, 1999 of Forrest A. Garb & Associates,
               Inc., independent engineers.+

  23.4   --    Consent of Vinson & Elkins L.L.P. +

  23.5   --    Consent dated March 8, 2000 of PricewaterhouseCoopers LLP, independent accountants.+

  23.6   --    Consent dated March 6, 2000 of Garb Grubbs Harris & Associates,
               Inc., independent engineers.+

  23.7   --    Consent of Vinson & Elkins L.L.P. dated March 8, 2000.+

  23.8   --    Consent dated April 20, 2000 of PricewaterhouseCoopers LLP, independent accountants.*

  23.9   --    Consent dated April 19, 2000 of Garb Grubbs Harris & Associates,
               Inc., independent engineers.*

  23.10  --    Consent of Vinson & Elkins L.L.P. dated April 19, 2000.*

  24.1   --    Power of Attorney (included on the signature page to the
               Registration Statement).*

  27.1   --    Financial Data Schedule.+

----------------
+Previously filed
*Filed herewith

ITEM 17. UNDERTAKINGS

     The undersigned Registrant hereby undertakes as follows:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that subparagraphs
(1)(i) and (1)(ii) above do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) that all post-effective amendments will comply with the applicable forms, rules and regulations of the Securities and Exchange Commission in effect at the time such post-effective amendments are filed.

     (4) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (5) to not identify to any third party any prospects that will be, or are likely to be, purchased by a partnership with the proceeds from the sale of the securities offered hereby or are representative of prospects which may be purchased by the partnership with the proceeds from the sale of the securities offered hereby, whether such third party is a soliciting dealer or other party involved in making or directing investment decisions regarding the purchase of the securities offered hereby, except to the extent such prospects have been identified in the prospectus or an amendment thereto.

     To the extent a review of prospects or lease inventory is permitted to third parties:

          (a) it will be incidental to a soliciting dealer's due diligence examination;

          (b) no reference to any specific prospect, unless such prospect is described in the prospectus or an amendment to the prospectus, will appear in any analysis or report on the securities offered hereby prepared by such third party; and

          (c) any third party, prior to receiving permission to examine prospects, will agree to the above conditions, and the Registrant will file a copy of such agreement(s) as an exhibit to the Registration Statement.

     No prospective investors or their representative will be permitted to examine any prospects or inventory or data related thereto that are not described or set forth in the prospectus or an amendment to the prospectus.

     (6) to provide to the partners of a partnership the financial statements required by Form 10-K for the first full fiscal year of operations of the partnership.

     (7) to send to each purchaser of the securities offered hereby, on at least an annual basis, a detailed statement of any transactions by the Partnership to which that purchaser has been admitted as a partner with the Managing Partner or its affiliates and fees, commissions, compensation, and other benefits paid or accrued to the Managing Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

     (8) to file a sticker supplement pursuant to Rule 424(c) under the Securities Act of 1933 during the distribution period for the partnerships describing each property not identified in the Prospectus at such time as there arises a reasonable probability that such property will be acquired by such Partnership and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to any existing general and limited partners of such partnership. Each sticker supplement should disclose all compensation and fees received by the Managing Partner and its affiliates in connection with any such acquisition. The post-effective amendment shall include audited financial statements meeting the requirements of Rule 3-05 of Regulation S-X only for properties acquired during such distribution period.

     (9) to file, after the end of the end of the distribution period, a current report on Form 8-K containing the financial statements and any additional information required by Rule 3-05 of Regulation S-X as such is required under

Item 7 of Form 8-K, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the limited partners at least once each quarter after the distribution period of the offering has ended.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Mewbourne Development Corporation pursuant to the foregoing provisions, or otherwise, Mewbourne Development Corporation has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Mewbourne Development Corporation of expenses incurred or paid by a director, officer or person controlling Mewbourne Development Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Mewbourne Development Corporation will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Tyler, State of Texas, on April 21, 2000.

                     MEWBOURNE ENERGY 99-00 DRILLING PROGRAMS, consisting of Mewbourne Energy Partners 99-A, L.P., a Delaware limited partnership and Mewbourne Energy Partners 00-A, L.P., a Delaware limited partnership

                     By: MEWBOURNE DEVELOPMENT CORPORATION,
                         Managing Partner



                         By: /s/ Curtis W. Mewbourne
                             ---------------------------------------------------
                             CURTIS W. MEWBOURNE,
                             President and Director


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints J. Roe Buckley as their attorney-in-fact to sign on their behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.


       Signature                             Title                                Date
       ---------                             -----                                ----
          *                        President and Director                     April 21, 2000
------------------------           (Principal Executive Officer)
CURTIS W. MEWBOURNE
          *                        Treasurer                                  April 21, 2000
------------------------           (Principal Financial and
J. ROE BUCKLEY                     Accounting Officer)

          *                        Director                                   April 21, 2000
------------------------
DOROTHY M. CUENOD

          *                        Director                                   April 21, 2000
------------------------
RUTH M. BUCKLEY
          *                        Director                                   April 21, 2000
------------------------
JULIE M. GREENE

*By:  /s/ J. Roe Buckley
    --------------------
     J. Roe Buckley
     Attorney-in-Fact

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER                             EXHIBIT
-------                            -------
   1.1   --    Form of Soliciting Dealer Agreement to be entered into between
               Mewbourne Development Corporation and the Soliciting Dealers.+

   1.2   --    Form of Dealer Manager Agreement.+

   3.1   --    Certificate of Limited Partnership of Mewbourne Energy Partners
               99-A, L.P.+

   3.2   --    Form of Amendment to Certificate of Limited Partnership of
               Mewbourne Energy Partners 99-A, L.P.+

   3.3   --    Certificate of Incorporation of Mewbourne Development
               Corporation.+

   3.4   --    Bylaws of Mewbourne Development Corporation.+

   3.5   --    Certificate of Incorporation of Mewbourne Oil Company.+

   3.6   --    Bylaws of Mewbourne Oil Company.+

   3.7   --    Form of Amendment to Certificate of Limited Partnership of
               Mewbourne Energy Partners 00-A, L.P.+

   4.1   --    Form of Agreement of Partnership of Mewbourne Energy Partners
               99-A, L.P.+

   4.2   --    Form of Subscription Agreement (filed as Exhibit D to the
               Prospectus forming a part of this Registration Statement).*

   4.3   --    Form of Special Subscription Instructions (filed as Exhibit C to the Prospectus forming a part of this Registration Statement).*

   4.4   --    Form of Certificate of Limited Partner Interest.+

   4.5   --    Form of Certificate of General Partner Interest.+

   4.6   --    Form of Agreement of Partnership of Mewbourne Energy Partners
               00-A, L.P. (filed as Exhibit A to the Prospectus forming a part of this Registration Statement).+

   5.1   --    Opinion of Vinson & Elkins L.L.P., as to the legality of the securities registered hereby.+

   8.1   --    Opinion of Vinson & Elkins L.L.P., as to certain tax matters arising in connection with the securities registered hereby.+

  10.1   --    Form of Drilling Program Agreement among Mewbourne Development
               Corporation, Mewbourne Oil Company and Mewbourne Energy Partners
               99-A, L.P.+

  10.2   --    Form of Escrow Agreement between Mewbourne Development
               Corporation and Bank of America Texas, N.A.+

  10.3   --    Form of Operating Agreement between Mewbourne Energy Partners -A,
               L.P., Mewbourne Development Corporation and Mewbourne Oil
               Company.+

EXHIBIT
NUMBER                             EXHIBIT
-------                            -------
  10.4   --    Form of Drilling Program Agreement among Mewbourne Development
               Corporation, Mewbourne Oil Company and Mewbourne Energy Partners
               00-A, L.P. (filed as Exhibit B to the Prospectus forming part A of this Registration Statement).+

  23.1   --    Consent dated July 28, 1999 of PricewaterhouseCoopers LLP, independent accountants.+

  23.2   --    Consent of Vinson & Elkins L.L.P. (included as part of Exhibits
               23.4).+

  23.3   --    Consent dated July 28, 1999 of Forrest A. Garb & Associates,
               Inc., independent engineers.+

  23.4   --    Consent of Vinson & Elkins L.L.P. +

  23.5   --    Consent dated March 8, 2000 of PricewaterhouseCoopers LLP, independent accountants.+

  23.6   --    Consent dated March 6, 2000 of Garb Grubbs Harris & Associates,
               Inc., independent engineers.+

  23.7   --    Consent of Vinson & Elkins L.L.P. dated March 8, 2000.+

  23.8   --    Consent dated April 20, 2000 of PricewaterhouseCoopers LLP, independent accountants.*

  23.9   --    Consent dated April 19, 2000 of Garb Grubbs Harris & Associates,
               Inc., independent engineers.*

  23.10  --    Consent of Vinson & Elkins L.L.P. dated April 19, 2000.*

  24.1   --    Power of Attorney (included on the signature page to the
               Registration Statement).*

  27.1   --    Financial Data Schedule.+

----------------
+Previously filed
*Filed herewith